Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-224495 and 333-224495-03

INDEX SUPPLEMENT NO. IS-11-01

(To the prospectus and prospectus supplement each dated May 14, 2018)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

Securities Linked to the Citi World ESG Index

This index supplement sets forth terms that will apply generally to securities that we may offer from time to time using this index supplement. The specific terms of a particular issuance of securities will be set forth in a pricing supplement that we will deliver in connection with that issuance. If the terms specified in any pricing supplement are inconsistent with the terms specified in this index supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control. We refer to all securities offered under this index supplement as the “securities.”

•	Underlying Index. The securities will be linked to the performance of the Citi World ESG Index (the “Index”). The Index is published by our affiliate Citigroup Global Markets Limited. You should carefully review the sections “Description of the Citi World ESG Index” and “Risk Factors Relating to the Securities” in this index supplement for more information about the Index and for a discussion of important risks relating to the Index.

•	Payment at Maturity. Unlike conventional debt securities, the securities do not provide for the repayment of a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the Index, as specified in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the Index will cause you to receive less than the stated principal amount at maturity.

•	Coupon. The securities will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate, which may be fixed or may vary depending on the performance of the Index or otherwise, and the coupon payment date(s) will be specified in the applicable pricing supplement.

•	Risk of Loss. Your payment at maturity may be significantly less than the stated principal amount of the securities and, unless the applicable pricing supplement provides otherwise, possibly zero.

•	Credit Risk. The securities are unsecured senior debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the securities is an unsecured obligation of Citigroup Inc. Accordingly, all payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payments that may be owed to you under the securities.

•	No Listing. The securities will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement. Accordingly, unless otherwise specified, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them until maturity. You are entitled to your payment at maturity only if you hold your securities at maturity. If you choose to and are able to sell your securities prior to maturity, you may receive significantly less than the stated principal amount.

•	Not Equivalent to Investing in the Index. Investing in the securities is not equivalent to investing directly in the Index. You will not be entitled to receive any dividends with respect to the stocks included in the Index.

•	Tax Consequences. For important information regarding certain tax consequences of investing in the securities, see “United States Federal Tax Considerations” beginning on page IS-54.

You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this index supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

Investing in the securities is subject to risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Securities” beginning on page IS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this index supplement, the accompanying prospectus supplement and prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities, and the guarantee of the securities by Citigroup Inc., are not deposits or savings accounts but are, respectively, unsecured debt obligations of Citigroup Global Markets Holdings Inc. and unsecured obligations of Citigroup Inc. The securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup

March 29, 2021

We are responsible for the information contained or incorporated by reference in this index supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this index supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement is accurate as of any date other than the date on the front of such document. We are not making an offer of these securities in any state where the offer is not permitted.

Table of Contents

Page

Index Supplement No. IS-11-01

About this Index Supplement	IS-4
Summary Description of the Index	IS-5
Summary Payment Terms	IS-6
Risk Factors Relating to the Securities	IS-7
Description of the Securities	IS-19
Description of the Citi World ESG Index	IS-24
Description of the Arabesque S-Ray ESG Score	IS-39
Description of the MSCI World Index	IS-51
United States Federal Tax Considerations	IS-55
Plan of Distribution; Conflicts of Interest	IS-62
Benefit Plan Investor Considerations	IS-64
Annex A Index Conditions (Framework)	IS-66
Annex B Selection Module	IS-113
Annex C Long/Short (Securities) Calculation Module	IS-137
Annex D Metrics	IS-197

Prospectus Supplement

Risk Factors	S-1
Important Currency Information	S-4
Forward-Looking Statements	S-5
Description of the Notes	S-6
United States Federal Tax Considerations	S-14
Plan of Distribution	S-25
Conflicts of Interest	S-26
Benefit Plan Investor Considerations	S-31
Legal Matters	S-33

Prospectus

Prospectus Summary	1
Forward-Looking Statements	6
Citigroup Inc.	6
Citigroup Global Markets Holdings Inc.	9
Use of Proceeds and Hedging	10
European Monetary Union	12
Description of Debt Securities	12
Currency Conversions and Foreign Exchange Risks Affecting
Debt Securities Denominated in a Foreign Currency	24
Plan of Distribution	26
Legal Matters	28
Experts	28

About this Index supplement

The pricing supplement for a particular issuance of securities will describe certain specific terms of those securities, but will not describe all of the terms of those securities or contain all of the other disclosures that you should consider before investing in those securities. The terms of the securities and other disclosures that are not contained in the applicable pricing supplement are set forth in this index supplement and, to the extent not set forth in this index supplement, in the accompanying prospectus supplement and prospectus. Accordingly, it is important that you read the applicable pricing supplement together with this index supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

You may find the prospectus and prospectus supplement each dated May 14, 2018 here:
https://www.sec.gov/Archives/edgar/data/200245/000119312518162183/d583728d424b2.htm

References in this index supplement, the applicable pricing supplement and the accompanying prospectus supplement and prospectus to “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Summary Description of the Index

The Citi World ESG Index (the “Index”) tracks the performance of 300 stocks selected on a monthly basis from the MSCI World Index based on the Arabesque S-Ray ESG Score (the “ESG Score”), which is intended to quantify a company’s performance on a range of environmental, social and governance (“ESG”) metrics. The Index selects stocks with the highest ESG Scores within each region and sector in the MSCI World Index and weights them in a manner designed to maximize their aggregate weighted ESG Scores, subject to constraints designed to limit the extent to which the regional-sector and regional composition of the Index differs from that of the MSCI World Index and to limit the concentration in any one stock. The Index is sponsored by our affiliate Citigroup Global Markets Limited. The Index launched on December 15, 2020 and, therefore, has a limited performance history.

The Index is designed to reflect the performance of a subset of companies from the MSCI World Index with favorable ESG characteristics, as measured by Arabesque’s ESG Score. It does not select companies based on their financial characteristics and is not designed to outperform the MSCI World Index. In fact, because the Index differs in important ways from the MSCI World Index, the Index could significantly underperform the MSCI World Index. The MSCI World Index is designed to measure the equity market performance of the large- and mid-cap segments of 23 developed market countries.

The ESG Score is calculated by Arabesque S-Ray GmbH (“Arabesque”), a provider of ESG metrics and data services. The ESG Score aggregates a company’s performance in 22 different ESG-related areas (referred to as “Features”) into a single score, where each Feature is weighted in a manner intended to reflect a measure of the financial materiality of that Feature to the sector and industry group to which the company belongs.

A company’s performance with respect to each Feature is quantified by a Feature Score for that Feature. The Feature Score for each Feature measures a company’s performance on multiple data points relevant to that Feature relative to other companies. A company’s Feature Score based on these data points is subject to adjustment downward for negative news articles related to the relevant Feature, and subject to adjustment upward or downward for positive or negative non-governmental organization reports about the company related to that Feature.

There is no single accepted methodology for quantifying a company’s ESG performance. The ESG Score is just one approach. No assurance can be given that the ESG Score will accurately capture any given company’s performance in terms of the ESG factors that are important to any investor.

Although the version of the ESG Score utilized by the Index on the date of this index supplement is the latest public version of Arabesque’s ESG Score, that may cease to be the case if Arabesque makes changes to the methodology by which it calculates the latest public version of its ESG Score that are not reflected in the version of the ESG Score utilized by the Index. For this reason, any ESG Scores that Arabesque may publish on its website may differ from the ESG Scores that are utilized by the Index. Arabesque will provide its current ESG Scores, calculated based on the version of the ESG Score methodology then utilized by the Index, free of charge to any person who requests them from Arabesque at any time.

As a price return index, the Index reflects only the price performance of its constituent stocks and does not reflect the receipt or reinvestment of dividends paid on those stocks.

The Index is calculated in US dollars. The share prices of all stocks that trade in a non-US currency are converted into US dollars for purposes of calculating the Index level. Accordingly, the level of the Index may be affected by currency exchange rate fluctuations, in addition to changes in the local currency prices of the constituents of the Index.

There is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in its constituent stocks.

See “Description of the Citi World ESG Index”, “Description of the Arabesque S-Ray ESG Score” and “Description of the MSCI World Index” below for more information.

Summary Payment Terms

Unlike conventional debt securities, the securities do not provide for the repayment of a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the Index, as specified in the applicable pricing supplement.

The particular payment terms of the securities will be set forth in the applicable pricing supplement. Your payment at maturity may be more than or less than the stated principal amount of the securities depending on the specific terms of the securities and the performance of the Index. You should carefully read that pricing supplement to understand the payment terms of the securities and the circumstances in which the performance of the Index will cause you to receive less than the stated principal amount of the securities at maturity. The specific terms of the securities will be determined on the date we price the securities for initial sale to the public, which we refer to as the “pricing date.”

You may lose some or all of the stated principal amount of the securities, subject to the terms set forth in the applicable pricing supplement. In addition to the risks associated with the performance of the Index, any payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of the obligations of Citigroup Global Markets Holdings Inc.

The securities will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate, which may be fixed or may vary depending on the performance of the Index or otherwise, and the coupon payment date(s) will be specified in the applicable pricing supplement.

The payment at maturity of the securities and, if applicable, any other payment on the securities that depends on the performance of the Index will be based on the closing value of the Index on one or more dates specified in the applicable pricing supplement (each, a “valuation date”), subject to the specific terms set forth in the applicable pricing supplement.

Certain events may happen that could affect any payments owed to you under the securities, such as the occurrence of market disruption events or other events affecting the Index. Those events are described in this index supplement under “Description of the Securities” and will not be repeated in the applicable pricing supplement. As a result, you should carefully review and understand the section “Description of the Securities” in this index supplement.

Risk Factors Relating to the Securities

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the Index because your payment at maturity will depend on the performance of the Index.

The risk factors below describe certain significant risks associated with an investment in the securities. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically those risks associated with the terms of the particular issuance of securities. You should also read these risk factors together with the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference into the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

Risk Factors Relating to All Securities

You may lose some or all of your investment in the securities.

Unlike conventional debt securities, the securities do not provide for the repayment of a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the Index, as described in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the Index will cause you to receive less than the stated principal amount of your securities at maturity. Depending on the particular terms of the securities, you may lose up to all of your investment in the securities. You should not invest in the securities if you are unable or unwilling to the bear the risk of losing a significant portion or all of your investment in the securities, subject to the terms set forth in the applicable pricing supplement.

The securities do not pay interest or provide for any other payments prior to maturity.

Unless the applicable pricing supplement specifies that the securities will pay a coupon, the securities will not pay any interest or provide for any other payments prior to maturity. Accordingly, unless the applicable pricing supplement specifically provides for a coupon payment, you should not invest in the securities if you seek current income during the term of the securities.

If the applicable pricing supplement provides for a coupon payment but the amount of such payment varies depending on the performance of the Index or otherwise, you should understand that you may not receive any payment on one or more (or any) coupon payment dates during the term of the securities. You should not invest in securities with such terms if you seek certainty of receiving current income during the term of the securities.

If a maximum return applies to the securities, your return on the securities will be limited.

If applicable, the maximum return will be a percentage of the stated principal amount of the securities that will be determined on the pricing date and set forth in the applicable pricing supplement. Your total return at maturity on securities with a maximum return will be limited to the specified maximum return (excluding any coupon payments, if applicable), even if the return on a direct investment in the Index would have been significantly greater. You should not invest in securities that have a maximum return if you seek to participate in the full appreciation of the Index.

The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities.

You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are not guaranteed by any entity other than Citigroup Inc. Any actual or anticipated changes to Citigroup Global Markets Holdings Inc.’s or Citigroup Inc.’s credit ratings or credit spreads may adversely affect the value of the securities. If Citigroup Global Markets Holdings Inc. defaults on its obligations and Citigroup Inc. defaults on its guarantee obligations under the securities, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of Citigroup Global Markets Holdings Inc.’s and Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in either of their credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of their credit risk is likely to adversely affect the value of the securities.

The securities will not be listed on a securities exchange and you may not be able to sell your securities prior to maturity.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a securities exchange. Accordingly, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them to maturity.

Citigroup Global Markets Inc. (“CGMI”) or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the securities. If CGMI or such other underwriter or agent does make a market in the securities, it may discontinue doing so at any time. Because we do not expect that other broker-dealers will participate significantly in any secondary market for the securities, the price at which you may be able to sell your securities prior to maturity is likely to depend on the price, if any, at which CGMI or such other underwriter or agent is willing to transact. If at any time CGMI or such other underwriter or agent were not to make a market in the securities, it is likely that there would be no secondary market at all for the securities. The price, if any, at which CGMI, such other underwriter or agent or any other buyer may be willing to purchase your securities in any secondary market that may develop may be significantly less than the stated principal amount; therefore, any sale of the securities prior to maturity may result in a substantial loss. As a result, you should be prepared to hold your securities to maturity.

The value of your securities prior to maturity will fluctuate based on many unpredictable factors.

The value of your securities prior to maturity will fluctuate based on the value of the Index and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the securities of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

Value of Index. We expect that the value of the securities at any time will depend substantially on the value of the Index at that time. If the value of the Index declines following the pricing date, the value of your securities, if any, will also likely decline, perhaps significantly. Even at a time when the value of the Index exceeds the applicable value on the pricing date, the value of your securities may nevertheless be significantly less than the stated principal amount of your securities because of expectations that the value will continue to fluctuate over the term of the securities, among other reasons.

The value of the Index will be influenced by the value and volatility of the stocks that constitute the Index, as well as by complex and interrelated political, economic, financial and other factors that affect the capital markets generally. Hedging by us or our counterparties (which may include our affiliates), the issuance of other securities similar to the securities and other trading activities by our affiliates may also affect such values, which could negatively affect the value of the securities.

Volatility in the Closing Value of the Index. Volatility refers to the average magnitude of daily fluctuations in the closing value of over any given period. Any change in the expected volatility of the Index may adversely affect the value of the securities.

Dividend Yield. If the dividend yield on the stocks included in the Index increases, we expect that the value of the securities may decrease. You will not be entitled to receive any dividends paid on the stocks included in the Index during the term of the securities, and any payment you may receive on the securities will not reflect the value of such dividend payments except to the extent such dividends reduce the value of the Index.

Currency Exchange Rates. The value of the securities will be affected by changes in the exchange rate between the currencies in which the stocks that constitute the Index trade and the U.S. dollar. In general, if the U.S. dollar strengthens relative to such other currencies, the value of the securities will decline for that reason alone.

Interest Rates. We expect that the value of the securities will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the securities may decrease.

Time Remaining to Maturity. At any given time, a portion of the value of the securities will be attributable to time value, which is based on the amount of time then remaining to maturity. You should understand that the value of the securities may be adversely affected solely as a result of the passage of time.

Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities. Therefore, any actual or anticipated changes in either of their credit ratings or credit spreads may adversely affect the value of the securities.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the securities attributable to one or more of the other factors.

You will not receive any dividends paid with respect to the Index.

As an investor in the securities, you will not receive any dividends paid on any shares included in the Index. Further, as any payment on the securities will be based on the closing value of the Index on a particular date, payments on the securities will not reflect the value of any dividends paid over the term of the securities except to the extent dividends reduce the closing value of the Index. Over the term of the securities, this forgone dividend yield may cause an investment in the securities to significantly underperform a direct investment in the stocks that make up the Index. You should not invest in the securities unless you are willing to forgo dividends in respect of the Index.

Investing in the securities is not equivalent to investing in the Index.

Investing in the securities is not equivalent to investing in the Index. In addition to forgoing dividends, investors in the securities will not have voting rights with respect to any stocks included in the Index. Moreover, the securities may be subject to a maximum return or other feature that may limit the extent to which an investor in the securities may participate in the performance of the Index.

Your payment at maturity may be based on the value of the Index on a single day.

The applicable pricing supplement may specify that the payment at maturity of the securities, or any other payment on the securities, is based on the closing value of the Index on a single valuation date. In such case, you are subject to the risk that the relevant closing value may be lower, and possibly significantly lower, on the relevant valuation date than on one or more other dates during the term of the securities, including other dates near the relevant valuation date. If you had invested directly in the Index, or in another instrument linked to the Index that you could liquidate for full value at a time selected by you, you might have achieved better returns.

Our offering of the securities is not a recommendation of the Index.

You should not take our offering of the securities as an expression of our views about how the Index will perform in the future or as a recommendation to invest in the Index, including through an investment in the securities. As we are part of a global financial institution, our affiliates may, and often do, have positions (including short positions) that conflict with an investment in the securities, including positions in shares included in the Index. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the value of the Index.

CGMI and other of our affiliates may publish research from time to time relating to the financial markets or the Index. Any research, opinions or recommendations provided by CGMI may influence the value of the Index and the value of the securities, and they may be inconsistent with purchasing or holding the securities. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the Index and the merits of investing in the securities.

The value of the Index may be affected by our or our affiliates’ hedging and other trading activities.

In anticipation of the sale of any issuance of the securities, we expect to hedge our obligations under the securities through certain affiliated or unaffiliated counterparties, who may take positions directly in shares or other instruments that may affect the value of the Index. We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before any valuation date, which may involve, among other things, our counterparties purchasing or selling such shares or other instruments. This hedging activity on or prior to the pricing date could potentially affect the value of the Index on the pricing date and, accordingly, potentially increase any initial value established on the pricing date, which may adversely affect your return on the securities. Additionally, this hedging activity during the term of the securities, including on or near any valuation date, could negatively affect the value of the Index on that valuation date and, therefore, adversely affect any payment owed to you under the securities. This hedging activity may present a conflict of interest between your interests as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may be willing to purchase your securities in a secondary market transaction.

CGMI and other of our affiliates may also trade the Index and/or shares or other instruments that may affect the value of the Index on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the value of the Index on any valuation date and, therefore, adversely affect the performance of the securities.

CGMI and other of our affiliates may also enter into transactions with investors who hold shares representing significant stakes in a company included in the Index. Those transactions may include margin loans and derivative transactions that may be secured by those shares. In certain circumstances, CGMI or other of our affiliates may foreclose on those shares, which may involve selling a large percentage of the outstanding shares of the relevant company in a short period of time, which may put significant downward pressure on the price of the company’s shares.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

We and our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our affiliates’ business activities.

Our affiliates may currently or from time to time engage in business with any company that is included in the Index (each, a “relevant issuer”). These activities may include extending loans to, making equity investments in or providing advisory services to a relevant issuer, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about a relevant issuer and we will not disclose any such information to you. Any prospective purchaser of the securities should undertake an independent investigation of any relevant issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the securities. We do not make any representation or warranty to any purchaser of the securities with respect to any matters whatsoever relating to our affiliates’ business with any relevant issuer.

If any of our affiliates is or becomes a creditor of a relevant issuer or otherwise enters into any transaction with a relevant issuer in the course of its business, such affiliate may exercise remedies against that issuer without regard to the impact on your interests as a holder of the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the value of the Index. To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

Our affiliates may currently or from time to time engage in trading activities related to the currency in which the shares included in the Index trade. These trading activities could potentially affect the exchange rate with respect to that currency and could affect the value of the Index and the value of the securities.

The securities calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.

As securities calculation agent, CGMI, our affiliate, will determine, among other things, any value required to be determined under the securities and any amounts owed to you under the terms of the securities. In addition, if certain events occur, CGMI will be required to make certain discretionary judgments that could significantly affect your payment at maturity or, if applicable, any other payment owed to you under the securities. In making these judgments, CGMI’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. Such judgments could include, among other things:

•	determining whether a market disruption event has occurred;

•	if a market disruption event has occurred on any valuation date, determining whether to postpone that valuation date;

•	determining the value of the Index if the value is not otherwise available or a market disruption event has occurred; or

•	selecting a successor index or performing an alternative calculation of the value of the Index if the Index is discontinued (see “Description of the Securities—Discontinuance of the Index”).

Any of these determinations made by CGMI, in its capacity as calculation agent, may adversely affect any payment owed to you under the securities.

Securities with a barrier feature are subject to particular risks.

If the applicable pricing supplement so provides, any limitation on the downside exposure of the securities to the negative performance of the Index may not apply if the value of the Index is less than a specified barrier value on the valuation date (or the final valuation date if there is more than one valuation date). For such securities, if the value of the Index is less than the specified barrier value on the valuation date (or the final valuation date if there is more than one valuation date), you will be fully exposed to the decline in the Index from the applicable initial value. Unlike securities with a buffer amount, such securities offer no protection at all if the value of the Index is less than that specified barrier value, and it is possible that you will lose all of the stated principal amount of such securities.

Securities with a knock-in, knock-out or similar feature are subject to particular risks.

If the applicable pricing supplement so provides, one or more payments on the securities may be adversely affected if a specified event occurs, which may be described as a trigger event, a knock-in event, a knock-out event, a downside event, a fixing event or by another term. Any such event may occur if the closing value of the Index is less than, less than or equal to, greater than or greater than or equal to a specified value during a specified observation period, as specified in the applicable pricing supplement. Any such event may occur even if only as a result of a temporary drop or spike in the value of the Index that is quickly reversed. For such securities, you should carefully read the applicable pricing supplement to understand when the applicable event will occur and what the consequences of that event are on the amounts owed to you under the securities. Securities that are subject to any such event may not perform as well as securities that are not subject to such an event.

Securities that are subject to an automatic call feature or to our call right are subject to particular risks.

If the applicable pricing supplement specifies that an automatic call feature applies to the securities or that we have the right to call the securities on one or more call dates, your securities will be subject to particular risks. If the securities are called, either pursuant to the automatic call feature or our call right, and the applicable pricing supplement specifies that the securities will pay a coupon, you will not receive any remaining coupon payments to which you would otherwise be entitled over the term of the securities. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If an automatic call feature applies to the securities, it is likely that it will automatically provide for redemption at a time that is advantageous to us. If we have the right to call the securities, we will do so at a time that is advantageous to us and without regard to your interests.

Securities with a diminishing buffer are subject to particular risks.

If the applicable pricing supplement so provides, any limitation on the downside exposure of the securities to the negative performance of the Index may be diminished if the value of the Index is less than a specified buffer value on the final valuation date. For such securities, if the value of the Index is less than the specified buffer value on the final valuation date, you will lose more than 1% of the stated principal amount of the securities for every 1% the Index declines beyond the buffer value. The percentage of such magnified loss, which will progressively offset any protection that the buffer would offer, will be specified in the applicable pricing supplement. The lower the value of the Index on the final valuation date, the less benefit you will receive from the buffer. Unlike securities with a fixed buffer, securities with a diminishing buffer feature may expose you to the full negative performance of the Index.

The initial value of the Index applicable to the securities may be determined after the securities are issued.

If the applicable pricing supplement so specifies, the initial value of the Index may be determined based on the arithmetic average of the closing values of the Index on one or more dates on or after the pricing date and possibly the issue date of the securities. As a result, the initial value of the Index may not be determined, and you may therefore not know the initial value of the Index, until after the pricing date and possibly the issue date. Any change to the initial value of the Index as a result of changes in the value of the Index after the pricing date or the issue date may adversely affect your return on the securities.

Risk Factors Relating to the Index

The following discussion of risks relating to the Index should be read together with the section “Description of the Citi World ESG Index”, which defines and further describes a number of the terms and concepts referred to in this section.

The Index selects stocks based on ESG characteristics, not financial characteristics, and is not designed to outperform the MSCI World Index.

The Index is designed to reflect the performance of a subset of companies from the MSCI World Index with favorable ESG characteristics, as measured by Arabesque’s ESG Score. It does not select companies based on their financial characteristics and is not designed to outperform the MSCI World Index. We do not make any representation about the relationship that may exist between a company’s ESG Score and its financial performance. Indeed, no relationship may exist at all, or any relationship that does exist may be inverse (i.e., companies with higher ESG Scores may perform less favorably than companies with lower ESG Scores).

The Index may underperform the MSCI World Index.

Although the Index is made up of stocks selected from the MSCI World Index, the Index will differ in significant ways from the MSCI World Index. Whereas the MSCI World Index has approximately 1,600 constituents as of the date hereof, the Index is designed to have only 300 constituents. Those constituents will be weighted in the Index in a manner designed to maximize their weighted ESG Scores, subject to constraints, whereas the constituents of the MSCI World Index are weighted by market capitalization. For these reasons, the Index differs significantly from the MSCI World Index, and its performance may therefore differ significantly from that of the MSCI World Index. The Index may significantly underperform the MSCI World Index.

The Index is subject to constraints that may cause the Index to have constituents with lower ESG Scores than would otherwise be the case.

The Index does not aim to select the stocks with the highest ESG Scores in the MSCI World Index. Rather, it aims to select stocks with the highest ESG Scores within each regional-sector, while keeping the regional-sector and regional makeup of the Index similar to that of the MSCI World Index and limiting concentration in any one stock. The Index will include stocks within a given regional-sector and region to the extent necessary to meet its regional-sector and region constraints, even if that means excluding or reducing the weight of other stocks with higher ESG Scores.

The Index may include stocks that are not consistent with your ESG objectives.

The Index measures companies’ ESG performance using the ESG Score, which aims to quantify, in a single score, a company’s performance across 22 different Features that may be relevant to environmental, social and governance objectives. No assurance can be given that the ESG Score will measure ESG performance in a manner that is consistent with your ESG objectives. For example, if environmental considerations are important to you, you should understand that the Index may include companies that you might not consider to be environmentally responsible. Such companies might nevertheless have high ESG Scores, because environmental considerations are only a part of the calculation of the ESG Score. If a given company scores well on social and governance factors, it might have a high ESG Score even if, for example, it is responsible for significant carbon emissions. You should consider carefully whether the ESG Score measures ESG performance in a manner that is consistent with your ESG objectives.

The Index will not reflect the receipt or reinvestment of dividends paid on its constituent stocks.

As a price return index, the Index reflects only the price performance of its constituent stocks, without reflecting the receipt or reinvestment of dividends paid on those stocks. As a result, the Index performance will be less favorable than a direct investment in its constituent stocks.

The Index will be subject to currency exchange rate fluctuations.

The Index is calculated in U.S. dollars, but includes stocks that are traded in non-U.S. currencies. To calculate the Index level on a given day, the value of the Index’s constituent stocks that are traded in non-U.S. currencies will be converted into U.S. dollars based on the FX Rate on that day. As a result, the level of the Index will be affected not only by changes in the prices of its constituent stocks in the currencies in which they trade, but also by fluctuations in currency exchange rates between those currencies and the U.S. dollar. In general, if the U.S. dollar appreciates against the currencies in which the stocks included in the Index trade, the level of the Index will be adversely affected for that reason alone.

The Index will exclude stocks on Citi’s restricted trading list.

Any stock that the Index Administrator or any of its affiliates is prohibited from purchasing as a consequence of the prevailing prohibitions or restrictions arising from or relating to its restricted trading list will be excluded from the Index. The restricted trading list is an internal list of stocks that the Index Administrator and/or any of its affiliates are not permitted to hold, buy, sell or otherwise deal in for a particular period of time due to laws, regulations or internal policies. For example, if an affiliate of the Index Administrator were to act as an advisor to the issuer of a constituent with respect to an announced merger, that stock would appear on the restricted trading list. It is not possible at the present time to predict which or how many of the stocks included in the MSCI World Index will be included on the restricted trading list at any given time in the future, and the identity of the stocks on the restricted trading list at any given time will not be made public. The Index Administrator and its affiliates will decide whether a stock is included on the restricted trading list without regard to any effect on the Index.

The Index is subject to risks associated with non-U.S. markets.

The Index includes stocks from any of the developed market countries included in the MSCI World Index. Investments linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The Index has limited actual performance information.

The Index launched on December 15, 2020. Accordingly, the Index has limited actual performance data. Because the Index is of recent origin with limited performance history, an investment linked to the Index may involve a greater risk than an investment linked to one or more indices with an established record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s hypothetical investment methodology. However, any historical performance of the Index is not an indication of how the Index will perform in the future.

Hypothetical back-tested Index performance information is subject to significant limitations.

All information regarding the performance of the Index prior to December 15, 2020 is hypothetical and back-tested, as the Index did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

•	The Index Administrator developed the rules of the Index with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

•	The hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information are not necessarily representative of the market conditions that will exist in the future.

•	Arabesque has published the version of the ESG Score currently used by the Index since March 2020. For periods prior to that date, Arabesque has calculated hypothetical back-tested ESG Scores. Arabesque has stated that it calculated the hypothetical back-tested ESG Scores by applying the methodology used to calculate the version of the ESG Score currently used by the Index to historical data. However, it is important to understand that the historical data used to calculate the hypothetical back-tested ESG Scores are subject to significant limitations. Specifically:

o	Metrics published by IdealRatings are not available prior to June 18, 2017. Metrics published by IdealRatings currently represent 116, or 24.58%, of the 472 Metrics that are used to calculate a company’s Long-Term Feature Score.

o	Metrics published by ISS are not available prior to February 24, 2013. Metrics published by ISS currently represent 218, or 46.19%, of the 472 Metrics that are used to calculate a company’s Long-Term Feature Score.

o	The number of companies that published a sufficient amount of ESG-related data to receive an ESG Score was significantly less earlier in the back-tested period than it was by the end of the back-tested period. Arabesque has stated that, as of January 1, 2020, 7,277 companies published a sufficient amount of ESG-related data to receive an ESG Score, whereas only 2,852 companies met that standard as of January 1, 2010.

For these reasons, the hypothetical back-tested ESG Scores calculated by Arabesque may differ from the ESG Scores that would have been calculated had all of the Metrics been available throughout the back-tested period. Moreover, the companies selected for inclusion in the Index for purposes of calculating the hypothetical back-tested Index performance may differ from the companies that would have been selected if hypothetical back-tested ESG Scores were available throughout the back-tested period based on all of the Metrics and for the same universe of companies for which ESG Scores are available today. As a result, the hypothetical back-tested performance of the Index may differ from the performance the Index would have achieved had it actually existed during the back-tested period and been calculated based on the same data that are available today.

•	As discussed below, we expect that Arabesque will make changes to the methodology by which the ESG Score is calculated from time to time. The hypothetical back-tested Index performance information will not take into account these changes and therefore may not reflect how the Index would have performed based on the updated ESG Score methodology.

It is impossible to predict whether the Index will rise or fall. The actual future performance of the Index may bear no relation to the historical or hypothetical back-tested levels of the Index.

The Index Administrator and Index Calculation Agent, which is our affiliate, may exercise judgments under certain circumstances in the calculation of the Index.

Although the Index is rules-based, there are certain circumstances under which the Index Administrator or Index Calculation Agent may be required to exercise judgment in calculating the Index, including the following:

•	The Index Administrator will determine whether an ambiguity, error or omission has arisen and the Index Administrator may resolve such ambiguity, error or omission, using Expert Judgment, and may amend the Index rules to reflect the resolution of the ambiguity, error or omission.

•	The Index Calculation Agent will determine if any Index Business Day is a Disrupted Day with respect to any constituent stock and, if so, may publish its good faith estimate of the Index Level for such Index Business Day, using its good faith estimate of the value of the constituent(s) affected by the Disrupted Day.

•	If an Adjustment Event occurs with respect to a constituent stock, the Index Calculation Agent will determine whether to replace such constituent and may adjust the Index rules accordingly, and the Index Administrator will determine whether to discontinue the Index.

•	The Index Calculation Agent will determine whether a Regulatory Event occurs and whether such event has a material effect on the Index. Following the occurrence of a material Regulatory Event, the Index Administrator will determine whether to amend the Index rules or discontinue and cancel the Index. Following the occurrence of a nonmaterial Regulatory Event, the Index Calculation Agent will determine whether to replace the affected constituent.

•	If the MSCI Barra Open Optimizer becomes unavailable, the Index Calculation Agent may select a replacement and make related adjustments to the Index Rules.

•	If the MSCI World Index is cancelled or materially modified or if the Index Administrator loses its license to use the MSCI World Index in connection with the Index, the Index Administrator may replace the MSCI World Index with a replacement reference Index and make related adjustments to the Index Rules.

In exercising these judgments, the Index Administrator’s status as our affiliate may cause its interests to be adverse to yours. The Index Administrator and Index Calculation Agent are not your fiduciaries and are not obligated to take your interests into account in calculating the Index. Any actions taken by the Index Administrator or Index Calculation Agent in calculating the level of the Index could adversely affect the performance of the Index.

Risk Factors Relating to the ESG Score

The following discussion of risks relating to the ESG Score should be read together with the section “Description of the Arabesque S-Ray ESG Score”, which defines and further describes a number of the terms and concepts referred to in this section.

The ESG Score may not accurately represent companies’ sustainability characteristics.

The ESG Score aims to quantify, in a single score, a company’s performance across 22 different Features that may be relevant to environmental, social and governance objectives. There can be no assurance that the particular combination of factors that results in the ESG Score will provide a meaningful indication of a company’s sustainability characteristics.

There are limitations associated with the data used to calculate the ESG Score.

The ESG Score for a given company is the weighted sum of the 22 Feature Scores determined for that company. Each Feature Score, in turn, is equal to the company’s Long-Term Feature Score, as adjusted by its Short-Term Feature Score. The Long-Term Feature Score is the weighted sum of one or more Metric Scores relevant to that Feature. Arabesque obtains the data for the Metric Scores from third-party data providers, who in turn obtain data from company reports, disclosures and filings. The data that is available at any time may be dated and incomplete and may not be comparable across companies. To the extent that it is provided by the company, the data may not have been verified by any third party. Moreover, companies may have an incentive to publish data that cast them in a favorable light, and withhold data that would be unfavorable, potentially biasing the ESG Score for some companies in a way that makes the company appear to have more favorable ESG characteristics than it really does. The ESG Score is ultimately only as reliable as the underlying data, and therefore will be subject to the limitations inherent in that data.

In order for a company to receive an ESG Score from Arabesque, the only requirement is that it have a Feature Score for at least one environmental Feature, one social Feature and one governance Feature. Furthermore, in order for a company to receive a Feature Score with respect to a given Feature, the only requirement is that data be available with respect to at least two Metrics relating to that Feature (if the Feature has more than one Metric). Therefore, Arabesque will assign an ESG Score to a company even if a score is available for as few as 3 of the 22 Features, and even if only two Metrics are available for those Features. Arabesque has stated that it is common that not all Metrics are available for a given Feature for a given company. This means that the ESG Scores for different companies may be based on significantly different types and amounts of data, which could impair the comparability of the ESG Score across companies.

A significant portion of the ESG Score measures only whether a company has a stated policy or intent, without regard to the company’s effectiveness at implementing that policy or intent.

For each Feature with more than one Metric, Metrics with a “Preparation” Focus make up half of the weight of the Long-Term Feature Score for that Feature. Metrics with a “Preparation” Focus simply measure whether a company has a stated policy or intent with respect to a given matter, without regard to whether the company been effective at implementing, or even has taken any steps to implement, that policy or intent.

The ESG Score may differ significantly from the ESG ratings published by other ESG rating providers.

There is no consensus on how to quantify a company’s ESG performance. The ESG Score is just one approach, and it is likely to differ from the approach taken by other ESG rating providers. In fact, studies have shown that there is relatively low correlation among the ESG Scores of major ESG rating providers, demonstrating the wide divergence in approaches and results. As a result, companies that score highly on Arabesque’s ESG Score may score poorly under the ESG ratings of other providers, and vice versa. The ESG Score may be a less effective measure of ESG performance, and may be less consistent with your ESG objectives, than ESG ratings provided by other providers.

The Index Administrator or its affiliates may publish ESG assessments or ratings that differ from the assessments reflected in the ESG Scores.

The fact that the Index utilizes Arabesque’s ESG Score as a measure of ESG performance does not mean that the ESG Score necessarily reflects the ESG assessments that would be made by the Index Administrator or its affiliates. The Index Administrator or its affiliates may from time to time publish or otherwise provide assessments of companies’ ESG performance, including in the form of ESG ratings, and these assessments and ratings may differ from the assessments reflected in the ESG Scores. The Index utilizes Arabesque’s ESG Scores and will not take into account any ESG ratings that the Index Administrator or its affiliates may publish or otherwise provide. Companies that are rated highly under the ESG Score may be rated poorly by the Index Administrator or its affiliates, and vice versa. Each investor should make its own determination about whether the ESG Score measures ESG performance in a way that is consistent with its own views and objectives.

Arabesque intends to modify the methodology by which it calculates the ESG Score from time to time, and those changes may result in materially different ESG Scores than result under the current methodology.

The ESG Score utilized by the Index may be updated at any time to reflect changes to the Features, the Metrics or the manner in which the Long-Term Feature Score is calculated. We have been advised by Arabesque that it intends to update the methodology by which it calculates the ESG Score in 2021. We can provide no assurance as to whether or when Arabesque may update the ESG Score methodology or as to the nature of the changes Arabesque may make. The changes Arabesque makes may materially alter the manner in which it calculates the ESG Score and may make the ESG Score materially less effective at measuring ESG performance, or materially less consistent with your ESG objectives.

The ESG Score may not keep up-to-date with the latest Arabesque ESG scoring methodology.

The version of the ESG Score that is used by the Index may be updated only to reflect changes to the Features, the Metrics or the manner in which the Long-Term Feature Score is calculated. It is possible that Arabesque may wish to make other changes to its ESG scoring methodology. If it does so, the most recent public version of its ESG Score will differ from the version of the ESG Score that is used by the Index. In these circumstances, it is possible that the changes Arabesque makes to the most recent public version of its ESG Score will result in a score that is more effective at measuring ESG performance or is more consistent with your ESG objectives, but this score will not be used for purposes of the Index.

The news-based and NGO-based adjustments are based on data provided by third parties, which may or may not be reliable.

A company’s Long-Term Feature Score may be adjusted downward by a news-based adjustment and may be adjusted upward or downward by a NGO-based adjustment. The provider of the data for the news-based adjustment has stated that it utilizes computer-based techniques to monitor and classify news articles and identify the sentiment (positive or negative) of each article. We can give no assurance as to the effectiveness of those techniques.

Arabesque’s methodology may not accurately assess the financial materiality of the various Features.

In determining the overall ESG Score of a given company, Arabesque seeks to weight each of the 22 Features in a manner that reflects the relative financial materiality of each Feature to the sector, industry and industry group to which the company belongs. Arabesque determines financial materiality based in part on materiality determinations that have been made by the SASB, and in part based on a statistical regression analysis. There can be no assurance that the SASB’s materiality determinations are accurate, or that the output of the statistical regression analysis will be meaningful. If the ESG Score does not accurately measure the financial materiality of each of the 22 Features, then material and immaterial Feature Scores may be combined to produce an overall ESG Score that does not accurately reflect the sustainability characteristics of the company.

The statistical regression analysis may determine that a statistically significant relationship exists between a given Feature and the stock price performance of companies in the relevant sector or industry group even when, in fact, no relationship actually exists, or vice versa. As described in more detail under “Description of the Arabesque S-Ray ESG Score”, the statistical regression analysis seeks to determine whether there is a statistically significant relationship between the performance of the long-short portfolio with respect to a given Feature and the portion of the returns of the companies in the relevant sector or industry group that is not explained by the three factors in the 3-Factor Model. This approach assumes that the return of the long-short portfolio is attributable to the relevant

Feature, and that the 3-Factor Model is an accurate description of stock price returns. These assumptions may or may not be true, however. The return of the long-short portfolio may be driven by factors wholly unrelated to the relevant Feature. The 3-Factor Model may not accurately describe stock price returns. In fact, Professors Fama and French have developed a separate 5-factor model, which might be a more accurate description of stock price returns but is not used by the Index. If the assumptions on which the regression analysis is based are not true, then the output of the analysis may not be valid or meaningful. In turn, the weightings based on this analysis may not accurately reflect the financial materiality of a given Feature to a given company.

Description of the Securities

The following description of the general terms of the Securities supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the Securities in this index supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this index supplement.

The pricing supplement applicable to a particular issuance of Securities will contain the specific terms of those Securities. If any information in the applicable pricing supplement is inconsistent with this index supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this index supplement or in the accompanying prospectus supplement and prospectus. It is important for you to consider carefully the information contained in this index supplement together with the information contained in the applicable pricing supplement and the accompanying prospectus supplement and prospectus before investing in the Securities.

General

The securities offered under this index supplement (the “Securities”) are senior unsecured debt securities issued by Citigroup Global Markets Holdings Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the Securities are fully and unconditionally guaranteed by Citigroup Inc. The Securities will constitute part of the senior debt of Citigroup Global Markets Holdings Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings Inc. The guarantee of payments due on the Securities will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

Unlike conventional debt securities, the Securities do not provide for the repayment of a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the Citi World ESG Index (the “Index”). You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the Index will cause you to receive less than the stated principal amount at maturity. The stated principal amount of each Security will be specified in the applicable pricing supplement.

You may lose some or all of the stated principal amount of the Securities, subject to the terms set forth in the applicable pricing supplement. In addition to the risks associated with the performance of the Index, any payments due on the Securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of any payments due on the Securities.

The Securities will mature on the date specified in the applicable pricing supplement (the “Maturity Date”). If the originally scheduled Maturity Date is not a Business Day, any payment required to be made on the Maturity Date will be made on the next succeeding Business Day, and no interest will accrue as a result of delayed payment. A “Business Day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

The payment to be made on the Maturity Date and, if applicable, any other payment that is determined by reference to the performance of the Index will be based on the Closing Value of the Index on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement.

We refer to the date on which a particular issuance of Securities is priced for initial sale to the public as the “Pricing Date.”

The “Calculation Agent” for each issuance of Securities will be our affiliate, Citigroup Global Markets Inc. (“CGMI”), or any successor appointed by us, unless otherwise specified in the applicable pricing supplement. The Securities Calculation Agent will make the determinations specified in this index supplement or in the applicable pricing supplement. All determinations made by the Securities Calculation Agent will be at the sole discretion of the Securities Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the Securities. The Securities Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

Determining the Closing Value of the Index

The “Closing Value” of the Index on any date of determination will be the Index Level on such day as published by the Index Calculation Agent, as described under “Description of the Citi World ESG Index” below. If the Index Level is not published by the Index Calculation Agent on any date of determination, the Closing Value of the Index on that date will be the closing level of the Index as calculated by the Securities Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to the failure to publish, but using only those stocks included in the Index immediately prior to such failure to publish. If a Market Disruption Event (as defined below) occurs with respect to the Index on any date of determination, the Securities Calculation Agent may, in its sole discretion, determine the Closing Value of the Index on such date either (x) pursuant to the immediately preceding sentence (using its good faith estimate of the value of any stock included in the Index as to which an event giving rise to the Market Disruption Event has occurred) or (y) if available, using the Index Level on such day as published by the Index Calculation Agent.

Consequences of a Market Disruption Event; Postponement of a Valuation Date

If a Market Disruption Event (as defined below) occurs with respect to the Index on any scheduled Valuation Date, the Securities Calculation Agent may, but is not required to, postpone the applicable Valuation Date to the earliest of (i) the next succeeding Scheduled Trading Day on which a Market Disruption Event does not occur and on which another Valuation Date does not or is not deemed to occur, (ii) the fifth Scheduled Trading Day immediately following the date that was originally scheduled to be such Valuation Date (or, in the case of two or more consecutive Scheduled Trading Days that are each scheduled Valuation Dates, past the fifth Scheduled Trading Day immediately following the date that was originally scheduled to be the last of such consecutive Valuation Dates) and (iii) the Business Day immediately preceding the Maturity Date.

If any scheduled Valuation Date is not a Scheduled Trading Day, the applicable Valuation Date will be postponed to the earlier of (i) the next succeeding day that is a Scheduled Trading Day and on which another Valuation Date does not or is not deemed to occur (subject to the immediately preceding paragraph) and (ii) the Business Day immediately preceding the Maturity Date.

If a Market Disruption Event occurs on a Valuation Date and the Securities Calculation Agent does not postpone the Valuation Date, or if the Valuation Date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then the Closing Value to be determined on such date will be determined as set forth in the definition of “Closing Value” above. If two or more Valuation Dates are postponed to the same day and an average of the Closing Values of the Index on two or more Valuation Dates is required to be determined, each Valuation Date that is postponed to such day shall be counted separately for purposes of determining such average.

Under the terms of the Securities, the Securities Calculation Agent will be required to exercise discretion in determining (i) whether a Market Disruption Event has occurred; (ii) if a Market Disruption Event occurs, whether to postpone the applicable Valuation Date as a result of the Market Disruption Event; and (iii) if a Market Disruption Event occurs on a date on which any Closing Value is determined and the Closing Value is available pursuant to the ordinary procedure for determining the Closing Value, whether to determine such Closing Value by reference to such ordinary procedure or by reference to the alternative procedure described in the definition of “Closing Value”. In exercising this discretion, the Securities Calculation Agent will be required to act in good faith and using its reasonable judgment, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our ability or the ability of our hedging counterparty, which may be an affiliate of ours, to adjust or unwind all or a material portion of any hedge with respect to the Securities.

A “Market Disruption Event” means, as determined by the Securities Calculation Agent, (i) the occurrence of a Disrupted Day (as defined under “Description of the Citi World ESG Index” below) with respect to stocks that comprise 20% or more of the level of the Index or (ii) the failure of the Index Calculation Agent to publish the level of the Index.

A “Scheduled Trading Day” means an Index Business Day (as defined under “Description of the Citi World ESG Index” below).

Discontinuance of the Index

If the Index Administrator discontinues publication of the Index, and it or another entity (including CGMI) publishes a successor or substitute index that the Securities Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index, then the Closing Value of the Index thereafter will be determined by reference to the level of that index, which we refer to as a “Successor Index.” In such an event, the Securities Calculation Agent will, in its sole discretion, make any adjustment to any level of the Index or the Successor Index used for purposes of the Securities as it may deem appropriate in order to account for the effect of the substitution.

If the Index Administrator discontinues publication of the Index prior to, and such discontinuance is continuing on, a Valuation Date and the Securities Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, then the Securities Calculation Agent will determine a substitute Closing Value for the Index for such date. Such Closing Value will be determined by the Securities Calculation Agent in accordance with the formula for calculating the Index last in effect prior to such discontinuance, except that, at all times after such discontinuance, the Index will be composed only of those stocks included in the Index immediately prior to such discontinuance, with the weights those stocks had immediately prior to such discontinuance, without further rebalancing or adjustment other than in connection with corporate events affecting those stocks.

Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Securities.

Securities With an Observation Period

The applicable pricing supplement for certain Securities may specify that any payment on the Securities is contingent on the occurrence or non-occurrence of a specified event during a specified period of time consisting of two or more Scheduled Trading Days (an “Observation Period”). Such event may be referred to in the applicable pricing supplement as a trigger event, a knock-in event, a knock-out event, a downside event, a fixing event or by another term. For purposes of this index supplement, we refer to any such event as a “Trigger Event.” The following additional terms apply to Securities for which an Observation Period is applicable.

If the last day of the Observation Period is a Valuation Date, any postponement of such Valuation Date will not extend such Observation Period. For the avoidance of doubt, no day included in an Observation Period is a Valuation Date unless such day is specifically designated in the applicable pricing supplement as a Valuation Date.

Coupon

The Securities will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement specifies that the Securities will pay a coupon, the Securities will pay a coupon at the per annum rate specified in the applicable pricing supplement, which may be a fixed rate or may be determined by reference to the performance of the Index or otherwise. If the applicable pricing supplement provides that the Securities will pay a coupon, holders of the Securities will receive the applicable coupon payment on the coupon payment dates specified in the applicable pricing supplement (each, a “Coupon Payment Date”). If the per annum rate varies over the term of the Securities based on the performance of the Index or otherwise, the per annum rate for each Coupon Payment Date will be determined in the manner and on the Valuation Date specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, each coupon payment will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. Unless otherwise specified in the applicable pricing supplement, the coupon payable on the first Coupon Payment Date for an issuance of Securities will accrue from and including the issue date of such Securities to but excluding such first Coupon Payment Date, and the coupon payable on each succeeding Coupon Payment Date for an issuance of Securities will accrue from and including the immediately preceding Coupon Payment Date to but excluding such succeeding Coupon Payment Date.

Unless otherwise specified in the applicable pricing supplement, each coupon payment will be payable to the persons in whose names the Securities are registered at the close of business on the Business Day immediately preceding the applicable Coupon Payment Date (each a “Regular Record Date”), except that the final coupon payment will be payable to the persons who receive the payment at maturity. If any Coupon Payment Date is not a Business Day, the coupon payment to be made on that Coupon Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on that Coupon Payment Date, and no interest will accrue as a result of delayed payment. If any coupon payment on the Securities depends on the Closing Value of the Index on a Valuation Date and such Valuation Date is postponed as provided under “—Consequences of a Market Disruption Event; Postponement of a Valuation Date” above and the relevant Coupon Payment Date is specified as a fixed date, such coupon payment will be made on the later of (i) the third Business Day after such Valuation Date (or the last such Valuation Date, if two or more consecutive Index Business Days are each scheduled Valuation Dates), as postponed and (ii) the Coupon Payment Date.

Automatic Call

If specified in the applicable pricing supplement, an automatic call feature will apply to the Securities in the circumstances and on the date(s) specified in the applicable pricing supplement. If an automatic call is triggered, the Securities will be redeemed for a cash payment that will be determined as set forth in the applicable pricing supplement. The Securities will not be subject to an automatic call feature unless the applicable pricing supplement so provides.

Call Right

If specified in the applicable pricing supplement, we will have the right to call the Securities, in whole or in part, on terms specified in the applicable pricing supplement. If applicable, the pricing supplement will specify the dates on which we may call the Securities, the price at which we may call the Securities and the circumstances in which we may call the Securities. If any date on which we elect to redeem the Securities falls on a day that is not a Business Day, the payment to be made upon redemption will be made on the next succeeding Business Day with the same force and effect as if made on the original date of redemption, and no interest will accrue as a result of delayed payment. We will not have the right to call the Securities unless the applicable pricing supplement so provides.

If we have the right to call the Securities, the provisions set forth under “Description of the Notes—Optional Redemption, Repayment and Repurchase” in the accompanying prospectus supplement will apply, subject to the terms set forth in the applicable pricing supplement.

Holders of the Securities will not have the right to require us to redeem the Securities prior to maturity, unless otherwise specified in the applicable pricing supplement.

No Redemption at the Option of the Holder; Defeasance

The Securities will not be subject to redemption at the option of any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to any issuance of Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities will be determined by the Securities Calculation Agent and will equal, for each Security, the amount to be received on the Maturity Date, calculated as though the date of acceleration were the Valuation Date (or the final Valuation Date, if there is more than one Valuation Date). For purposes of the immediately preceding sentence, if the applicable pricing supplement specifies that the Securities will pay a coupon, your final coupon payment will reflect the portion of the coupon that has accrued from and including the immediately preceding Coupon Payment Date on which a coupon payment was made (if required) (or the issue date, if there is no such Coupon Payment Date) to but excluding the date of acceleration.

In case of default under the Securities, whether in the payment of a coupon or any other payment due under the Securities, no interest will accrue on such overdue payment either before or after the Maturity Date.

The first sentence of “Description of Debt Securities— Events of Default and Defaults” in the accompanying prospectus shall be amended to read in its entirety as follows:

Events of default under the indenture are:

•	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;

•	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series for 30 days;

•	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

•	failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).

Paying Agent, Trustee and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Securities and will also hold the global notes representing each issuance of Securities as custodian for DTC. The Bank of New York Mellon will serve as trustee for the Securities.

The CUSIP number for each issuance of Securities will be set forth in the applicable pricing supplement.

DESCRIPTION OF THE CITI WORLD ESG INDEX

Overview

The Citi World ESG Index (the “Index”) was developed by Citigroup Global Markets Limited (the “Index Administrator” and “Index Calculation Agent”). The description of the Index included in this section is based on rules formulated by the Index Administrator, which are attached as annexes to this Index Supplement. The Index launched on December 15, 2020 and, therefore, has a limited performance history.

The Index tracks the performance of 300 stocks selected on a monthly basis from the MSCI World Index based on ESG Scores assigned by Arabesque. The Index selects stocks with the highest ESG Scores within each region and sector in the MSCI World Index and weights them in a manner designed to maximize their aggregate weighted ESG Scores, subject to constraints designed to limit the extent to which the regional-sector and regional composition of the Index differs from that of the MSCI World Index and to limit the concentration in any one stock. See “Description of the Arabesque S-Ray ESG Score” and “Description of the MSCI World Index” below.

The Index is designed to reflect the performance of a subset of companies from the MSCI World Index with favorable ESG characteristics, as measured by Arabesque’s ESG Score. It does not select companies based on their financial characteristics and is not designed to outperform the MSCI World Index. In fact, because the Index differs in important ways from the MSCI World Index, the Index could significantly underperform the MSCI World Index.

As a price return index, the Index reflects only the price performance of its constituent stocks and does not reflect the receipt or reinvestment of dividends paid on those stocks.

The Index is calculated in US dollars. The share prices of all stocks that trade in a non-US currency are converted into US dollars for purposes of calculating the Index level. Accordingly, the level of the Index may be affected by currency exchange rate fluctuations, in addition to changes in the local currency prices of the constituents of the Index.

There is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in its constituent stocks, as described in this section.

The rules governing the Index (the “Index Rules”) are attached as annexes to this index supplement. The Index Rules comprise the following documents:

•	Annex A: Index Conditions (Framework), which identifies the modules that apply to the Index and contains certain general information about the Index.

•	Annex B: Selection Module, which sets forth the rules governing the selection and weighting of the stocks included in the Index.

•	Annex C: Long/Short (Securities) Calculation Module, which contains formulas for the calculation of the Index level and terms relating to Adjustment Events (as defined below).

This description of the Index is only a summary of the Index Rules. You should understand that this summary does not describe the mathematical terms used in calculating the Index, and as a result is more general than the precise mathematical formulations used to calculate the Index. The mathematical calculation of the Index is described in the Index Rules. The Index will be governed by and calculated in accordance with the mathematical and other terms set forth in the Index Rules, and not this description of the Index. If this description of the Index conflicts with the Index Rules, the Index Rules control.

Selection

On the second calendar day of each month (or, if that day is not an Index Business Day, the immediately succeeding Index Business Day) (the “Selection Date”), the Index selects the stocks that will make up the Index for the next month. The stocks that are selected on a Selection Date are reflected in the Index starting on the second Index Business Day following that Selection Date, which we refer to as the “Rebalancing Date”.

On each Selection Date, the Index starts with all of the constituent stocks of the MSCI World Index. The Index then filters out stocks in the MSCI World Index based on the following exclusionary criteria:

1.	ESG rating criteria. The Index determines the percentile rank of each stock within its regional-sector in terms of its ESG Score as of the last weekday of the immediately preceding calendar month (referred to as the “Observation Date”). The stocks that fall within the bottom 60% of each regional-sector in terms of ESG Score are excluded from the Index. In other words, a stock must fall within the top 40% of the stocks in its regional-sector in terms of ESG Score to be included in the Index.

A “regional-sector” consists of all of the stocks in the MSCI World Index that belong to a given geographical region and GICS sector.

The Index classifies countries into the following four “regions”:

EMEA: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Israel, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and United Kingdom

NAM: Canada and the United States

Japan: Japan

APACxJP: Australia, Hong Kong, New Zealand and Singapore

The Index classifies stocks into one of 11 “sectors” based on the Global Industry Classification Standard (“GICS”). See “GICS” below for more information.

2.	Excluded business activities. The Index excludes stocks of companies that are identified by Arabesque as deriving 5% or more of their revenues from any of the following businesses: tobacco, weapons or fossil fuels.

3.	Index Administrator affiliates. Any stock issued by the Index Administrator or any of its affiliates (including Citigroup Inc.) will be excluded from the Index.

4.	Restricted trading list. Any stock that the Index Administrator or any of its affiliates is prohibited from purchasing as a consequence of the prevailing prohibitions or restrictions arising from or relating to its Restricted Trading List will be excluded from the Index.

The “Restricted Trading List” is an internal list of stocks that the Index Administrator and/or any of its affiliates are not permitted to hold, buy, sell or otherwise deal in for a particular period of time due to laws, regulations or internal policies. For example, if an affiliate of the Index Administrator were to act as an advisor to the issuer of a constituent with respect to an announced merger, that stock would appear on the Restricted Trading List. It is not possible at the present time to predict which or how many of the stocks included in the MSCI World Index will be included on the Restricted Trading List at any given time in the future, and the identity of the stocks on the Restricted Trading List at any given time will not be made public. The Index Administrator and its affiliates will decide whether a stock is included on the Restricted Trading List without regard to any effect on the Index.

5.	Trading volume. Any stock with a monthly average daily trading volume of less than $20 million in any of the six calendar months immediately preceding the calendar month of the Selection Date will be excluded from the Index. For this purpose, stocks traded in foreign currencies will be converted into U.S. dollars at the FX Rate (as defined below).

The stocks in the MSCI World Index that remain after the application of the above filters make up the “Investible Universe”. Each stock included in the Investible Universe will be included in the Index from the Rebalancing Date immediately following the relevant Selection Date to the next monthly Rebalancing Date.

However, the weight of a given stock in the Investible Universe may be zero, in which case the performance of that stock will not be included in the calculation of the Index performance, as described under “Weighting” below.

Weighting

The Index assigns a percentage weight to each stock in the Investible Universe in a manner designed to maximize the weighted ESG Scores of the stocks in the Investible Universe, subject to the following constraints:

1.	100% constraint. The sum of the percentage weights of the stocks in the Investible Universe must equal 100%.

2.	Regional-sector constraint. The aggregate percentage weight of the stocks in a particular regional-sector must not deviate by more than 10% from the aggregate percentage weight of the stocks in that regional-sector in the MSCI World Index as of the relevant Observation Date, subject to a leeway of 0.5%. To calculate the regional-sector constraint, the Index first calculates a 10% band around the percentage weight of the stocks in that regional-sector in the MSCI World Index, where 10% is measured as a percentage of the percentage weight of the relevant regional-sector in the MSCI World Index. For example, if the relevant regional-sector makes up 5% of the MSCI World Index, then the 10% band ranges from 4.5% (which is 10% less than 5%) to 5.5% (which is 10% more than 5%). Next, the 0.5% leeway is subtracted from the bottom of this band and added to the top of this band. In this example, the regional-sector constraint would require the aggregate percentage weight of the stocks in the regional-sector to make up between 4% (4.5% minus 0.5%) and 6% (5.5% plus 0.5%) of the Index.

Notwithstanding the foregoing, if the bottom of the range determined as described in the previous paragraph would be less than 1%, then the bottom of the range will be reduced to zero, and if the top of the range determined as described in the previous paragraph would be less than 1%, then the top of the range will be increased to 1%.

3.	Region constraint. The aggregate percentage weight of the stocks in a particular region must not deviate by more than 5% from the aggregate percentage weight of the stocks in that region in the MSCI World Index as of the relevant Observation Date, subject to a leeway of 0.5%. To calculate the region constraint, the Index first calculates a 5% band around the percentage weight of the stocks in that region in the MSCI World Index, where 5% is measured as a percentage of the percentage weight of the relevant region in the MSCI World Index. For example, if the relevant region makes up 20% of the MSCI World Index, then the 5% band ranges from 19% (which is 5% less than 20%) to 21% (which is 5% more than 20%). Next, the 0.5% leeway is subtracted from the bottom of this band and added to the top of this band. In this example, the region constraint would require the aggregate percentage weight of the stocks in the region to make up between 18.5% (19% minus 0.5%) and 21.5% (21% plus 0.5%) of the Index.

Notwithstanding the foregoing, if the bottom of the range determined as described in the previous paragraph would be less than 3%, then the bottom of the range will be reduced to zero, and if the top of the range determined as described in the previous paragraph would be less than 3%, then the top of the range will be increased to 3%.

4.	300 constituent constraint. The number of stocks included in the Index with a percentage weight greater than 0% must be 300.

5.	Individual stock constraint. The percentage weight of each stock with a non-zero percentage weight must be (i) no less than 0.25% and (ii) no greater than the lesser of (x) the percentage weight of that stock in the MSCI World Index as of the relevant Observation Date plus 1% and (y) ten times the percentage weight of that stock in the MSCI World Index as of the relevant Observation Date.

The Index determines the combination of percentage weights that would maximize the sum of the weighted ESG Scores of the stocks in the Investible Universe, while satisfying the above constraints, through the use of the MSCI Barra Open Optimizer. The MSCI Barra Open Optimizer is a computer program that is used to solve optimization problems subject to constraints.

If the Index is not able to satisfy all of the above constraints, then the Index will relax the constraints in the following order until the remaining constraints have been satisfied: first, the region constraint; second, the regional-sector constraint; and third, the 300 constituent constraint.

If the Index is still unable to satisfy the remaining constraints, then the 300 stocks in the Investible Universe with the highest ESG Scores will be equally weighted (and if there are fewer than 300 stocks in the Investible Universe, then the stocks in the Investible Universe will be equally weighted).

Index Calculation

The Index will reflect the performance of its constituent stocks, selected and weighted as described above on each Rebalancing Date.

The level of the Index (the “Index Level”) will be calculated by the Index Calculation Agent on each Index Business Day (as defined below), subject to the occurrence of a Disrupted Day as described under “—Adjustment of Dates and Disrupted Days” below and in more detail in the Index Rules. The level of the Index is calculated each Index Business Day and generally published on the following Index Business Day on the following Bloomberg page: CESGAWOP <Index>. The Index Level of the Index as of any Index Business Day is the closing level of the Index for that Index Business Day. The Index launched on December 15, 2020 and was back-calculated to a base Index Level of 100 as of January 7, 2010.

The Index is calculated in U.S. dollars. The share price of each stock that is traded in another currency is converted into U.S. dollars at the FX Rate. The “FX Rate” is the applicable WM/Reuters "Closing Spot Rate" as published by The World Markets Company plc in conjunction with Reuters at approximately 4 p.m. (London time) on the relevant Index Business Day or, if such rate is discontinued or unavailable on the relevant day for any reason, such other exchange rate for the relevant currency conversion as the Index Calculation Agent shall determine appropriate by reference to an alternative foreign exchange rate service.

The level of the Index is calculated on each Index Business Day based on the Closing Price of each constituent stock on that Index Business Day. The “Closing Price” of any stock on any Index Business Day is the official closing price of that stock on the relevant exchange on that Index Business Day.

“Index Business Day” means each day on which commercial banks and foreign exchange markets are scheduled to be open for general business (including dealings in foreign exchange and foreign exchange currency deposits) in London.

The Index Administrator, acting as the Index Calculation Agent, calculates, maintains and publishes the Index. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent for the Index at any time (which may be an affiliate of the Index Administrator).

Spin-offs

In the case of any spin-off in respect of any stock included in the Index, the spin-off stock will be hypothetically sold and reinvested in the stock making the spin-off based on the Closing Price of each on the effective date of the spin-off.

Adjustment of Dates and Disrupted Days

If any Index Business Day is not a Scheduled Trading Day or is a Disrupted Day for any stock included in the Index, the Index level will be calculated on that day (with respect to that stock) based on the Closing Price of that stock on the most recent immediately preceding day that was a Scheduled Trading Day and not a Disrupted Day for that stock.

Alternatively, if any Index Business Day is a Disrupted Day for any stock included in the Index, the Index Calculation Agent may:

(i)	publish its good faith estimate of the Index Level for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the stocks affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

(ii)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any constituent stock.

If any scheduled Rebalancing Date is not a Scheduled Trading Day for any stock included or to be included in the Index, then that Rebalancing Date will be postponed to the first day that is a Scheduled Trading Day for all such stocks.

If a Rebalancing Date is a Disrupted Day for any constituent stock included or to be included in the Index (each a “Disrupted Constituent”), then:

(a) that date will be the Rebalancing Date, notwithstanding the occurrence of any such Disrupted Day; and

(b)   (i) any Disrupted Constituent (1) that is notionally included in the Index from (and including) the Rebalancing Date and (2) which was not notionally included in the Index prior to the Rebalancing Date will be assigned a percentage weight of 0%;

(ii) any Disrupted Constituent (1) that is not notionally included in the Index from (and including) the Rebalancing Date and (2) which was notionally included in the Index prior to the Rebalancing Date will be valued using the most recently available level on or prior to the Rebalancing Date; and

(iii) any Disrupted Constituent (1) that is notionally included in the Index from (and including) the Rebalancing Date and (2) which was also notionally included in the Index prior to the Rebalancing Date will be valued using the most recently available level on or prior to the Rebalancing Date.

“Scheduled Trading Day” means, for any stock, any day on which each relevant Exchange and each relevant Related Exchange are scheduled to be open for trading for their respective regular trading sessions.

“Disrupted Day” means, in respect of any stock, any Scheduled Trading Day on which an Exchange Disruption occurs in respect of that stock.

“Exchange Disruption” means:

(1) any relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or

(2) the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any material suspension of or limitation imposed (by reason of movements in price exceeding permitted limits or otherwise) on the trading on (a) any relevant Exchange; or (b) any relevant Related Exchange; or

(3) the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in (4) or (5) below) which materially disrupts or impairs the ability of market participants in general to effect transactions in or to obtain market values for: (a) (on any relevant Exchange) the relevant Stocks; or (b) (on any relevant Related Exchange) any Stocks Derivative; or

(4) the closure on any Exchange Business Day of any relevant Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Exchange for execution at the relevant Valuation Time on such Exchange Business Day; or

(5) the closure on any Exchange Business Day of any relevant Related Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Related Exchange on such Exchange

Business Day; and (b) the deadline for the submission of orders to be entered into such Related Exchange for execution at the relevant Valuation Time on such Exchange Business Day.

“Exchange” means, in respect of the relevant Stocks, the primary exchange, trading system or quotation system (“Trading Venue”) in respect such relevant Stocks, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such relevant Stocks has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such relevant Stocks on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Business Day” means any Scheduled Trading Day for the relevant Stocks on which each relevant Exchange and each relevant Related Exchange is open for trading during its respective regular trading session, notwithstanding any such Exchange or any such Related Exchange closing prior to its Scheduled Closing Time.

“Related Exchange” means, in respect of the relevant Stocks, each exchange, trading system or quotation system (“Trading Venue”) in respect of any futures contract or option contract (“Stocks Derivatives”) relating to such relevant Stocks, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in the relevant Stocks Derivatives has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in the relevant Stocks Derivatives on such temporary substitute Trading Venue as on the original Trading Venue.

“Scheduled Closing Time” means, in respect of a Scheduled Trading Day and an Exchange or Related Exchange (as relevant), the scheduled weekday closing time on such Exchange or Related Exchange (as relevant) on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Stock” means each constituent stock of the Index.

“Valuation Time” means the Scheduled Closing Time on the relevant Exchange.

Adjustment Events

If an Adjustment Event occurs in respect of a constituent stock (the “Affected Constituent”), then:

(1) the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

(2) the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:

(a) determine the effective date of such replacement; and

(b) make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Index of such replacement; and/or

(3) the Index Administrator may discontinue and cancel the Index.

“Adjustment Event” means each of the following: (1) Corporate Action; (2) Delisting; (3) Issuer Insolvency; (4) Merger Event; (5) Nationalization; and (6) Tender Offer.

“Delisting” means that any relevant Exchange announces that, pursuant to its rules, the relevant Stocks cease (or will cease) to be listed, traded or publicly quoted on such Exchange for any reason (other than a Merger Event or a Tender Offer) and are not (or will not be) immediately re-listed, re-traded or re-quoted on either: (1) an exchange or quotation system located in either (a) the same country as such Exchange; or (b) if such Exchange is located within the European Union, any member state of the European Union; or (2) another exchange or quotation system (that is acceptable to the Index Calculation Agent) located in another country (that is acceptable to the Index Calculation

Agent); or (3) if such Exchange is located in the United States, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market System (or their respective successors).

“Merger Event” means any:

(1) reclassification or change of the relevant Stocks which results in a transfer of or an irrevocable commitment to transfer all the relevant Stocks outstanding to another entity or person; or

(2) consolidation, amalgamation, merger or binding share exchange of the relevant issuer with or into another entity (other than a consolidation, amalgamation, merger or binding share exchange in which it is the continuing entity and which does not result in a reclassification of all the relevant Stocks outstanding); or

(3) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the relevant Stocks outstanding for the relevant issuer, which results in a transfer of or an irrevocable commitment to transfer all such Stocks (other than those owned or controlled by such entity or person); or

(4) consolidation, amalgamation, merger or binding share exchange of the relevant issuer or its subsidiaries with or into another entity in which such issuer is the continuing entity, and which does not result in the reclassification or change of all of the relevant Stocks outstanding, but results in the relevant Stocks outstanding (other than those owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the relevant Stocks outstanding immediately following such event.

“Nationalization” means that all the Stocks or all or substantially all the assets of an issuer are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person which results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 10 per cent. and less than 100 per cent. of the voting shares outstanding of the relevant issuer, as assessed with reference to the filings made with governmental or self-regulatory agencies or such other reasonably relevant information.

“Corporate Action” means, in respect of the relevant stock, any of the following events (provided that, in each case, the relevant event has a diluting or concentrative effect on the theoretical value of the relevant stock and is not otherwise adjusted for):

(1) a subdivision, consolidation or reclassification of the relevant stock, unless resulting in a Merger Event; or

(2) a free distribution or dividend of the relevant stock to existing holders by way of bonus, capitalization or similar issue; or

(3) a distribution, issue or dividend to existing holders of the relevant stock of (a) an additional amount of such stock; or (b) other share capital or securities granting the right to payment of dividends and/or the proceeds of the liquidation of the relevant Issuer of the relevant stock equally or proportionately with such payments to holders of its relevant stock; or (c) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the relevant issuer as a result of a spin-off or other similar transaction; or (d) any other type of securities, rights, warrants or other assets, in any case for payment (whether in cash or otherwise) at less than their prevailing market price; or

(4) an extraordinary dividend, as determined by the Index Calculation Agent; or

(5) a call by the relevant issuer in respect of the relevant shares of stock which are not fully paid; or

(6) a repurchase by the relevant issuer or any of its subsidiaries of the relevant stock, whether out of profit or capital, and whether the consideration for such purchase is cash, securities or otherwise; or

(7) in respect of the relevant issuer, an event which results in any shareholder rights being diluted or becoming separated from shares of common stock or other shares of the capital stock on the relevant Issuer, pursuant to a shareholder rights plan or arrangement directed against hostile takeovers which provides (upon the occurrence of certain events) for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below than their market value (provided that any adjustment effected as a result of such an event may be readjusted upon any redemption of such rights); or

(8) any other event which may have a diluting or concentrative effect on the theoretical value of the relevant stock.

Corrections

If the price of any constituent stock for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected price is published by or on behalf of such person or entity within two Index Business Days, then such corrected price shall be deemed to be the price for such constituent stock for the relevant time on the relevant day. The Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the Index Level for such day.

Cancellation of the Index

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and the Index Level.

GICS

GICS was developed in 1999 by S&P and MSCI as a framework for classifying companies within sectors, industry groups, industries and sub-industries. The “sector” is the highest and most general level of classification within GICS.

GICS classifies a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as the key measure identifying a company’s principal business activity. However, earnings and market perception are also taken into account during the review process.

The following table lists the 11 GICS sectors and the industries that make up each sector.

Sector	Industries
Energy	Energy Equipment & Services Oil, Gas & Consumable Fuels
Financials	Banks Thrifts & Mortgage Finance Diversified Financial Services Consumer Finance Capital Markets Mortgage Real Estate Investment Trusts (REITs) Insurance
Information Technology	IT Services Software Communications Equipment Technology Hardware, Storage & Peripherals Electronic Equipment, Instruments & Components Semiconductors & Semiconductor Equipment
Utilities	Electric Utilities Gas Utilities

Multi-Utilities Water Utilities Independent Power and Renewable Electricity Producers
Consumer Staples	Food & Staples Retailing Beverages Food Products Tobacco Household Products Personal Products
Health Care	Health Care Equipment & Supplies Health Care Providers & Services Health Care Technology Biotechnology Pharmaceuticals Life Sciences Tools & Services
Consumer Discretionary

Auto Components

Automobiles

Household Durables

Leisure Products

Textiles, Apparel & Luxury Goods

Hotels, Restaurants & Leisure

Diversified Consumer Services

Distributors

Internet & Direct Marketing Retail

Multiline Retail

Specialty Retail

Materials	Chemicals Construction Materials Containers & Packaging Metals & Mining Paper & Forest Products
Industrials

Aerospace & Defense

Building Products

Construction & Engineering

Electrical Equipment

Industrial Conglomerates

Machinery

Trading Companies & Distributors

Commercial Services & Supplies

Professional Services

Air Freight & Logistics

Airlines

Marine

Road & Rail

Transportation Infrastructure

Communication Services	Diversified Telecommunication Services Wireless Telecommunication Services Media Entertainment Interactive Media & Services

Real Estate	Equity Real Estate Investment Trusts (REITs)
Real Estate Management & Development

Companies’ GICS classifications are reviewed at least annually, and are also under constant surveillance for corporate actions potentially impacting classification. In general, a GICS code changes whenever there is a major corporate action that redefines a company's primary business activity. At a minimum, annual reviews are conducted to ensure that a company has not redefined its primary business activity through a series of smaller events. S&P and MSCI review the GICS structure on an annual basis.

All information regarding the GICS has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P and MSCI.

Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, will exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

MSCI Barra Open Optimizer Events

If, on any weekday, the MSCI Barra Open Optimizer is temporarily unavailable or inaccessible by the Index Administrator or Index Calculation Agent, the Index Calculation Agent may:

(1)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding weekday on which such event does not occur or continue to occur, and no new Index Level will be published for such day(s) but will instead be deemed to be the same as that of the immediately preceding Index Business Day on which the MSCI Barra Open Optimizer is available and the Index Calculation Agent is able to calculate the Index Level in accordance with the Index Rules; and/or

(2)	identify and select a replacement information source as it determines appropriate, having regard to the manner in which the MSCI Barra Open Optimizer was used in the calculation of the Index, and the Index Calculation Agent will (i) determine the effective date of such replacement information source, and (ii) make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Index of such replacement.

If, on any weekday, the functionality of the MSCI Barra Open Optimizer is discontinued in whole or in part and is replaced by a successor optimizer (or combination of successor optimizers) (the “Successor Optimizer”) which is acceptable to the Index Administrator and the Index Calculation Agent and, in the joint determination of the Index Administrator and the Index Calculation Agent, uses the same or substantially similar methodology in calculation as the MSCI Barra Open Optimizer, then that Successor Optimizer will be deemed to be the relevant source for the calculations required to be carried out using the MSCI Barra Open Optimizer with effect from the date determined by the Index Calculation Agent.

If the Index Calculation Agent determines that a Successor Optimizer shall be used, it may make any adjustment(s) to the Index Rules as it determines appropriate to account for such change.

If: (1) MSCI makes or announces that it will make a material change in the formula for or method of calculation used in the MSCI Barra Open Optimizer (an “Optimizer Modification”), or (2) the MSCI Barra Open Optimizer ceases to exist or MSCI announces that it will cease to exist and no Successor Optimizer exists (an “Optimizer Cancellation”), then the Index Calculation Agent may:

(1)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding weekday on which such event does not occur or continue to occur, and no new Index Level will be published for such day(s) but will instead be deemed to be the same as that of the immediately preceding Index Business Day;

(2)	identify and select a replacement optimizer or optimizers as it determines appropriate, having regard to the manner in which the MSCI Barra Open Optimizer was used in the calculation of the Index, and the Index Calculation Agent will (i) determine the effective date of such replacement optimiser(s), and (ii) make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Index of such replacement; and/or

(3)	discontinue and cancel the Index.

Events Relating to the MSCI World Index

If the MSCI World Index is (1) not calculated and announced by MSCI but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent; or (2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for or method of calculation as used in the calculation of such index, then in each case that index will be substituted for the MSCI World Index with effect from the date determined by the Index Calculation Agent, who may (but is not obliged to) make such adjustment(s) to the Index Rules as it determines appropriate to account for such change.

If a Reference Index Cancellation, a Reference Index Licence Termination or a Reference Index Modification occurs in respect of the MSCI World Index, then:

(1) the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such event does not occur or continue to occur; and/or

(2) the Index Calculation Agent may (exercising Expert Judgement) replace the MSCI World Index with a replacement reference index which has substantially similar characteristics to the MSCI World Index, having regard to the manner in which the MSCI World Index is used in the calculation of the Index, in which case the Index Calculation Agent will:

(a) determine the effective date of such replacement; and

(b) make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Index of such replacement; and/or

(3) the Index Administrator may discontinue and cancel the Index.

“Reference Index Cancellation” means that MSCI permanently cancels the MSCI World Index.

“Reference Index Licence Termination” means that a license granted (if required) to the Index Administrator and/or the Index Calculation Agent and/or any of their respective affiliates to use the MSCI World Index in connection with the Index is terminated, or any such entity’s right to use the MSCI World Index in connection with calculating the Index is otherwise disputed, impaired or ceases for any reason.

“Reference Index Modification” means that MSCI announces that it will make a material change in the formula for or method of calculating the MSCI World Index or in any other way materially modifies the MSCI World Index (other than a modification prescribed in that formula or method to maintain the MSCI World Index in the event of routine events).

Cancellation, Termination or Modification of ESG Score

If an ESG Data Cancellation, an ESG Data Licence Termination or an ESG Data Modification occurs in respect of the ESG Score, then:

(1)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such event does not occur or continue to occur; and/or

(2)	the Index Calculation Agent may (exercising Expert Judgement) make such adjustment(s) to the Index Rules as it determines appropriate to accommodate such event, having regard for the objective and purpose of the Index; and/or

(3)	the Index Administrator may discontinue and cancel the Index.

“ESG Data Cancellation” means that Arabesque permanently cancels the provision of the ESG Score.

“ESG Data Licence Termination” means that a licence granted (if required) to the Index Administrator and/or the Index Calculation Agent and/or any of their respective affiliates to use the ESG Score in connection with the Index is terminated, or any such entity’s right to use the such data in connection with calculating the Index is otherwise disputed, impaired or ceases for any reason.

“ESG Data Modification” means that Arabesque announces that it will make a material change in the method of calculating or providing the ESG Score or in any other way materially modifies the calculation or provision of the ESG Score (other than a modification prescribed in that method to maintain such data in the event of routine events).

Regulatory Event

Following the occurrence of a Regulatory Event, the Index Calculation Agent will determine (using Expert Judgement) whether or not such occurrence has a material effect on the Index.

(1)       If the Index Calculation Agent determines that such occurrence has a material effect on the Index, then the Index Calculation Agent will inform the Index Administrator of such determination and either:

(a)       the Index Administrator will follow procedures in order to amend the Index Rules; or

(b)      the Index Administrator may discontinue and cancel the Index.

(2)       If the Index Calculation Agent determines that such occurrence does not have a material effect on the Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

(a)       the constituent stock affected by such Regulatory Event (the “Removed Constituent”) will be removed from the Index; and

(b)       either (i) the weight of the remaining constituent stocks will be scaled up such that the weight of the Removed Constituent is proportionately redistributed to the remaining constituents or (ii) the Index Calculation Agent may replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Index of such replacement.

A “Regulatory Event” means that, owing to any change in applicable law or regulation, the Index Calculation Agent determines that either:

(1)	a hypothetical broker dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a constituent stock depends or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would not be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a constituent stock depends; or

(2)	the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate, as applicable, an index which contains a particular instrument or security on which the value of a constituent stock depends.

Index Governance

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity.

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

Notices

MSCI Indices notice

The MSCI World Index is used by Citigroup Global Markets Limited (“CGML”) as the selection universe for the selection of the companies included in the Index.

MSCI does not in any way sponsor, support, promote or endorse the Index. MSCI was not and is not involved in any way in the creation, calculation, maintenance or review of the Index. The MSCI World Index was provided on an “as is” basis. MSCI, each of its affiliates and each other person involved in or related to compiling, computing or creating the MSCI World Index (collectively, the “MSCI Parties”) expressly disclaim all warranties (including, without limitation, any warranties of originality, accuracy, completeness, timeliness, non-infringement, merchantability and fitness for a particular purpose). Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, incidental, punitive, consequential (including, without limitation, lost profits) or any other damages in connection with the MSCI World Index or the Index.

MSCI Barra Open Optimizer notice

The MSCI Barra Open Optimizer is used in the calculation of the Index. MSCI Barra Open Optimizer and Barra Optimizer are registered trademarks of Barra International LLC (“Barra”) and MSCI; these trademarks have been licensed to Citigroup Global Markets Limited.

Neither MSCI nor Barra in any way sponsors, supports, promotes or endorse the Index. Neither MSCI nor Barra was or is involved in any way in the creation, calculation, maintenance or review of the Index. The MSCI Barra Open Optimizer was provided on an “as is” basis. MSCI, Barra each of their affiliates and each other person involved in or related to compiling, computing or creating the MSCI Barra Open Optimizer (collectively, the “MSCI Parties”) expressly disclaim all warranties (including, without limitation, any warranties of originality, accuracy, completeness, timeliness, non-infringement, merchantability and fitness for a particular purpose). Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, incidental, punitive, consequential (including, without limitation, lost profits) or any other damages in connection with the use of the MSCI Barra Open Optimizer and/or the Index.

GICS notice

The Global Industry Classification Standard (“GICS”) was developed by and is the exclusive property and a service mark of MSCI and Standard & Poor's Financial Services LLC (“S&P”) and is licensed for use by the Index Administrator. Neither MSCI, S&P nor any other party involved in making or compiling the GICS or any GICS classifications makes any express or implied warranties or representations with respect to such standard or classification (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such standard or classification. Without limiting any of the foregoing, in no event shall MSCI, S&P, any of their affiliates or any third party involved in making or compiling the GICS or any GICS classifications have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Arabesque Notice

We or one of our affiliates have entered into a license agreement with Arabesque pursuant to which we or our affiliates are entitled to use the ESG Score in connection with the Index in exchange for a fee.

The ESG Score does not constitute investment advice from Arabesque. The ESG Score is not a statement of fact or recommendations to purchase, sell or hold any securities. Provision of the ESG Score is not an asset management activity by Arabesque, and is not a solicitation or an offer to buy any security or instrument or to participate in any trading.

Hypothetical Back-Tested Index Performance Information

All Index performance information prior to December 15, 2020 is hypothetical and back-tested, as the Index did not exist prior to that date. Hypothetical back-tested Index performance information is subject to significant limitations. The Index Administrator developed the Index Rules with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index Rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology. Furthermore, the hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the hypothetical back-tested period may not be representative of market conditions that will exist in the future.

The hypothetical back-tested Index performance information has been calculated by the Index Administrator by applying the Index methodology substantially as described above to historical data and hypothetical back-tested ESG Scores calculated by Arabesque. Arabesque has published the version of the ESG Score currently used by the Index since March 2020. For periods prior to that date, Arabesque has calculated hypothetical back-tested ESG Scores. Arabesque has stated that it calculated the hypothetical back-tested ESG Scores by applying the methodology used to calculate the version of the ESG Score currently used by the Index to historical data. However, it is important to understand that the historical data used to calculate the hypothetical back-tested ESG Scores are subject to significant limitations. Specifically:

•	Metrics published by IdealRatings are not available prior to June 18, 2017. Metrics published by IdealRatings currently represent 116, or 24.58%, of the 472 Metrics that are used to calculate a company’s Long-Term Feature Score.

•	Metrics published by ISS are not available prior to February 24, 2013. Metrics published by ISS currently represent 218, or 46.19%, of the 472 Metrics that are used to calculate a company’s Long-Term Feature Score.

•	The number of companies that published a sufficient amount of ESG-related data to receive an ESG Score was significantly less earlier in the back-tested period than it was by the end of the back-tested period. Arabesque has stated that, as of January 1, 2020, 7,277 companies published a sufficient amount of ESG-related data to receive an ESG Score, whereas only 2,852 companies met that standard as of January 1, 2010.

For these reasons, the hypothetical back-tested ESG Scores calculated by Arabesque may differ from the ESG Scores that would have been calculated had all of the Metrics been available throughout the back-tested period. Moreover, the companies selected for inclusion in the Index for purposes of calculating the hypothetical back-tested Index performance may differ from the companies that would have been selected if hypothetical back-tested ESG Scores were available throughout the back-tested period based on all of the Metrics and for the same universe of companies for which ESG Scores are available today. As a result, the hypothetical back-tested performance of the Index may differ from the performance the Index would have achieved had it actually existed during the back-tested period and been calculated based on the same data that are available today.

It is impossible to predict whether the Index will rise or fall. By providing hypothetical back-tested Index performance information in connection with any offering of any investment linked to the Index, we are not representing that the Index is likely to achieve gains or losses similar to those shown. In fact, there are frequently sharp differences between hypothetical performance results and the actual results subsequently achieved by any particular investment. One of the limitations of hypothetical performance information is that it did not involve financial risk and cannot account for all factors that would affect actual performance. The actual future performance of the Index may bear no relation to the hypothetical back-tested performance of the Index.

DESCRIPTION OF THE ARABESQUE S-RAY ESG SCORE

Overview

The Arabesque S-Ray ESG Score (the “ESG Score”) is intended to quantify a company’s performance on a range of environmental, social and governance (“ESG”) metrics. The ESG score is calculated by Arabesque S-Ray GmbH (“Arabesque”), a provider of ESG metrics and data services headquartered in Frankfurt, Germany. Arabesque has published an ESG Score since 2017 and has published the version of the ESG Score currently used by the Index since March 2020.

The ESG Score aggregates a company’s performance in 22 different ESG-related areas (referred to as “Features”) into a single score, where each Feature is weighted in a manner intended to reflect the financial materiality of that Feature to the sector and industry group to which the company belongs. See “—Materiality Weights” below for a discussion of how financial materiality is measured for purposes of the ESG Score.

A company’s performance with respect to each Feature is quantified by a Feature Score for that Feature. The Feature Score for each Feature measures a company’s performance on multiple data points relevant to that Feature relative to other companies. A company’s Feature Score based on these data points is subject to adjustment downward for negative news articles related to the relevant Feature, and subject to adjustment upward or downward for positive or negative non-governmental organization (“NGO”) reports about the company related to that Feature. See “—Features” below for information about the Features and “—Feature Scores” below for information about how the Feature Score for each Feature is calculated.

Arabesque currently calculates ESG Scores for over 7,000 publicly listed companies in both developed and emerging markets. We refer to the universe of companies for which Arabesque calculates an ESG Score as the “S-Ray Universe”.

There is no single accepted methodology for quantifying a company’s ESG performance. The ESG Score is just one approach. No assurance can be given that the ESG Score will accurately capture any given company’s performance in terms of the ESG factors that are important to any investor.

The description of the ESG Score contained herein is based on information provided by Arabesque. We have not independently verified that information.

Although the version of the ESG Score utilized by the Index on the date of this index supplement is the latest public version of Arabesque’s ESG Score, that may cease to be the case if Arabesque makes changes to the methodology by which it calculates the latest public version of its ESG Score that are not reflected in the version of the ESG Score utilized by the Index. See “—Versions” below for more information. For this reason, any ESG Scores that Arabesque may publish on its website may differ from the ESG Scores that are utilized by the Index. Arabesque will provide the current ESG Scores for each company in the S-Ray Universe, calculated based on the version of the ESG Score methodology then utilized by the Index, free of charge to any person who requests them from Arabesque at any time.

Calculation of ESG Score

The ESG Score for a given company is a value between 0 and 100 and is calculated as the weighted sum of the Feature Scores with respect to that company, where the weight given to each Feature is equal to its “Materiality Weight”, determined as described under “—Materiality Weights” below. The Materiality Weights of all Features for any given company sum to 100%.

The table below provides a hypothetical illustration of the calculation of the ESG Score for a hypothetical company. The ESG Score is the sum of the products of the Feature Score and Materiality Weight for each Feature.

	Feature	Feature Score	Materiality Weight	Feature Score × Materiality Weight
1.	Water	0.00	2.00%	0.00

2.	Resource Use	41.88	3.00%	1.24
3.	Environmental Solutions	37.25	3.00%	1.11
4.	Environmental Stewardship	29.64	5.00%	1.47
5.	Emissions	43.56	5.00%	2.16
6.	Waste	66.50	3.00%	1.98
7.	Environmental Management	54.00	5.00%	2.67
8.	Product Access	48.00	2.00%	0.95
9.	Training and Development	28.75	2.00%	0.57
10.	Community Relations	43.16	3.00%	1.28
11.	Human Rights	48.00	3.00%	1.43
12.	Compensation	67.85	2.00%	1.34
13.	Employment Quality	47.53	3.00%	1.41
14.	Diversity	53.80	4.00%	2.13
15.	Occupational Health and Safety	56.00	4.00%	2.22
16.	Labor Rights	0.00	2.00%	0.00
17.	Product Quality and Safety	51.67	3.00%	1.53
18.	Corporate Governance	53.33	9.00%	4.75
19.	Forensic Accounting	54.86	15.00%	8.15
20.	Business Ethics	52.67	8.00%	4.17
21.	Capital Structure	45.48	14.00%	6.30
22.	Transparency	43.67	5.00%	2.16
ESG Score	49.03

Feature Score

The table below lists the 22 Features that are taken into account in the ESG Score.

Feature
1.	Water
2.	Resource Use
3.	Environmental Solutions
4.	Environmental Stewardship
5.	Emissions
6.	Waste
7.	Environmental Management
8.	Product Access
9.	Training and Development
10.	Community Relations
11.	Human Rights
12.	Compensation
13.	Employment Quality
14.	Diversity
15.	Occupational Health and Safety
16.	Labor Rights
17.	Product Quality and Safety
18.	Corporate Governance
19.	Forensic Accounting
20.	Business Ethics
21.	Capital Structure
22.	Transparency

A “Feature Score” for each Feature is determined for each company based on its Long-Term Feature Score for that Feature, as adjusted by its Short-Term Feature Score for that Feature. Each Feature Score is a number between 0 and 100.

The formula for calculating the Feature Score for each Feature is as follows:

Feature Score = Long-Term Feature Score × (1 + Short-Term Feature Score)

The Long-Term Feature Score for each Feature is a number between 0 and 100. The Short-Term Feature Score is a percentage that may range from -50% to +25%.

For example, if a company’s Long-Term Feature Score for a Feature were 50, and if its Short-Term Feature Score for that Feature were -25%, then that company’s Feature Score for that Feature would be calculated as follows:

Feature Score = 50 × (1 + -25%) = 37.50

Long-Term Feature Score

A company’s “Long-Term Feature Score” for each Feature is determined based on the company’s performance on one or more data points, or “Metrics”, relevant to that Feature relative to other companies. Arabesque obtains the Metrics used to calculate the Long-Term Feature Scores from third-party data providers, which in turn obtain information from company reports, filings and disclosures. The Long-Term Feature Score is referred to as “long-term” because the Metrics are published infrequently (e.g., annually or semi-annually). The Metrics used to calculate the Long-Term Feature Score for each Feature are listed in Annex D.

The Long-Term Feature Score for a given Feature and a given company is the weighted sum of the Metric Scores for that Feature. The Metric Scores for a given Feature with more than one Metric are weighted so that Metrics with a “Preparation” Focus make up 50% of the Long-Term Feature Score and Metrics with an “Outcome” Focus make up 50% of the Long-Term Feature Score. For Features with only one Metric, the Metric Score for that Metric is the Long-Term Feature Score for that Feature.

Metric Scores

The Metric Score for a given company and a given Metric generally reflects the performance of that company on the Metric in question relative to other companies, with a higher Metric Score reflecting more favorable performance, and vice versa.

The Metrics come in two different data types:

•	Binary: a Metric categorized as “Binary” reflects a yes or no answer to a question. For example, the Metric “Has a policy for insider trading”, which is a Metric within the Corporate Governance Feature, will either be “yes” (if the company has a policy for insider trading, as determined by IdealRatings) or “no” (if the company does not have a policy for insider trading, as determined by IdealRatings).

•	Float: a Metric categorized as “Float” is a number or a percentage. For example, the Metric “Women on Board”, which is a Metric within the Diversity Feature, will reflect the number of women on the board of directors of the company.

Arabesque obtains nearly all of the Metrics from third-party data providers IdealRatings, Institutional Shareholder Services (“ISS”) and Refinitiv. Arabesque obtains one Metric each from each of FactSet, Accenture and CFRA.

The Long-Term Feature Score for each Feature is calculated as the weighted sum of the Metric Scores for the Metrics that make up that Feature. The “Metric Score” for each Metric is intended to reflect the company’s performance on that Metric relative to other companies. The calculation of the Metric Score depends on the data provider, as follows:

Data Provider	Calculation of Metric Score
IdealRatings	Percentile rank across S-Ray Universe
Institutional Shareholder Services (“ISS”)	Percentile rank across the region (as defined by FactSet) that includes the country in which the company is listed

Refinitiv	Normalization by cumulative distribution function across S-Ray Universe
FactSet	Percentile rank across FactSet sector
Accenture	Percentile rank across S-Ray Universe
CFRA	Percentile rank across S-Ray Universe

The percentile rank of a company for a given Metric Score generally represents the percentage of companies in the region, sector or S-Ray Universe, as applicable, with less favorable performance on the applicable Metric than the company in question. To convert a percentile rank into a Metric Score, the relevant percentage is multiplied by 100.

For each Binary Metric, which will be either a “yes” or a “no” answer, the percentile rank of each company will be determined as follows:

1.	All of the companies in the relevant region, sector or S-Ray Universe, as applicable, will be ranked, starting at the top with all companies with a “no” answer, followed by all companies with a “yes” answer.

2.	The average rank of all companies with a “no” answer will be determined, and the average rank of all companies with a “yes” answer will be determined.

3.	The average rank of all companies with a “no” answer will be divided by the total number of companies in the relevant region, sector or S-Ray Universe, as applicable, and the average rank of all companies with a “yes” will be divided by the total number of companies in the relevant region, sector or S-Ray Universe, as applicable.

4.	The resulting percentage for each company, multiplied by 100, will be the Metric Score for that company.

For example, consider a hypothetical Binary Metric provided by IdealRatings. Suppose that there are 100 companies in the S-Ray Universe and that 50 have a “yes” answer for this Metric and 50 have a “no” answer. In this case, each company with a “no” answer would be ranked from 1 to 50, and each company with a “yes” answer would be ranked from 51 to 100. The average rank of each company with a “no” answer would be the sum of the rankings from 1 to 50, divided by 50, which would be 25.5. The average rank of each company with a “yes” answer would be the sum of the rankings from 51 to 100, divided by 50, which would be 75.5. Each of these results would be divided by the total number of companies in the dataset (i.e., 100), and then multiplied by 100, resulting in a Metric Score of 25.5 for each company with a “no” answer and 75.5 for each company with a “yes” answer.

Arabesque calculates Metric Scores for Metrics provided by Refinitiv using the statistical concept of a “cumulative distribution function”, or “CDF”. This method of calculating Metric Scores is similar to the percentile rank approach in that it produces a Metric Score that reflects how a given company compares to other companies in the S-Ray Universe in terms of the relevant Metric – under the CDF approach, just as with a percentile rank approach, Metric Scores range from 0 to 100 and a given company will have a higher Metric Score than all companies that rank below it in terms of the relevant Metric. However, whereas the percentile rank approach is a simple indication of the percentage of companies in the dataset that performed more poorly on the given Metric than the company in question, the CDF approach is an indication of the probability that a randomly selected company from the dataset would have a measurement in terms of the relevant Metric that is lower than that of the company in question. For this purpose, probability is determined using the statistical concepts of mean and standard deviation and assuming a normal distribution.

For example, a company whose performance is exactly equal to the mean of the performance of all companies in the dataset in terms of the relevant Metric would have a Metric Score of 50 under the CDF approach, because under a normal distribution there is a 50% chance that a randomly selected company would have a measurement that is less than the mean. A company whose performance in terms of the relevant Metric is one standard deviation above the mean would have a Metric Score of approximately 84, because under a normal distribution there is an approximately 84% probability that a randomly selected company would have a measurement that is less than one standard deviation above the mean. Similarly, a company whose performance in terms of the relevant Metric is one standard deviation below the mean would have a Metric Score of approximately 16, because under a normal distribution there is an approximately 16% probability that a randomly selected company would have a measurement that is less than the value that is one standard deviation below the mean.

Metric Weights

Each Metric is assigned an attribute called “Focus”, which may be either “Preparation” or “Outcome”. Metrics with a “Preparation” Focus reflect data points which describe a company’s intentions with respect to a given topic. For example, the existence of an emissions reduction policy is taken as an indication that the company intends to implement certain environmental initiatives relating to emissions. However, this data point does not provide any information as to whether the company has been effective at implementing that policy. In contrast, Metrics with an “Outcome” Focus reflect data points which measure or quantify a company’s actual performance with respect to a given topic. For example, an “Outcome” Metric may measure a company’s actual CO2 emissions. Annex D indicates the Focus of each Metric.

In calculating the Long-Term Feature Score for each Feature that has more than one Metric, Metrics with a “Preparation” Focus make up 50% of the Long-Term Feature Score, and Metrics with an “Outcome” Focus make up the other 50%. Within the group of Metrics with a “Preparation” Focus, each Metric is equally weighted with each other Metric with a “Preparation” Focus, and within the group of Metrics with an “Outcome” Focus, each Metric is equally weighted with each other Metric with an “Outcome” Focus. Accordingly, in calculating the Long-Term Feature Score of each Feature, each Metric with a “Preparation” Focus has a “Metric Weight” equal to 50% divided by the total number of Metrics with a “Preparation” Focus for that Feature, and each Metric with an “Outcome” Focus has a “Metric Weight” equal to 50% divided by the total number of Metrics with an “Outcome” Focus for that Feature.

For example, if for a given Feature there are five Metrics with a “Preparation” Focus and ten Metrics with an “Outcome” Focus, then the Metric Weight of each Metric with a “Preparation” Focus will be 10% (i.e., 50% divided by five) and the Metric Weight of each Metric with an “Outcome” Focus will be 5% (i.e., 50% divided by ten).

Adjustments

After summing the products of the Metric Scores and Metric Weights for each Metric, a normalization adjustment is added to determine the Long-Term Feature Score (except where the Long-Term Feature Score would exceed 100). The normalization adjustment is a fixed value of 5 and is intended to cause the Feature Scores to have a median of approximately 50, offsetting the reduction resulting from the News-Based Correction Factor, which Arabesque has determined tends to represent approximately 5 points.

For a given company, if no data is available with respect to a given Metric, then that Metric will be ignored (i.e., treated as if it were not one of the Metrics) for purposes of calculating the Long-Term Feature Score for that company.

Hypothetical Calculation of Long-Term Feature Score

The table below provides a hypothetical illustration of the calculation of the Long-Term Feature Score for the Emissions Feature for a hypothetical company. The Long-Term Feature Score for each Feature is the sum of the products of the Metric Score and Metric Weight of each Metric for that Feature, plus the normalization adjustment.

Emissions Metrics	Focus	Metric Score	Metric Weight	Metric Score × Metric Weight
Company publishes air-related information	Outcome	33.00	6.25%	2.06
Discloses the greenhouse gas emissions	Outcome	94.00	6.25%	5.88
CO2 emissions	Outcome	35.00	6.25%	2.19
Cement CO2 emissions	Outcome	41.00	6.25%	2.56
VOC emissions reduction initiatives	Outcome	35.00	6.25%	2.19
Environmental impact of production processes	Outcome	39.00	6.25%	2.44
Transportation impact reduction initiatives	Outcome	27.00	6.25%	1.69
Consideration of climate change risks and opportunities	Outcome	35.00	6.25%	2.19
Has programs to reduce air emissions	Preparation	28.00	12.50%	3.50

Participates in Carbon Disclosure Project	Preparation	28.00	12.50%	3.50
Plans to reduce emissions from company buildings	Preparation	66.00	12.50%	8.25
Plans to reduce emissions from company transportation vehicles	Preparation	17.00	12.50%	2.13
Normalization Adjustment	n/a	5.00	n/a	5.00
Long-Term Feature Score				43.56

Note that not all Metrics that relate to the Emissions Feature are included in this calculation, as it is common that companies do not have data available for all Metrics for a given Feature.

Short-Term Feature Score

The Short-Term Feature Score for each company and Feature is intended to reflect negative news articles and positive or negative NGO reports about that company and related to that Feature within the last year. The Short-Term Feature Score is referred to as “short-term” because it is intended to reflect information on a more current basis than the Long-Term Feature Score, although it may reflect information that is up to a year old.

The Short-Term Feature Score is calculated based on a News-Based Correction Factor and an NGO-Based Correction Factor. The News-Based Correction Factor may range in value between -50% and 0%. The NGO-Based Correction Factor may range in value between -25% and +25%.

As a result, negative news stories about a company that relate to a given Feature may reduce that company’s Long-Term Feature Score for that Feature by up to 50%. Positive or negative reports by NGOs about a company that relate to a given Feature may either reduce or enhance that company’s Long-Term Feature Score for that Feature by up to 25%.

If the News-Based Correction Factor and the NGO-Based Correction Factor are both negative, then the Short-Term Feature Score is equal to whichever factor is most negative. If the NGO-Based Correction Factor is positive, then the Short-Term Feature Score is the sum of the News-Based Correction Factor and the NGO-Based Correction Factor.

As a result, the Short-Term Feature Score is always between -50% and +25%.

News-Based Correction Factor

The News-Based Correction Factor is determined based on data provided to Arabesque by Covalence SA, a provider of ESG-related data based in Geneva, Switzerland.

Covalence identifies and classifies news articles on a daily basis. For each article that Covalence identifies as having ESG-related content with respect to a company, Covalence provides the following data to Arabesque:

•	Topic: a mapping of the article to one of 55 specified Topics

•	Source: the name of the article source

•	Polarity: negative or positive based on sentiment analysis

Arabesque takes the data provided by Covalence and uses a pre-defined set of internal rules to produce:

•	a mapping of all negative articles to a company and Feature, based on the Topic of the article, as identified by Covalence;

•	an “Impact Score” for each negative article, which quantifies the reputation (1, 2 or 3) of the data source, where the most well-known and widely read data sources would have an Impact Score of 3 and the least-known and least-read data sources would have an Impact Score of 1; and

•	a “Magnitude Score” for each negative article, which quantifies the magnitude of the controversy (1, 2 or 3) based on the number of Topics covered by the article, where an article covering one Topic would have a Magnitude Score of 1 and an article covering three Topics would have a Magnitude Score of 3.

For each negative article, Arabesque calculates its Present News Value by multiplying its Impact Score by its Magnitude Score. The Present News Value of each negative article may range from 1 to 9.

The News-Based Correction Factor for a given Feature and a given company is calculated based on the news article published within the past year with respect to that Feature and that company that has the highest Present News Value. To determine the News-Based Correction Factor, the highest Present News Value is divided by 9, and then the result is multiplied by -50%. For example, if the highest Present News Value of all negative articles relating to a given Feature and a given company over the past year was 9, then the News-Based Correction Factor for that company and that Feature would be -50%, and if the highest Present News Value of all negative articles relating to that Feature and company over the past year were 1, then the News-Based Correction Factor for that company and that Feature would be -5.56% (1/9 times -50%). If there were no negative articles relating to that Feature and company over the past year, then there would be no News-Based Correction Factor.

Covalence’s news monitoring process relies on an in-house web scraper and crawler, on automated extraction techniques, on an algorithm and database, machine learning, sentiment analysis, natural language processing, as well as on human analysis. All information herein regarding Covalence and its services is based on publicly available information published by Covalence. We have not independently verified any of that information, and we do not make any representation about the effectiveness of Covalence at identifying and classifying news articles.

NGO-Based Correction Factor

The NGO-Based Correction Factor is determined based on data provided to Arabesque by Sigwatch, a UK-based provider of global NGO and ESG issue tracking and reputational impact data.

For each NGO campaign that it reviews, SigWatch maps that campaign to a company and a Feature and provides the following scores to Arabesque:

•	Sentiment Score: a score that quantifies the sentiment of the controversy discussed in the NGO report, which may range from -2 (lowest negative sentiment) to 2 (highest positive sentiment);

•	Prominence Score: a score that identifies how prominently the company is mentioned by the NGO, which may range from 0 (lowest prominence) to 4 (highest prominence);

•	Partnership Score: a score that identifies whether the company is partnering with the NGO, which will be either 0 (if the company is not partnering) or 1 (if the company is partnering); and

•	Impact Score: a score that quantifies the reputation of the NGO from 0.5 (lowest perceived reputation) to 2.75 (highest perceived reputation). If more than one NGO sponsors the campaign, then the Impact Score for the campaign is the sum of the Impact Scores of each NGO sponsor, provided that the Impact Score will take into account no more than five NGO sponsors.

For each NGO campaign identified by Sigwatch, Arabesque calculates a “Present Campaign Value” according to the following formula:

Present Campaign Value = [(Sentiment Score × Prominence Score) + Partnership Score] × Impact Score

The highest possible positive Present Campaign Value of a NGO campaign by a single NGO sponsor is 24.75, and the lowest possible negative Present Campaign Value of a NGO campaign by a single NGO sponsor is -22. If there is more than one NGO sponsor of a NGO campaign, the Impact Scores of up to five NGO sponsors are summed, and as a result the highest possible positive Present Campaign Value is 123.75, and the lowest possible negative Present Campaign Value is -110.

The NGO-Based Correction Factor for a given Feature and a given company is calculated based on the NGO campaign from the past year relating to that Feature and company with the highest positive Present Campaign Value (if any) and the NGO campaign from the past year relating to that Feature and company with the lowest negative Present Campaign Value (if any). Those two Present Campaign Values are then added up, and the sum is divided by 110. The result is then multiplied by 25%, subject to a minimum NGO-Based Correction Factor of -25% and a maximum NGO-Based Correction Factor of 25%. As a result:

•	if the lowest negative Present Campaign Value is -110 and there are no positive Present Campaign Values, then the NGO-Based Correction Factor would be -25% (calculated as –110 divided by 110, multiplied by 25%);

•	if the highest positive Present Campaign Value is 123.75 and there are no negative Present Campaign Values, then the NGO-Based Correction Factor would be 25% (calculated as 123.75 divided by 110, multiplied by 25%, subject to the maximum of 25%); and

•	for other combinations of positive and/or negative Present Campaign Values, the NGO-Based Correction Factor would fall between -25% and 25%.

All information herein regarding SigWatch and its services is based on publicly available information published by SigWatch. We have not independently verified any of that information, and we do not make any representation about the effectiveness of SigWatch at identifying and scoring NGO campaigns.

Materiality Weight

In calculating the ESG Score for a given company, each Feature Score is weighted according to a determination of the “financial materiality” of the applicable Feature to that company, based on the sector, industry and industry group to which the company belongs. The rationale for weighting the Feature Scores in this manner is to recognize that the relevance of a given Feature can vary across sectors, industries and industry groups. For example, emissions may be a more relevant, or more material, factor to companies in the energy sector, but less material for companies in the financial or technology sectors. On a quarterly basis, Arabesque calculates a Materiality Weight for each Feature for each company in its data set as described below.

The Materiality Weight assigned to a given Feature for a given company is a percentage value, ranging between 0% and 100%, determined based on a combination of two different approaches to assessing materiality:

•	determinations published by the Sustainability Accounting Standards Board (“SASB”) as to the financial materiality of various sustainability issues to particular industries; and

•	statistical regression analysis that attempts to identify Features that have had a statistically significant relationship to the share price of stocks in the relevant sector and industry group over various historical lookback periods.

SASB’s materiality determinations make up 20% of each Materiality Weight. The remaining 80% is determined based on statistical regression.

As further described below, for each Feature, a company will be given a SASB-based materiality score of either 0 or 3, and a regression-based materiality score of between 0 and 12. The sum of the SASB-based materiality scores and regression-based materiality scores (which sum will be between 0 and 15) will then be divided by 15, resulting in a preliminary Material Weight. Once the preliminary Materiality Weights have been determined for all Features, they are scaled proportionately so as to sum for all Features to 100%.

SASB Materiality Determination

SASB is a nonprofit standard-setting organization that develops and maintains reporting standards to enable businesses to identify, manage and communicate financially material sustainability information to their investors.

SASB publishes a “Materiality Map”, which identifies sustainability issues that SASB has determined are likely to affect the financial condition or operating performance of companies within an industry. The SASB Materiality Map indicates, for each of 26 sustainability issues and each of 77 different industries, SASB’s determination as to whether that sustainability issue is likely a material issue for companies in that industry. SASB makes the Materiality Map publicly available on its website. We are not incorporating any information on SASB’s website into this document.

For purposes of calculating the Materiality Weights, if the SASB Materiality Map indicates that a given Feature is likely material to companies in a given industry, then the SASB-based materiality score for that Feature for all companies in that industry will be 3, and if the SASB Materiality Map indicates that a given Feature is not likely material to companies in a given industry, then the SASB-based materiality score for that Feature for all companies in that industry will be 0. The 26 sustainability issues covered by the Materiality Map do not correspond exactly to the 22 Features. Therefore, in determining whether the SASB Materiality Map indicates that a given Feature is likely material to companies in a given industry, Arabesque has made a determination as to which SASB sustainability issues correspond to each Feature.

SASB classifies companies within 77 different industries under its proprietary Sustainability Industry Classification System (“SICS”). The SICS classification system differs from traditional industry classification systems. Unlike other industry classification systems—which use common financial and market characteristics to group companies within industries—the SICS classification system uses sustainability profiles to group similar companies within industries. In the SICS classification system, a company’s sustainability risks and opportunities are more important for its classification than other traditional factors, such as economic cycles and revenue streams. SASB determines a company’s SICS classification by overlaying SASB’s sustainability framework to other industry taxonomies.

All information herein regarding SASB and the SASB Materiality Map is based on publicly available information published by SASB. We have not independently verified any of that information.

Regression-Based Materiality Determinations

Arabesque conducts a statistical analysis in an attempt to identify those Features that have historically had a statistically significant relationship with the stock price performance of companies in a given sector and industry group. Arabesque conducts this analysis for each company and Feature with respect to 12 different historical timeseries, as described in more detail below. If, based on this analysis, Arabesque determines that there has been a statistically significant relationship between a given Feature and the stock price performance of companies in a given sector or industry group for a given historical timeseries, then that Feature will be given a regression-based materiality score of 1 for companies in that sector or industry group for that historical timeseries. Alternatively, if Arabesque determines that there has not been a statistically significant relationship between a given Feature and the stock price performance of companies in a given sector or industry group for a given historical timeseries, then that Feature will be given a regression-based materiality score of 0 for companies in that sector or industry group for that historical timeseries. Because Arabesque conducts this analysis with respect to 12 historical timeseries for each company and Feature, the sum of the regression-based materiality scores for a given Feature for all historical timeseries for a given company may range from 0 to 12.

For purposes of this analysis, a timeseries is a combination of three parameters – a Lookback Period, a Scope and a Weighting. The “Lookback Period” may be 1 year, 3 years or 5 years. The “Scope” may be either an industry group or a sector (as defined by FactSet’s RBICS Focus product). The “Weighting” may be either market capitalization or equal. For example, one timeseries consists of the monthly returns of a particular industry group over the prior 1 year, where the stocks in that group are weighted by market capitalization, and another timeseries consists of the monthly returns of a particular sector over the prior 5 years, where the stocks in that sector are equally weighted. There are 12 possible combinations of these three parameters, and therefore 12 historical timeseries.

For purposes of this analysis, Arabesque uses FactSet’s Revere Business and Industry Classification System (RBICS) Focus product to classify companies within sectors and industry groups. The RBICS Focus system classifies approximately 45,000 global public companies within 32 sectors and 317 industry groups. Companies are classified within sectors based on stock co-movement and within industry groups based on the products and services they offer. All information herein regarding FactSet and its RBICS Focus system is based on publicly available information published by FactSet. We have not independently verified any of that information.

To determine whether a given Feature had a statistically significant relationship with the stock price returns of a given sector or industry group for a given historical timeseries, Arabesque conducts a statistical analysis on the relationship between:

(i)	the monthly returns of a “long-short portfolio” made up of the companies included in that timeseries, where the portfolio has long exposure to the 50% of those companies with the highest Feature Scores for the relevant Feature and short exposure to the 50% of those companies with the lowest Feature Scores for that Feature; and

(ii)	the portion of the monthly returns of the companies in that sector or industry group that is not explained by the three factors in the Fama-French 3-factor asset pricing model (the “3-Factor Model”), which is referred to as the “residual” return.

The return of the long-short portfolio represents the difference in the return of the companies in the relevant sector or industry group with the highest Feature Scores for the relevant Feature from the return of the companies in that sector or industry group with the lowest Feature Scores for that Feature. The statistical approach used by Arabesque assumes that this difference is in some way attributable to the relevant Feature. This may or may not be the case, and if it is not the case, the output of the statistical analysis may not provide meaningful information.

The return of the long-short portfolio is then regressed against the residual return of the relevant timeseries from the 3-Factor Model. The 3-Factor Model, proposed by Professors Eugene Fama and Kenneth French, describes the historical returns of a group of stocks as a function of the sensitivity of the returns of that group of stocks to each of 3 factors:

(i)	the excess of broad-based market returns over the risk-free interest rate (the “market factor”);

(ii)	the excess return of small capitalization stocks over large capitalization stocks (the “size factor”); and

(iii)	the excess return of value stocks (defined as stocks with a high ratio of book value to stock price) over growth stocks (defined as stocks with a low ratio of book value to stock price) (the “value factor”).

In other words, the 3-Factor Model proposes that, for any given group of stocks and any given time period, the return of those stocks over that time period can be explained to a certain degree by the sensitivity of the returns of that group of stocks to these 3 factors. The portion of the return that is not explained by the three factors in the 3-Factor Model is referred to as the residual.

The statistical analysis utilized by the Arabesque methodology seeks to determine whether there is a statistically significant relationship between the returns of the long-short portfolio in respect of a particular timeseries and Feature, on the one hand, and the residual returns of the companies included in that timeseries, on the other – i.e., the portion of the historical returns of those companies that is not explained by the 3 factors in the 3-Factor Model. This approach is premised on the idea that a given Feature is financially material to the companies in a particular sector or industry group if the return of the relevant long-short portfolio explains (in a statistically significant way) a portion of the historical returns of that sector or industry group that are not explained by the 3 factors in the 3-Factor Model.

The statistical tool that Arabesque uses for this analysis is called regression. A regression is a statistical technique to find the line that best fits the data points plotted on a graph, where the x-axis represents monthly returns of the long-short portfolio for the relevant timeseries and the y-axis represents the monthly residual returns for that timeseries. The line of best fit is the line drawn through the graph that minimizes the distances between each data point and the line. The more closely the line fits the data points, the greater the statistical significance of the relationship between the long-short portfolio returns and the residual returns, and the more explanatory power the relevant Feature is deemed to have with respect to the residual returns.

The 3-Factor Model is just one theoretical model of stock price returns. It is based on certain assumptions, including that small capitalization stocks tend to outperform large capitalization stocks and that value stocks tend to outperform growth stocks over the long term. These assumptions may or may not prove true over any time period in the future. Moreover, other theoretical models exist, including a five-factor model proposed by Professors Fama and French. There can be no assurance that the 3-Factor Model will accurately identify the factors that explain stock price returns or that the 3-Factor Model will be as successful as other models that could have been used.

Hypothetical Example of Calculation of Materiality Weight

The table below presents a hypothetical calculation of the Materiality Weight of each Feature for a hypothetical company based on the hypothetical SASB-based materiality scores and regression-based materiality scores for each of 12 historical timeseries indicated below.

DataSet / Feature	Water	Resource Use	Environmental Solutions	Environmental Stewardship	Emissions	Waste	Environmental Management	Product Access	Training & Development	Stakeholder Relations	Human Rights	Compensation	Employment Quality	Diversity	Occupational Health & Safety	Labor Rights	Product Quality & Safety	Corporate Governance	Forensic Accounting	Business Ethics	Capital Structure	Transparency
TimeSeries 1	1	1	0	0	0	0	0	0	0	0	0	1	0	1	1	0	0	1	1	0	1	0
TimeSeries 2	0	0	1	0	0	1	0	0	0	0	0	0	1	1	1	1	0	1	0	0	0	0
TimeSeries 3	1	1	1	0	0	0	0	0	1	1	0	0	1	0	1	1	0	1	0	1	0	1
TimeSeries 4	1	0	1	1	1	0	1	0	1	0	0	0	1	1	0	1	0	0	0	0	1	1
TimeSeries 5	1	0	0	1	0	0	0	0	1	0	1	1	1	1	0	0	1	1	1	1	1	0
TimeSeries 6	1	0	1	0	1	1	1	1	0	0	0	0	1	1	0	0	1	1	0	0	1	0
TimeSeries 7	0	0	0	0	0	1	0	0	1	0	0	0	1	0	0	0	0	1	0	0	1	1
TimeSeries 8	0	0	1	1	1	1	0	1	1	1	1	0	0	0	0	1	0	0	0	1	0	0
TimeSeries 9	0	0	0	0	0	1	0	0	1	1	0	0	0	0	1	1	0	1	0	0	1	1
TimeSeries 10	1	0	1	0	1	1	1	0	0	1	1	0	1	1	0	0	0	1	0	0	0	1
TimeSeries 11	0	1	1	0	0	1	1	0	0	1	1	0	0	0	1	0	1	0	1	0	0	0
TimeSeries 12	1	1	1	0	1	1	1	0	0	1	0	1	0	1	0	0	1	0	0	1	1	1
SASB materiality score	3	3	3	0	3	3	0	0	3	0	0	0	0	3	0	3	0	3	0	3	3	0
Preliminary Materiality Weight (=Total Score divided by 15)	66.7%	46.7%	73.3%	20.0%	53.3%	73.3%	33.3%	13.3%	60.0%	40.0%	26.7%	20.0%	46.7%	66.7%	33.3%	53.3%	26.7%	73.3%	20.0%	46.7%	66.7%	40.0%
Final (Scaled) Materiality Weight	6.67%	4.67%	7.33%	2.00%	5.33%	7.33%	3.33%	1.33%	6.00%	4.00%	2.67%	2.00%	4.67%	6.67%	3.33%	5.33%	2.67%	7.33%	2.00%	4.67%	6.67%	4.00%

Data Availability

In order for a company to receive an ESG Score from Arabesque, the company must have a Feature Score for at least one environmental Feature, one social Feature and one governance Feature. In order for a company to receive a Feature Score with respect to a given Feature, data must be available with respect to at least two Metrics relating to that Feature (if the Feature has more than one Metric).

It is important to note that this means that at any point in time many companies that receive an ESG Score will not have Feature Scores for all Features. Moreover, many companies will have Feature Scores for a given Feature even where not all Metrics are available with respect to that company for that Feature.

Versions

We expect that Arabesque will update the methodology by which it calculates the ESG Score from time to time. Arabesque has advised us that it intends to update the ESG Score methodology in 2021. We can provide no assurance as to whether or when Arabesque may update the ESG Score methodology or as to the nature of the changes Arabesque may make.

The current version of the ESG Score is version 2.6.2, which is the latest public version of Arabesque’s ESG Score methodology as of the date of this index supplement. If Arabesque updates its ESG score methodology in the future, it is possible that the version of the ESG Score that is used by the Index will diverge from the latest public version that Arabesque uses for other purposes. The version of the ESG Score used by the Index may be updated in the future only to reflect changes to the Features, the Metrics or the manner in which the Long-Term Feature Score is calculated. If Arabesque wishes to make other changes to its methodology, it may implement those in the public version of its ESG score, but not in the version used by the Index. As a result, it is possible that the Index will cease to be calculated based on the latest public version of Arabesque’s ESG score.

The version number of the version of the ESG Score used by the Index will always start with the number 2. If Arabesque updates its ESG Score methodology and the new version has a version number that starts with 2, that version will become the version of the ESG Score used by the Index. If a new version of the ESG score starts with a number other than 2, that version will not be used by the Index. If Arabesque updates the ESG Score to a new version that will be used by the Index, there is likely to be a delay between the launch of the new version by Arabesque and its incorporation in the Index to permit the Index Administrator to prepare for the incorporation of the new version.

At the time of any offering of securities linked to the Index, it is possible that Arabesque may have announced or disclosed to us changes that it intends to make to the methodology by which it calculates the ESG Score and that any such changes are not reflected in this index supplement.

It is important to understand both that the ESG Score methodology may change in the future in unanticipated ways, and that the ESG Score used by the Index may not keep up-to-date with the latest public version of Arabesque’s ESG score. The Index may perform less favorably than it would have if the ESG Score methodology did not change, or if the ESG Score methodology kept up with changes made to Arabesque’s latest public version.

DESCRIPTION OF THE MSCI WORLD INDEX

Overview

The MSCI World IndexSM is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets. The MSCI World IndexSM currently consists of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The MSCI World IndexSM covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI World IndexSM is reported by Bloomberg L.P. under the ticker symbol “MXWO.”

The MSCI World IndexSM is composed of 23 individual developed market country indices, each of which is a Standard Index calculated pursuant to the MSCI Global Investable Market Index methodology described below.

Constructing the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process that involves: (i) defining the Equity Universe for each market; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size-segments for each market; and (iv) applying Index Continuity Rules for the Standard Index.

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: All listed equity securities, including real estate investment trusts and certain income trusts listed in Canada, are eligible for inclusion in the Equity Universe. Limited partnerships, limited liability companies and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the Equity Universe. Conversely, mutual funds, exchange-traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the Equity Universe. Preferred shares that exhibit characteristics of equity securities are eligible. Stapled securities are considered eligible if each of the underlying components exhibit characteristics of equity securities.

(ii)	Country Classification of Eligible Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as Developed Markets (“DM”), Emerging Markets (“EM”) or Frontier Markets (“FM”). Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by (i) identifying eligible listings for each security in the Equity Universes; and (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

(i)	Identifying Eligible Listings: A security may have a listing that trades in the country where it is classified (i.e., a “local listing”) and/or a listing that trades in a different country (i.e., a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a Depositary Receipt) in the Global Investable Equity Universe as determined by MSCI.

(ii)	Applying Investability Screens: Some of the investability requirements are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(a)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the Equity Universe sorted in descending order by full market capitalization.

(b)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(c)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity as measured by the Annualized Traded Value Ratio (“ATVR”) and the Frequency of Trading.

Only one listing per security may be included in the Market Investable Equity Universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the Market Investable Equity Universe: (i) local listing; (ii) foreign listing in the same geographical region; and (iii) foreign listing in a different geographical region.

(d)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(e)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non-index constituents are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a quarterly or semi-annual index review.

(f)	Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a Foreign Ownership Limit (“FOL”) to be eligible for inclusion in a Market Investable Equity Universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size-Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices, with the following free float-adjusted market capitalization market coverage target ranges:

(i)	Investable Market Index (Large + Mid + Small): 99%+1% or -0.5%

(ii)	Standard Index (Large + Mid): 85% ± 5%

(iii)	Large Cap Index: 70% ± 5%

(iv)	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

(v)	Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization among the securities included in the Market Investable Equity Universe are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent index reviews, if after the application of the index maintenance methodology a Standard Index contains less than five securities in a Developed Market or three securities in an Emerging Market, then the remaining securities are selected for inclusion by multiplying market capitalization of such securities by a factor of 1.5.

Constructing and Calculating the Individual MSCI Global Investable Market Indices

After companies are allocated to their respective Size-Segments and securities are reviewed for complying with the final Size-Segment requirements, the final list of constituents for each Market Size-Segment Index is determined. The MSCI Investable Market Indices are composed of the MSCI Standard Indices and the MSCI Small Cap Indices. The MSCI Standard Indices are further subdivided into the MSCI Large Cap and the MSCI Mid Cap Indices. Two or more Market Indices can be combined to form Composite Indices. Market Indices can be grouped either on the basis of Market Classification definition, geographical regions, economic regions or other criteria.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves semi-annual index reviews in May and November of the Size-Segment and Global Value and Growth Indices and quarterly index reviews in February and August of the Size-Segment Indices. Semi-annual index review includes updating the indices on the basis of a fully refreshed Equity Universe; taking buffer rules into consideration for migration of securities across size and style segments; and updating FIFs and Number of Shares (“NOS”). Quarterly index review includes adding significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index; allowing for significant moves of companies within the Size-Segment Indices, using wider buffers than in the semi-annual index reviews; and reflecting the impact of significant market events on FIFs and updating NOS.

In addition, ongoing event-related changes to the indices are made as the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Index Calculation

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold it as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a security;

•	a person subject to the alternative minimum tax;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

The discussion herein applies only to securities that do not provide for coupon payments. The U.S. federal tax consequences of the ownership and disposition of securities providing for coupon payments will be addressed in the applicable pricing supplement.

We will not attempt to ascertain whether any issuer of any shares that underlie the Index (collectively, the “Underlying Equity”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any issuer of the Underlying Equity were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange or other disposition of the securities. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Equity and consult your tax adviser regarding the possible consequences to you if any issuer of Underlying Equity is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this index supplement, changes to any of which subsequent to the date of this index supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the securities) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant securities.

Tax Treatment of the Securities

Unless otherwise indicated in the applicable pricing supplement, under current law, we intend to treat the securities as prepaid forward contracts for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid forward contracts.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Legislation enacted in 2017 modified the rules regarding the timing of income to be recognized by accrual method taxpayers. Under this legislation, if you are an accrual method taxpayer, notwithstanding the discussion below, you may be required to include income on a security no later than when the relevant item is taken into account as revenue in an applicable financial statement. You should consult your tax adviser concerning the application of these rules in your particular situation.

Tax Treatment Prior to Maturity. Subject to the discussion in the next paragraph, you should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

However, if the entire amount of the payment at maturity becomes fixed prior to maturity, the consequences are not entirely clear. A security might be treated as terminated for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the security. In addition, the timing and character of income you recognize in respect of the security after that time could also be affected. You should consult your tax adviser regarding the treatment of the securities in such an event.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange, or retirement (including early redemption) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Your tax basis in a security should generally equal the amount you paid to acquire it. Subject to the discussion below concerning the potential application of Section 1260, this gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Potential Application of Section 1260 of the Code

If a security is linked to Underlying Equity consisting of an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, depending upon the specific terms of the securities it is possible that an investment in a security will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of securities with certain features, such as a payout based on a leverage factor, the amount of “net underlying long-term capital gain” may be unclear. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Unless otherwise indicated in the applicable pricing supplement, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the securities.

Possible Taxable Event

As provided in the accompanying prospectus, our obligations under the securities may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume our obligations under the securities pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a “significant modification” of the securities and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the securities as a significant modification.

In addition, a change in the methodology by which the Index is calculated, a change in the components of the Index, the designation of a Successor Index or other similar circumstances resulting in a material change to the Index could also result in a significant modification of the affected securities.

In either case, a significant modification of the securities would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. As a result, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes as debt instruments or in some other manner, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification.

You should consult your tax adviser regarding the consequences of a significant modification of the securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, “long-term” securities (i.e., securities that mature, after taking into account the last possible date that the securities could be outstanding under their terms, more than one year from the date of their issuance) would be subject to Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of your method of tax accounting for U.S. federal income tax purposes, you would generally be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities until retirement. In addition, any gain on a sale, exchange or retirement of the securities would be treated as ordinary income. If securities that are not “long-term” securities were treated as debt instruments, all or a portion of the gain you realize on a sale, exchange or retirement of the securities could be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

 As discussed above under “Tax Consequences to U.S. Holders—Possible Taxable Event,” under certain circumstances, including an assumption of the securities by Citigroup Inc., the securities could be subject to a significant modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued securities might not be treated as prepaid forward contracts for U.S. federal income tax purposes, but might instead be treated as debt instruments or in some other manner. As a result, you might be subject to withholding tax in respect of the reissued securities, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax adviser regarding the consequences of a significant modification of the securities.

Sale, Exchange or Retirement of the Securities

Subject to the possible application of Section 897 of the Code and the discussions below under “Possible Withholding Under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. In this event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments

Subject to the discussions below under “Possible Withholding Under Section 871(m) of the Code” and “FATCA,” if all or any portion of a security were recharacterized as a debt instrument, any payment made to you with respect to the security generally would not be subject to U.S. federal withholding or income tax, provided that:

(i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. Moreover, as discussed above under “Tax Consequences to U.S. Holders – Possible Alternative Tax Treatments of an Investment in the Securities,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Possible Withholding Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as securities that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2021, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2021 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

Delta is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the security, i.e., when all material terms have been agreed on, and (ii) the issuance of the security. However, if the time of pricing is more than 14 calendar days before the issuance of the security, the calculation date is the date of the issuance of the security. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the security. As a result, you should acquire such a security only if you are willing to accept the risk that the security is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a security are subject to a “significant modification” (for example, upon an event discussed above under “Tax Consequences to U.S. Holders—Possible Taxable Event”), the security generally will be treated as reissued for this purpose at the time of the significant modification, in which case the securities could become Specified ELIs at that time.

If a security is a Specified ELI, withholding in respect of dividend equivalents will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the security or upon the date of maturity, lapse or other disposition of the security by you, or possibly upon certain other events. Depending on the circumstances, the applicable withholding agent may withhold the required amounts from payments on the security, from proceeds of the retirement or other disposition of the security, or from your other cash or property held by the withholding agent.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a “complex” contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2021 that have a “delta” of one will be calculated in the same manner as (i) above, using a “delta” of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, the pricing supplement will generally state the estimated amounts.

Depending on the terms of a security and whether or not it is issued prior to 2021, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the security references a Qualified Index or Qualified Index Security; whether it is a “simple” contract; the “delta” and the number of shares multiplied by delta (for a simple contract); and whether the “substantial equivalence test” is met and the initial hedge (for a complex contract).

Prospective purchasers of the securities should consult their tax advisers regarding the potential application of Section 871(m) to a particular security. Our determination is binding on Non-U.S. Holders, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to securities linked to U.S. equities and their application to a specific issue of securities may be uncertain. Accordingly, even if we determine that certain securities are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those securities. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the securities.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. “Reportable transactions” include, among other things, certain transactions identified by the IRS. In 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. The notices apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the securities is not expected, if we, an index sponsor or calculation agent or other person were to exercise discretion under the terms of a security or an index underlying a security and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant securities would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax adviser regarding these rules.

Information Reporting and Backup Withholding

Payment of the proceeds of a sale, exchange or other disposition (including retirement) of the securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income. While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If the securities were recharacterized as debt instruments, the FATCA requirements would apply to the securities. Even if the securities are not recharacterized as debt instruments, FATCA may apply to the securities if they are subject to Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a Non-U.S. Holder, or a U.S. Holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

Plan of Distribution; Conflicts of Interest

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated April 7, 2017 among Citigroup Global Markets Holdings Inc., Citigroup Inc. and the Agents listed on Schedule I thereto, including CGMI, govern the sale and purchase of the Securities.

The Securities will not be listed on a securities exchange, unless otherwise specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, CGMI, an affiliate of Citigroup Global Markets Holdings Inc., will be the underwriter of the sale of the Securities and will purchase the Securities as principal from Citigroup Global Markets Holdings Inc. at the public offering price less an underwriting discount specified in the applicable pricing supplement. CGMI may offer the Securities directly to the public at the public offering price specified in the applicable pricing supplement. CGMI may also offer the Securities to selected dealers, which may include dealers affiliated with Citigroup Global Markets Holdings Inc., at the public offering price less a selling concession specified in the applicable pricing supplement.

A portion of the net proceeds from the sale of the Securities will be used to hedge Citigroup Global Markets Holdings Inc.’s obligations under the Securities. Citigroup Global Markets Holdings Inc. may hedge its obligations under the Securities through an affiliate of Citigroup Global Markets Holdings Inc. and CGMI or through unaffiliated counterparties, and CGMI or such counterparties may profit from such expected hedging activity even if the value of the Securities declines. This hedging activity could affect the value of the Index and, therefore, the value of and your return on the Securities. You should refer to the section “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of the Index may be affected by our or our affiliates’ hedging and other trading activities” in this index supplement, the section “Plan of Distribution; Conflicts of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

CGMI is an affiliate of Citigroup Global Markets Holdings Inc. Accordingly, each offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the Securities, either directly or indirectly, without the prior written consent of the client.

Citigroup Global Markets Holdings Inc. has agreed to indemnify CGMI against liabilities relating to material misstatements and omissions with respect to the Securities, or to contribute to payments that CGMI may be required to make relating to these liabilities. Citigroup Global Markets Holdings Inc. will reimburse CGMI for customary legal and other expenses incurred by CGMI in connection with the offer and sale of the Securities.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. If the issue date for the Securities is more than two Business Days after the Pricing Date, investors who wish to sell the Securities at any time prior to the second Business Day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

Certain Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The Securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities offered so as to enable an investor to decide to purchase or subscribe the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Securities and related lending transactions, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Securities.

Accordingly, the Securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase or holding of the Securities that (a) it is not a Plan and its purchase and holding of the Securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Securities shall be required to represent (and deemed to have represented by its purchase of the Securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The Securities are contractual financial instruments. The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities. The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.

Each purchaser or holder of any Securities acknowledges and agrees that:

(i)       the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;

(ii)       we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;

(iii)       any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)       our interests are adverse to the interests of the purchaser or holder; and

(v)       neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of CGMI or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Securities by the account, plan or annuity.

ANNEX A
INDEX CONDITIONS (FRAMEWORK)

Citi World ESG Indices

Index Conditions (Framework)
Citi Investment Strategies
21 January 2021

Part A:	Introduction

The index conditions (the "Index Conditions") in respect of each index named in the table set out below (each, an "Index") comprise this framework document (this "Framework") and each module (each, a "Module") which is specified to apply in "Modules" below.

	Name of Index	Short Name	Index Ticker
(1)	Citi World ESG Index	ESGL1	Bloomberg Page CESGAWOP <Index>
(2)	Citi World ESG Net Total Return Index	ESGL2	Bloomberg Page CESGAWOT <Index>
(3)	Citi World ESG Excess Return Index	ESGL3	Bloomberg Page CESGAWOE <Index>
(4)	Citi World ESG 3% Adjusted Return Index	ESGL4	Bloomberg Page CESGAWOF <Index>
(5)	Citi World ESG 2% Adjusted Return Index	ESGL5	Bloomberg Page CESGAWOG <Index>

References in these Index Conditions to "the Index" or "an Index" are references to each of the Indices.

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product (as defined in Part H (Definitions) below) is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or other offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions), and investors should be aware of the consequences set out in such confirmation, prospectus or other offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part J (Miscellaneous) and in the Selection Module.

Copies of these Index Conditions, as may be amended from time to time, are available from the Index Administrator.

Contents of this Framework

This Framework comprises the following Parts.

Part A	Introduction

Part B	Key Information

Part C	Overview of the Index

Part D	Data

Part E	Valuation of Constituents

Part F	Adjustment of dates

Part G	Adjustments, disruption and cancellation

Part H	Definitions

Part I	Risk Factors

Part J	Miscellaneous

Part K	Notices

Modules

These Index Conditions incorporate by reference the following Modules.
• The Long / Short (Securities) Calculation Module dated 15 October 2020, as may be amended and restated from time to time (the "Calculation Module").

The Calculation Module sets out the calculation methodology by which the Index Level is determined.

The Calculation Module uses the data specified in Part D (Data) and the output of the Selection Module (as defined below).

IMPORTANT NOTE: For the purposes of this Index, there is no Short Basket (or Short Basket Constituent) and all Constituents shall be deemed to be Long Basket Constituents in the Long Basket. All references to Short Basket, Short Basket Constituent and any corresponding terminology shall be disregarded for the purpose of the calculations set out in the Calculation Module.

• The Citi Series 1 ESG Indices Selection Module dated 21 January 2021, as may be amended and restated from time to time (the "Selection Module").

The Selection Module sets out the process and calculations by which the Constituents are identified and their Base Percentage Weights are calculated.

The Selection Module uses the data specified in Part D (Data).

The defined terms used in this Framework and each Module shall be read as applying across each such document. Any reference to a Module shall be a reference to such Module as may be amended and restated from time to time.

Part B:	Key Information

Summary of strategy:

The Index uses a dynamic allocation strategy that provides exposure to the performance of a number of equities on the basis of a third-party score (the ESG Score) which attempts to measure the environmental, social and governance credentials of the companies related to each stock. The aim of the Index is to represent a long-only portfolio containing a range of stocks balanced across industry type and geographical region, selected to maximise the weighted ESG Score (amongst other factors).

The universe of stocks from which the Index constituents will be selected is the MSCI World Index, subject to certain selection filters which will be applied to exclude stocks that do not meet a range of specified requirements and limitations, as set out in the Selection Module.

The Index is rebalanced on a monthly basis.

Five versions of the Index are calculated: (1) the price return version (ESGL1) which accounts for the share price only of each stock; (2) the total return version (ESGL2), which accounts also for the effect of dividends; (3) the excess return version (ESGL3) which accounts for the effect of dividends and also takes into account the hypothetical borrowing and transactional costs required to fund and replicate the economic exposure represented by the Index (which may be considered alternatively as the return of the Index in excess of a benchmark interest rate, being US Dollar 1-month LIBOR); (4) an excess of fixed fee version (ESGL4) which accounts for the effect of dividends and also takes into account the impact of a notional 3% fixed fee; and (5) another excess of fixed fee version (ESGL5) which accounts for the effect of dividends and also takes into account the impact of a notional 2% fixed fee.

Index Type:	Algorithmic.

Index Administrator:	Citigroup Global Markets Limited.

Index Calculation Agent:	Citigroup Global Markets Limited.

Index Base Currency:	United States Dollars.

Index Launch Date:	15 December 2020.

Index Start Date:	7 January 2010.

Index Start Level:	100.

Index fees and costs:	The Index Level reflects the deduction of the Notional Calculation Cost Percentage, the Notional Fee and the Notional Transaction Costs (each as applicable), as described in these Index Conditions (see the Calculation Module).

Index Level calculation frequency:	Daily, on each Index Business Day.

Rebalancing frequency:	Monthly, on each Rebalancing Date.

Index Ticker:	As set out in the table in Part A (Introduction).

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

Part C:	Overview of the Index
Calculation
1.	CALCULATION OF THE INDEX

Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent in respect of the Index Valuation Time on each Index Business Day. The Index Level in respect of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day. This should be considered the official source for the Index Level, and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index in respect of the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other time on any Index Business Day, or in respect of any other day, in each case with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each Index Business Day are set out in the Calculation Module.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, Citigroup Global Markets Limited also acts as Index Calculation Agent, calculating and publishing the Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be a third party, the Index Administrator or one of the Index Administrator’s Affiliates.

The Index is administered as a benchmark for the purposes of the "Principles for Financial Benchmarks", the Final Report published by the Board of the International Organization of Securities Commissions (IOSCO) (FR07/13, July 2013).

The Index is administered as a benchmark for the purposes of the European Benchmarks Regulation (EU) 2016/1011 of the European Parliament and of the Council of 8 June 2016 on indices used as benchmarks in financial instruments and financial contracts or to measure the performance of investment funds and amending Directives 2008/48/EC and 2014/17 EU and Regulation (EU) No 596/2014, as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018).

Brief description

1.	INTRODUCTION

The brief description set out in this Part C is a summary only of these Index Conditions, of which this Part C is a part. These Index Conditions as a whole govern the Index, the calculation of the Index Level (as set out in the Calculation Module), and the determinations made in connection with the maintenance of the Index. In the case of any inconsistency between this brief description in this Part C and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.

The Index is a notional rules-based proprietary index developed by the Index Administrator. The Index Level reflects the change in value of the Constituents from Rebalancing Date to Rebalancing Date.

2.	SCHEME OF THE INDEX

2.1	Eligible Universe, Selection and Rebalancing

The Index provides long-only exposure to a basket of equities. It uses a dynamic allocation strategy based on the environmental, social and governance credentials of the companies related to each stock (the ESG Score) as measured by a third-party data provider (Arabesque S-Ray GmbH) to select and assign weightings to the Constituents. For more information regarding the methodology behind the calculation of the ESG Score, see the Annex (Description of the Arabesque S-Ray ESG Score).

Selection Universe

Constituents are selected from the universe of stocks in the MSCI World Index (the Reference Index). This universe (the Selection Universe) is observed on a monthly basis on each Observation Date.

Eligible Universe

An Eligibility Filter is applied to the Selection Universe to exclude stocks: (a) which are not in the top 40% of their cohort as ranked by ESG Score, where each cohort represents all stocks in a given geographical region and in a given GICS sector; and (b) stocks which have involvement in tobacco, weapons or fossil fuels.

The resulting universe of stocks is the Eligible Universe.

Investible Universe

An Investibility Filter is applied to the Eligible Universe to exclude stocks for reasons related to tradability. This removes: (a) stocks issued by the Index Administrator or its affiliates; (b) stocks on the Restricted Trading List of the Index Administrator or its affiliates; and (c) stocks for which the trading liquidity is below a threshold (as measured by the Monthly Average Daily Trading Volume with a threshold of USD 20 million).

The resulting universe of stocks is the Investible Universe and each stock is an Investible Constituent.

Selection and Base Percentage Weight calculation

On each Selection Date the Base Percentage Weight (BPW) of each Investible Constituent is determined using the MSCI Barra Open Optimizer, which is a third-party optimization tool for portfolio management. As the Index is a long-only index, all BPWs are greater than or equal to zero. Those Investible Constituents assigned a non-zero BPW are considered to be the Constituents for the relevant period.

The optimizer aims to allocate BPWs in order to maximise the weighted ESG Score whilst complying with the following Constraints:

1.       the sum of BPWs for all Constituents must be 100%;

2.     the sum of the BPWs of all Constituents belonging to a particular combination of sector (Sector) and geographical location (Region), must be within a range of values determined in a formulaic manner for each rebalancing. Broadly speaking, such range is generally centred around the equivalent percentage weight that the same stocks represent of the Reference Index, and the sum of BPWs must be between approximately 90% (i.e. multiplied by 0.9) and 110% (i.e. multiplied by 1.1) of the equivalent proportion of the Reference Index. Note that this is a simplified approximation for descriptive purposes, and the full and complete methodology is as set out in Part B2 (Selection and weighting process) of the Selection Module;

3.       the sum of the BPWs of all Constituents belonging to a particular geographical location (Region), must be within a range of values determined in a formulaic manner for each rebalancing. Broadly speaking, such range is generally centred around the equivalent percentage weight that the same stocks represent of the Reference Index, and the sum of BPWs must be between approximately 95% (i.e. multiplied by 0.95) and 105% (i.e. multiplied by 1.05) of the equivalent proportion of the Reference Index. Note that this is a simplified approximation for descriptive purposes, and the full and complete methodology is as set out in Part B2 (Selection and weighting process) of the Selection Module;

4.       there must be 300 Constituents;

5.       each non-zero BPW must be greater than or equal to 0.25%; and

6.       the BPW of each Constituent must be less than or equal to the smaller of: (a) a value equal to ten times the equivalent percentage weight of such stock in the Reference Index; or (b) a value equal to such equivalent percentage weight plus 1.00%.

In the event that the optimizer is unable to find a solution, the Constraints numbered 2, 3 and 4 above may be partially relaxed in an incremental manner and the process repeated iteratively until a solution is obtained. As an ultimate fallback, the 300 stocks (or if fewer are available, those which remain) with the highest ESG Score are selected and assigned equal BPWs so that they aggregate to 100%.

Rebalancing

The Index is rebalanced on a monthly-basis on the Rebalancing Date following each Selection Date.

2.2	Calculation of the Index Level

The Index Level reflects the daily change in the value of the Constituents between Rebalancing Dates. Five versions of the Index are calculated: a price return version (ESGL1), a total return version (ESGL2), an excess return version (ESGL3) and two versions with a fixed fee (ESGL4 and ESGL5). The effect of dividends is taken into account in ESGL2, ESGL3, ESGL4 and ESGL5. Deductions for notional fees and costs are applied to ESGL3, ESGL4 and ESGL5.

2.3	Dividends, Rights Issues, Stock Splits and Spin-Offs

The consequences, if applicable, of Dividend Adjustment Events, Rights Issue Adjustment Events, Stock Split Adjustment Events and Spin-off Adjustment Events on the composition of the Index are set out in Part B4 (Adjustment Events) of the Calculation Module.

2.4	Notional Fees and Costs

The Index Level in respect of the excess return version of the Index (ESGL3) reflects the deduction of notional transaction costs and fees (the Notional Transaction Costs) associated with the rebalancing of the Constituents of the Index on each Rebalancing Date, as set out in paragraphs 1.2 and 1.12 of Part B3 (Calculation of the Index Level) of the Calculation Module. In order to convert the return into an excess return version, ESGL3 also reflects the deduction of a notional fee (the Notional Fee) equal to the benchmark interest rate (US Dollar 1-month LIBOR) plus a spread, as set out in paragraphs 1.1 and 1.13 of Part B3 (Calculation of the Index Level) of the Calculation Module.

The Index Levels in respect of the fixed fee versions of the Index (ESGL4 and ESGL5) reflect the deduction of a notional fixed fee (the Notional Calculation Cost Percentage), as set out in paragraph 1.1 of Part B3 (Calculation of the Index Level) of the Calculation Module.

The Notional Transaction Costs, Notional Fee and Notional Calculation Cost Percentage are not applicable in respect of the price return version of the Index (ESGL1) or the total return version of the Index (ESGL2).

2.5	Delisting or Merger Event

If any Constituent is the subject of a Delisting or a Merger Event (as defined in the Additional Exchange-traded Security Definitions section of Part C (Provisions relating to Constituents) of the Calculation Module), then with effect from the effective date of such Delisting or Merger Event (the Cash Lock Event Date) (1) the Index Calculation Agent will remove that Constituent from the Index and (2) the Uninvested Cash Level will be increased by the notional proceeds that would be realised by liquidating the total notional investment of the Index in the relevant Constituent as of the Cash Lock Event Date, converted into the Index Base Currency.

2.6	MSCI Barra Open Optimizer Events

The consequences of MSCI Barra Open Optimizer Events are set out in Part B3 (MSCI Barra Open Optimizer Events) of the Selection Module.

The announcement or occurrence of any material change in the methodology of the MSCI Barra Open Optimizer, or of it ceasing to exist, may lead to the discontinuation and cancellation of the Index.

2.7	Reference Index Adjustments

The consequences of adjustments to the MSCI World Index (the Reference Index) are set out in Part B4 (Reference Index Adjustments) of the Selection Module.

Any of a Reference Index Cancellation, a Reference Index Licence Termination or a Reference Index Modification may lead to the discontinuation and cancellation of the Index.

2.8	Regulatory Events

The consequences of Regulatory Events are set out in Part B5 (Regulatory Events) of the

Calculation Module. Any Regulatory Event which the Index Calculation Agent determines has a material effect on the Index may lead to the discontinuation and cancellation of the Index.

2.9	ESG Data Adjustments

The consequences of adjustments to the ESG Data Catalog are set out in Part B5 (ESG Data Adjustments) of the Selection Module.

Any of an ESG Data Cancellation, an ESG Data Licence Termination or an ESG Data Modification may lead to the discontinuation and cancellation of the Index.

3.	CONSEQUENCES OF ADJUSTMENT EVENTS AND DISRUPTED DAYS

The consequences of Adjustment Events and Disrupted Days are set out in Part G (Adjustments, disruption and cancellation). In addition, Selection Dates are subject to adjustment in the event of holidays or Disrupted Days, as set out in Part F (Adjustment of dates).

Any adjustment to these Index Conditions made pursuant to Part G (Adjustments, disruption and cancellation) may have unforeseen adverse effects on the Index including (without limitation) the discontinuation and cancellation of the Index.

Any suspension of the calculation, publication and dissemination of the Index and the Index Level, or any adjustment to these Index Conditions, or any discontinuation and cancellation of the Index may (depending on the terms and conditions of an Index Linked Product) result in the early termination of such Index Linked Product and the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination. Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.

Part D:	Data

Part D1	Constituents

Each of the Constituents of the Index is a stock selected from the Reference Index and is classified as a Share. The Constituents (and the total number of Constituents) may vary from Rebalancing Date to Rebalancing Date according to the selections made by the Index Calculation Agent in accordance with the methodology of the Index on the Selection Date preceding each Rebalancing Date (as set out in the Selection Module).

Part D2	Dates and times

"Index Business Day"	shall mean	each day on which commercial banks and foreign exchange markets are scheduled to be open for general business (including dealings in foreign exchange and foreign exchange currency deposits) in London.

"Index Calculation Day"	shall mean	each calendar day, except Saturday and Sunday.

"Index Valuation Time"	shall mean	in respect of an Index Business Day, 11:00 p.m. (London time) on such Index Business Day.

"Initial Selection Date"	shall mean	2 January 2007.

"Observation Date"	shall mean	as defined in Part D4 below.

"Rebalancing Date"	shall mean	each of:

(1) the Index Start Date; and

(2) the second Index Business Day following each Selection Date, subject to adjustment in accordance with Part F (Adjustment of dates).

"Selection Date"	shall mean	each of:

(1) the Initial Selection Date;

(2) the second calendar day of each month, or if any such day is not an Index Business Day, the immediately following Index Business Day, subject to adjustment in accordance with Part F (Adjustment of dates).

"Valuation Date"	shall mean	each Index Business Day and each Index Calculation Day, subject to adjustment in accordance with Part F (Adjustment of dates).

Part D3	Data required for the Calculation Module

Defined terms which vary by Index

The table set out below specifies the applicable elections or values for certain terms that are used in the Calculation Module, in respect of each Index.

Term	Election/value in respect of ESGL1	Election/value in respect of ESGL2	Election/value in respect of ESGL3	Election/value in respect of ESGL4	Election/value in respect of ESGL5
Notional Calculation Cost Percentage.	0%.	0%.	0%.	3%.	2%.
Notional Transaction Cost Percentage.	0%.	0%.	0.03%.	0%.	0%.
Notional Stamp Duty.	Not Applicable.	Not Applicable.	Applicable.	Not Applicable.	Not Applicable.
Notional Sell Cost.	Not Applicable.	Not Applicable.	In respect of a Constituent and the Exchange Country corresponding to such Constituent, the notional sell cost as specified in the column headed "Sell (in bps)" on the Stamp Duty Cost Website (as defined below) for such Exchange Country, or if such Exchange Country is not listed on the Stamp Duty Cost Website, 0.	Not Applicable.	Not Applicable.
Notional Buy Cost.	Not Applicable.	Not Applicable.	In respect of a Constituent and the Exchange Country corresponding to such Constituent, the notional buy cost as specified in the column headed "Buy (in bps)" on the Stamp Duty Cost Website (as defined below) for such Exchange Country, or if such Exchange Country	Not Applicable.	Not Applicable.

is not listed on the Stamp Duty Cost Website, 0.
Benchmark Interest Rate.	Not Applicable.	Not Applicable.	US Dollar 1-month LIBOR.	Not Applicable.	Not Applicable.
Benchmark Interest Rate Page.	Not Applicable.	Not Applicable.	Bloomberg Page US0001M <Index>.	Not Applicable.	Not Applicable.
Long Spread Type.	Not Applicable.	Not Applicable.	Fixed.	Not Applicable.	Not Applicable.
Long Spread.	Not Applicable.	Not Applicable.	0.15%.	Not Applicable.	Not Applicable.
Long Spread Floor.	Not Applicable.	Not Applicable.	Not applicable.	Not Applicable.	Not Applicable.
Dividend Percentage.	0%.	In respect of a Constituent, the applicable Specified Dividend Percentage (as defined below).	In respect of a Constituent, the applicable Specified Dividend Percentage (as defined below).	In respect of a Constituent, the applicable Specified Dividend Percentage (as defined below).	In respect of a Constituent, the applicable Specified Dividend Percentage (as defined below).

General defined terms

"FX Rate"	shall mean	in respect of the notional exchange of one currency to another currency, the applicable WM/Reuters "Closing Spot Rate" as published by The World Markets Company plc in conjunction with Reuters at approximately 4 p.m. (London time) on the relevant Index Business Day or, if such rate is discontinued or unavailable on the relevant day for any reason, such other exchange rate for the relevant currency conversion as the Index Calculation Agent shall determine appropriate by reference to an alternative foreign exchange rate service.

"Stamp Duty Cost Website"	shall mean	the following Electronic Page:

https://www.citibank.com/icg/data/documents/srp/eu/Citi-Index-Stamp-Duty-Costs.pdf.

"Exchange Country"	shall mean	in respect of a Constituent, the country in which the Exchange of such Constituent is situated.

"Specified Dividend Percentage"	shall mean	1. in respect of a Constituent and any Dividend Amount other than a Dividend Amount in respect of an Extraordinary Dividend, the Dividend Percentage specified by the Index Administrator from time to time in respect of the country or jurisdiction ("Tax Country") in which the issuer of the relevant Constituent is domiciled for tax purposes. The applicable Dividend Percentage for each Country is available on the following Electronic Page (and shall be updated from time to time):

https://www.citibank.com/icg/data/documents/srp/eu/Citi_Index_Dividend_ Percentage_Re_ Investment_Rates.pdf

2. in respect of a Constituent and any Dividend Amount relating to an Extraordinary Dividend ("Extraordinary Dividend Amount"), the Dividend Percentage specified by the Index Administrator from time to time in respect of the Tax Country in which the issuer of the relevant Constituent is domiciled for tax purposes. As of the date of these Index Conditions, the Dividend Percentage in respect of an Extraordinary Dividend Amount and each relevant Tax Country is 100%. The Index Administrator shall notify the Index Calculation Agent of any change in the Dividend Percentage relating to an Extraordinary Dividend Amount applicable to any Tax Country, in which case the current Dividend Percentage relating to an Extraordinary Dividend Amount will be published by the Index Calculation Agent on the Electronic Page for the Index and will be available from the Index Administrator.

Part D4	Data required for the Selection Module

"Active Weight Increment"	shall mean	1.00%.

"Active Weight Multiplier"	shall mean	10.

"Country Switch Date"	shall mean	3 April 2018.

"Cut-Off Rank"	shall mean	0.60.

"ESG Data Provider"	shall mean	Arabesque S-Ray GmbH ("Arabesque").

"Filter Issuer Date"	shall mean	3 April 2018.

"MADTV Switch Date"	shall mean	3 April 2018.

"MADTV Threshold"	shall mean	USD 20,000,000.

"Maximum Number of Constituents"	shall mean	300.

"Minimum Allowed Weight"	shall mean	0.25%.

"Minimum Number of Constituents"	shall mean	300.

"Minimum Region Sector Weight"	shall mean	1%.

"Minimum Region Weight"	shall mean	3%.

"Observation Date"	shall mean	the last Index Calculation Day of each calendar month.

"Reference Index"	shall mean	MSCI World Index (Bloomberg Page MXWO <Index>).

"Reference Index Sponsor"	shall mean	MSCI Inc.

"Region Differential"	shall mean	5%.

"Region-Sector Differential"	shall mean	10%.

"Region-Sector Leeway"	shall mean	0.5%.

"Removable Corporate Action"	shall mean	any corporate action that is a delisting, merger and takeover as determined by the Index Calculation Agent in accordance with the market standard meaning of each term.

"Removable Corporate Action Date"	shall mean	31 December 2018.

"RTL Restricted Date"	shall mean	2 November 2020.

Part E:	Valuation of Constituents

1.	CONSTITUENT CLOSING LEVEL

"Constituent Closing Level" shall mean, in respect of a Constituent and a Valuation Date the level, price, rate or value specified in the Calculation Module, and determined by the Index Calculation Agent, where applicable, by reference to the information set out in respect of such Constituent in Part D (Data).

2.	CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES

If the level, price, rate or value (as applicable) of any Constituent for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the "Corrected Level") is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day. The Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the Index Level for such day.

Part F:	Adjustment of dates

1.	SPECIFIED METHOD OF ADJUSTMENTS

Each type of date specified in the table set out below under the heading "Type of date" is adjusted to account for holidays in accordance with the method specified under the headings "Holidays" and "Method".

Each type of date specified in the table set out below under the heading "Type of date" is adjusted to account for disruptions in accordance with the method specified under the headings "Disruption" and "Method".

Type of date	Holidays	Disruption
	Method	Method	Roll
Valuation Date (provided that it is not also a Rebalancing Date or a Selection Date)	Look Back	Look Back	Not Applicable
Rebalancing Date	Move in Block	Not Applicable (see Part G)	Not Applicable
Selection Date	Look Back	Look Back	Not Applicable

2.		ADJUSTMENTS FOR HOLIDAYS

If a scheduled date (the "Scheduled Date") of a particular type is not a Scheduled Trading Day for any Constituent, then:

(1)		if "Look Back" is specified to apply in respect of such type of date, then:

	(a)	the relevant date of such type for each Constituent for which the Scheduled Date is a Scheduled Trading Day shall be the Scheduled Date; and

	(b)	the relevant date of such type for each Constituent for which the Scheduled Date is not a Scheduled Trading Day shall be the first day immediately preceding the Scheduled Date which is a Good Day for such Constituent; or

(2)		if "Move in Block" is specified to apply in respect of such type of date, then the relevant date of such type shall be the first day immediately following the Scheduled Date which is a Good Day for all of the Constituents; or

(3)		if "Value What You Can" is specified to apply in respect of such type of date, then:

	(a)	the relevant date of such type for each Constituent for which the Scheduled Date is a Scheduled Trading Day shall be the Scheduled Date; and

	(b)	the relevant date of such type for each Constituent for which the Scheduled Date is not a Scheduled Trading Day shall be the first day immediately following the Scheduled Date which is a Good Day for such Constituent.

3.	ADJUSTMENTS FOR DISRUPTIONS

If a scheduled date (the "Scheduled Date") of a particular type is a Disrupted Day for any Constituent, then:

(1)			if "Look Back" is specified to apply in respect of such type of date, then:

	(a)		the relevant date of such type for each Constituent for which the Scheduled Date is a Scheduled Trading Day shall be the Scheduled Date; and

	(b)		the relevant date of such type for each Constituent for which the Scheduled Date is not a Scheduled Trading Day shall be the first day immediately preceding the Scheduled Date which is a Good Day for such Constituent; or

(2)			if "Move in Block" is specified to apply in respect of such type of date, then the relevant date of such type shall be the earlier of:

	(a)		the first day immediately following the Scheduled Date which is a Good Day for all Constituents; and

	(b)		the day following the Scheduled Date which is the number of Scheduled Trading Days for all Constituents specified under the headings "Disruption" and "Roll" of the table set out above, notwithstanding that such day is a Disrupted Day for any Constituent, in which case the provisions of Part G (Adjustments, disruption and cancellation) shall apply; or

(3)			if "Value What You Can" is specified to apply in respect of a type of date, then:

	(a)		the relevant date of such type for each Constituent for which the Scheduled Date is not a Disrupted Day shall be the Scheduled Date; and

	(b)		the relevant date of such type for each Constituent for which the Scheduled Date is a Disrupted Day shall be the earlier of:

		(i)	the first day immediately following the Scheduled Date which is a Good Day for such Constituent; and

		(ii)	the day following the Scheduled Date which is the number of Scheduled Trading Days for such Constituent specified under the headings "Disruption" and "Roll" of the table set out above, notwithstanding that such day is a Disrupted Day for such Constituent, in which case the provisions of Part G (Adjustments, disruption and cancellation) shall apply.

4.	WHEN A SCHEDULED DATE IS BOTH A HOLIDAY AND DISRUPTED

If a scheduled date (the "Scheduled Date") of any type is a Bad Day for any Constituent, then:

(1)	first, such Scheduled Date shall be adjusted in accordance with paragraph 2 above to adjust for any holiday; and then

(2)	second, such Scheduled Date after such postponement shall be further adjusted (if necessary) in accordance with paragraph 3 above for any "disruption".

5.	DEFINITIONS

"Bad Day" shall mean, in respect of a Constituent, a day which is either (1) not a Scheduled Trading Day for such Constituent; or (2) a Disrupted Day for such Constituent.

"Good Day" shall mean, in respect of a Constituent, a day which is both a Scheduled Trading

Day for such Constituent and not a Disrupted Day for such Constituent. For the avoidance of doubt, with respect to Constituents listed on the Tel Aviv Stock Exchange, at all times, other than in the years 2012 and 2013, Fridays will be considered Scheduled Trading Days for such Constituents.

Part G:	Adjustments, disruption and cancellation

1.		ADJUSTMENT EVENTS

If an Adjustment Event occurs in respect of a Constituent (the "Affected Constituent"), then:

(1)		the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

(2)		the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:

	(a)	determine the effective date of such replacement; and

	(b)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

(3)		the Index Administrator may discontinue and cancel the Index.

2.	DISRUPTED DAYS

If any Index Business Day is a Disrupted Day for any Constituent, then the Index Calculation Agent may:

(1)	publish its good faith estimate of the Index Level for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

(2)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent.

3.			DISRUPTED DAYS ON REBALANCING DATES

If a Rebalancing Date "r" is a Disrupted Day for any Constituent (each a "Disrupted Constituent"), then:

	(a)		r shall be the Rebalancing Date, notwithstanding the occurrence of any such Disrupted Day; and

	(b)	(i)	any Disrupted Constituent (1) that is notionally included in the Index from (and including) r and (2) which was not notionally included in the Index prior to r shall be assigned a Base Percentage Weight of 0;

		(ii)	any Disrupted Constituent (1) that is not notionally included in the Index from (and including) r and (2) which was notionally included in the Index prior to r shall be assigned the Constituent Closing Level for such Constituent most recently available on or prior to r; and

		(iii)	any Disrupted Constituent (1) that is notionally included in the Index from (and including) r and

(2) which was also notionally included in the Index prior to r shall be assigned the Constituent Closing Level for such Constituent most recently available on or prior to r.

4.	CANCELLATION OF THE INDEX

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and the Index Level. In discontinuing and cancelling the Index, the Index Administrator shall act in good faith and in a commercially reasonable manner, and shall be subject to the oversight of the Index Governance Committee, as described in Part J (Miscellaneous). The Index Administrator shall consider the extent to which consultation in respect of any discontinuation and cancellation of the Index with affected stakeholders is appropriate and practicable.

Part H:	Definitions

"Adjustment Event" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part C (Provisions relating to Constituents) of the Calculation Module.

"Affiliate" shall mean, in respect of a person "X", any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, "control" of any person or entity shall mean the ownership of a majority of the voting power of such person or entity.

"Citi" shall mean Citigroup Inc. and its Affiliates.

"Constituent" shall mean each constituent of the Index from time to time.

"Constituent Closing Level" shall have the meaning given to it in Part E (Valuation of Constituents).

"Constituent Licensing Event" shall mean, in respect of a Constituent, that (1) any licence granted to the Index Administrator and/or the Index Calculation Agent and/or any of their respective Affiliates to use such Constituent in connection with the Index is terminated; or (2) any such person’s right to use such Constituent in connection with the Index is otherwise disputed, impaired or ceases for any reason.

"Correction Period" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part C (Provisions relating to Constituents) of the Calculation Module.

"Data Source" shall mean, in respect of a datum, (1) the source specified in respect of such datum in these Index Conditions; or (2) any successor or alternative source that may be designated by the Index Calculation Agent, provided that such successor or alternative source uses, to the extent relevant, the same or a substantially similar formula for and method of calculation as used in the determination of such datum.

"Disrupted Day" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part C (Provisions relating to Constituents) of the Calculation Module.

"Electronic Page" shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognized source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

"Expert Judgement" shall have the meaning given to it in Part J (Miscellaneous).

"Index Administrator" shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

"Index Base Currency" shall mean the currency specified as such in Part B (Key Information).

"Index Business Day" shall have the meaning given to it in Part D (Data).

"Index Calculation Agent" shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

"Index Launch Date" shall mean the day specified as such in Part B (Key Information).

"Index Level" shall mean, in respect of an Index Business Day, the closing level of the Index as of the Index Valuation Time on such Index Business Day. The Index Level shall be an amount expressed in the Index Base Currency.

"Index Linked Product" shall mean any security, contract or other financial product the return of which is linked, in whole or in part, to the performance of the Index.

"Index Start Date" shall mean the date specified as such in Part B (Key Information).

"Index Start Level" shall mean the Index Level on the Index Start Date, as specified in Part B (Key Information).

"Index Ticker" shall mean the Electronic Page specified as such in Part B (Key Information), or any alternative Electronic Page as may be designated by the Index Administrator.

"Index Valuation Time" shall have the meaning given to it in Part D (Data).

Part I:	Risk Factors

This Part I contains a discussion of certain specific risk factors followed by a discussion of general risk factors associated with index investing. It also contains an important statement regarding conflicts of interest.

The Calculation Module and Selection Module each contain a discussion of further specific risks associated with the Index.

Specific Risk Factors

This list of risk factors is not intended to be exhaustive. All persons should seek such advice as they consider necessary from their professional advisors, investment, legal, tax or otherwise, without reliance on the Index Administrator, the Index Calculation Agent, any of their respective Affiliates or any of their respective directors, officers, employees, representatives, delegates and agents.

1.	STRATEGY RISK AND WEIGHTING METHODOLOGY

1.1	General risks related to ESG-themed investments

(1)	Link between ESG factors and share performance

The Index aims to select shares based on environmental, social and governance ("ESG") credentials. It does not aim to select companies based on their financial performance.

Whilst it may be considered an implicit premise of the Index that the share price of a company with better ESG credentials tends to outperform its peers, and there may be some evidence to support this view, the Index Administrator makes no assurance or representation that this is the case. ESG factors are a relatively new set of investment criteria, and there may be a limited relationship, no relationship, or even an inverse relationship between them and financial performance (i.e. companies with better ESG credentials may exhibit worse financial performance than companies with worse ESG credentials). There is no assurance that the Index will behave as anticipated.

(2)	ESG factors are subjective

ESG factors are subjective in nature and there are no universal standards regarding their measurement, or even agreement as to which factors should be measured. Also, whilst the information related to ESG factors is generally provided to Arabesque by third party vendors, such information is derived from the subject companies themselves and may not be subject to third-party verification as to its accuracy. As such, even if the central premise that ESG factors are related to stock performance is valid, it may be the case that the choice of factors, or the way in which they are measured, does not successfully represent this relationship. This could result in the Index not performing as expected.

1.2	Risks of the specific methodology used to calculate the ESG Score

The ESG Score is provided by Arabesque (the ESG Data Provider), which is an independent third-party entity which is not affiliated or connected with the Index Administrator. Arabesque has published an ESG Score since 2017, with the current version of the methodology having been published only since March 2020.

(1)		Choice of features and metrics to measure ESG factors may not be optimal and may have a negative impact on the performance of the Index compared to if other features and metrics were chosen

Even if appropriate ESG factors are selected for measurement, the specific method used to quantify such factors may not be optimal. There are no accepted methodologies or universal standards for quantifying individual ESG factors, and the choice of features selected by the ESG Data Provider for this purpose (including the individual metrics that are used to analyse each feature) is just one of many alternatives. No assurance can be given that the ESG Score will accurately capture a company's performance in terms of the ESG factors that are important to an investor and which could have the most beneficial impact on the Index.

(2)		Methodology applied to calculate ESG Scores may not be optimal and may have a negative impact on the performance of the Index compared to if another methodology had been applied

Arabesque employs a detailed and systematic methodology to calculate the ESG Score for each stock. This entails (a) assigning a Feature Score for each of the 22 Features analysed for each stock, and (b) weighting each Feature Score by a Materiality Weight which may be different for each Feature and which varies from stock to stock.

(a)

The Feature Score is based on a long-term feature score with an adjustment to reflect a short-term feature score and with a further adjustment for normalization purposes.

Long-term feature score: The long-term feature score is based on a company's performance across a number of metrics deemed appropriate by the ESG Data Provider, where data for each metric is sourced from third-party data providers. There can be no assurance that the choice of metrics, the choice of data provider, the weighting assigned to each Metric, or the choice of normalization adjustment will be optimal and most accurately reflect the ESG factors important to an investor and which could have the most beneficial impact on the performance of the Index.

Short-term feature score: The short-term feature score is a combination of a news-based correction factor and an NGO-based correction factor.

The news-based correction factor is based on data provided by a third-party (Covalence). The ESG Data Provider applies a set of pre-defined internal rules to convert this into the correction factor. Covalence's news monitoring process relies on an in-house web scraper and crawler, on automated extraction techniques, on an algorithm and database, machine learning, sentiment analysis, natural language processing as well as on human analysis. The Index Administrator has not independently verified these processes and makes no representation about their effectiveness at identifying and classifying news articles. There can be no assurance that the application of the ESG Data Provider's pre-defined rules to such data is optimal.

The NGO-based correction factor is based on data provided by a third-party (Sigwatch) which the ESG Data Provider uses to calculate the correction factor by the application of a pre-defined formula. There can be no assurance that the formula used is the most appropriate.

	(b)	The Materiality Weight combines third-party determinations of sustainability published by the Sustainability Accounting Standards Board (SASB) with the results of multiple statistical regression analyses which examine the relationship between stock returns and the Features. In order to use the SASB classifications, Arabesque has had to make determinations as to the mapping of each SASB sustainability issue with each Feature. There can be no assurance that this mapping is optimal. The statistical analyses requires the selection of a type of regression analysis and a number of parameters, and it is possible that an alternative statistical model or alternative parameters would result in a different and more representative ESG Score which, in turn, would result in a better Index performance.

(3)	Use of third-party input data could have an adverse impact on the performance of the Index

As noted above in paragraph 1.2(2) above, various third-party data providers are used to provide the input data required for the calculation of the ESG Score.

Such data is subject to calculation and categorization by the applicable data provider and may be based on unpublished criteria or, potentially, its own subjective criteria or no defined criteria at all (i.e. relying on its own judgment and inherent discretion). Each data provider may at any time, without notice or announcement, make a material change to the manner in which it makes, or the inputs that it uses for, the applicable calculations and categorizations or it may cease to publish or make available the relevant data. Arabesque may replace each data provider at any time and use an alternative source of such data.

Any of the these changes may ultimately have an adverse effect on the performance of the Index.

(4)	The methodology used by Arabesque to calculate the ESG Scores may not be optimal

There can be no guarantee that the methodology used by the ESG Data Provider is optimal or will accurately measure the ESG credentials of a company.

The Index Administrator has not validated the methodology, input data or effectiveness of the ESG Scores provided by the ESG Data Provider.

(5)	The methodology used by Arabesque to calculate and provide the ESG data is not fixed and may change

The methodology used by Arabesque to calculate and provide the ESG Data Catalog (which includes the ESG Scores) is not fixed and may change over time. Any change to the methodology used to provide or calculate any of the data contained in the ESG Data Catalog (including the ESG Scores) which is material to the calculation of the Index, may result in the Index Calculation Agent using Expert Determination to amend the Index Conditions to accommodate such change in a manner consistent with the objective and purpose of the Index. Alternatively, the Index Calculation Agent may terminate the Index.

Investors should be aware that a potential consequence of any such amendment to the Index Conditions is that a stock which was not selected for the Index prior to such amendment may subsequently be selected, and vice versa. In particular, it is possible that this may arise without any change to the intrinsic ESG characteristics of the stock, and solely as a result of the change in methodology to assess the characteristics.

(6)	The ESG Scores may not necessarily reflect the ESG assessments made by the Index Administrator

The Index Administrator or its affiliates may publish ESG statements, assessments or ratings (including those required under the Benchmark Regulation1) that differ from the assessments reflected in the ESG Scores. The fact that the Index utilizes Arabesque’s ESG Score as a measure of ESG performance does not mean that the ESG Score necessarily reflects the ESG

1 "Benchmark Regulation" means European Benchmarks Regulation (EU) 2016/1011 of the European Parliament and of the Council of 8 June 2016 on indices used as benchmarks in financial instruments and financial contracts or to measure the performance of investment funds and amending Directives 2008/48/EC and 2014/17 EU and Regulation (EU) No 596/2014, as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018), and as further amended from time to time.

assessments that would be made by the Index Administrator or its affiliates and as may be required under the Benchmark Regulation. The Index Administrator or its affiliates may from time to time publish or otherwise provide assessments of companies’ ESG performance, including in the form of ESG ratings, and these assessments and ratings may differ from the assessments reflected in the ESG Scores. Companies that are rated highly under the ESG Score may be rated poorly by the Index Administrator or its affiliates, and vice versa. Each investor should make its own determination about whether the ESG Score measures ESG performance in a way that is consistent with its own views and objectives.

1.3	Risks of the methodology by which the ESG Score is incorporated into the Index Level calculation

The methodology by which the ESG Score is incorporated into the calculation of the Index Level requires a number of steps and processes, including a choice of the timing and frequency of observation, the method for filtering the data, the choice of optimizer and related constraints to calculate percentage weights for the Constituents, and the decision to create a long-only Index rather than use a long/short methodology. For example, the Index does not aim to select stocks with the highest ESG Scores, but rather those stocks with the highest ESG Scores within a given cohort of the MSCI World Index, where each cohort relates to a specific geographical region and GICS sector. In assigning weights to stocks, the Index is required to maintain the region-sector weightings and region weightings in similar proportions to those found in the MSCI World Index. Therefore, even if a stock has a higher ESG Score than others, it may be excluded in order to satisfy these constraints.

The specific implementation of the methodology of the Index may have an impact on how effective the Index is in representing the ESG factors. Whilst the Index Administrator believes that the methodology chosen is appropriate, there can be no assurance that an alternative methodology would not result in an Index that better reflects the factors that an investor considers important and which could have the most beneficial impact on the performance of the Index.

1.4	The Index methodology is designed to provide exposure to Constituents that exhibit certain characteristics and not to outperform any benchmark

Although the Index represents a subset of stocks contained in the MSCI World Index, it is not designed to outperform the MSCI World Index or any other benchmark. It is possible that the MSCI World Index, or alternative methods of portfolio construction using the same set of Investible Constituents as the Index, may significantly outperform the Index. Prospective investors in Index Linked Products should consider this limitation before making their investment decision.

There can be no assurance that the weighting methodology – broadly based on selecting and weighting constituents based on ESG Scores – will achieve superior returns as compared to more traditional weighting methodologies based on market capitalisation or an equally-weighted scheme. Accordingly, it is possible that a Constituent that is heavily weighted does not perform positively in terms of price, or another potential constituent performs positively in terms of price but is only lightly weighted or not included as a Constituent of the Index, despite otherwise being an ideal candidate when considered in the context of the primary purpose of the Index. No assurance can be given as to the future performance of any Constituent.

1.5	The filtering process could may have a negative impact on the performance of the Index in comparison with alternative filtering methodology

The Index methodology includes a monthly filtering process to exclude stocks as Investible Constituents. For example, stocks are ranked on the basis of ESG Score and any stock whose Percentile Rank is less than the Cut-Off Rank will be excluded from the Index for the applicable period. The Index therefore may not include certain constituents than it would otherwise have if a different selection and weighting algorithm had been used.

It may be the case that a strategy with an alternative filtering methodology or with the same methodology but alternative specified values could result in better performance.

1.6	Equity price risk

The Index Level may go down as well as up, depending on the performance of the Constituents and their effect on the strategy that the Index has been developed to reflect. Investors should be aware that the Index is subject to long equity price risk. There can be no assurance as to the future value of the Constituents, or as to the continued existence of the Constituents or the issuers of the Constituents.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments, stocks and indices (including stock indices) generally. Global economic, financial and political developments, among other things, may have a material effect on the value and/or the performance of the shares included as Constituents in the Index.

Prospective investors in Index Linked Products should be aware of these limitations in considering their investment decision.

1.7	Concentration and correlation risk

The number of stocks included as Constituents of the Index at any time is dependent on the number of stocks in the MSCI World Index that remain following the application of the various selection filters and after the operation of the optimization process. No assurance can be given as to which stocks will be Constituents of the Index from time to time.

One of the constraints of the optimization process is to place a maximum and minimum limit on the number of stocks which may be included as Constituents of the Index (although these limits be may be relaxed in the event that a solution to the optimization problem is otherwise not obtained). Consequently, the Index may be more or less concentrated than other equity indices or investment products linked to equity market performance generally. Although the Index methodology offers the potential to achieve some diversification among the Investible Constituents in various Sectors, in certain circumstances, the overall diversification in the Index is potentially limited. Therefore, the Index may be less diversified than an investment in any fund, investment portfolio or other product which invests in or tracks a diversified investment portfolio, and therefore could experience greater volatility. The Index may also underperform a more diversified index that has exposure to a range of asset classes and geographical regions or uses other weightings or methodologies. The benefits of the Index strategy may only become apparent over a long period, if at all.

1.8	Notional cash component and potential for temporary uninvested portion of Index

Following the occurrence of a Delisting or a Merger Event in relation to a Constituent, that Constituent will be removed from the Index and the notional proceeds that would be realised by liquidating the total notional investment of the Index in that Constituent (converted into the Index Base Currency, if applicable) will remain uninvested (and represented by a non-interest bearing cash component in the Index) until the next Rebalancing Date. This may dampen the performance of the Index compared to a methodology that immediately reinvested any such notional proceeds.

2.	USE OF MSCI BARRA OPEN OPTIMIZER

The Index methodology relies on the MSCI Barra Open Optimizer as a key step in the Index calculation and rebalancing. It is the responsibility of each investor in an Index Linked Product to perform its own due diligence in relation to the MSCI Barra Open Optimizer and to satisfy itself as to the appropriateness of its use in connection with the Index.

2.1	Variability of optimizer results

It is possible that running MSCI Barra Open Optimizer software on two occasions on different computer hardware may take two different solution paths that result in two different outcomes in the optimisation routine (owing to the heuristic nature of cardinality constrained discrete optimisation problem and differences in computing machine architecture and precision). This is a known feature of the software that is recognised by MSCI.

This means that the results of the calculations performed by the Index Calculation Agent using the MSCI Barra Open Optimizer will not necessarily be identical to the results of the same calculations performed by any other entity.

2.2	Amendments or upgrades to, or discontinuation of, the MSCI Barra Open Optimizer

The MSCI Barra Open Optimizer software may be amended, upgraded or discontinued without warning, or the Index Calculation Agent may otherwise be unable to access the MSCI Barra Open Optimizer software due to a fault in the system. Any such amendment may result in delays in calculation of the Index, or in termination of the Index.

2.3	Termination of Citi’s licence to use the optimizer

The Index Administrator and the Index Calculation Agent together hold a licence to use the MSCI Barra Open Optimizer. It may be necessary in the future to renew such licence or to seek new licences for new and/or alternative optimisers to support or replicate the MSCI Barra Open Optimizer. There can be no assurance that the necessary licences will be available on acceptable terms, if at all. The inability to obtain certain licences or other rights or to obtain such licences or rights on favourable terms could result in termination of the Index.

3.	NO GUARANTEE OF RETURN

The Index methodology cannot guarantee that tracking the Constituents will result in a positive Index performance over time.

4.	CITI'S RESTRICTED TRADING LIST

From time to time Citi and/or any of its Affiliates may be prohibited from trading in Constituents or potential Constituents as of any Selection Date due to laws, regulations and/or Citi’s internal policies (including as a result of any prohibitions or restrictions arising from or relating to Citi’s Restricted Trading List (the "RTL")). This means that, from time to time, the Index may not include certain stocks that would otherwise have been included as Constituents in the Index in accordance with the Index selection and weighting algorithm.

The RTL is intended to impose various restrictions on trading that businesses must comply with pursuant to Citi’s policy and under the applicable laws of the jurisdictions in which Citi conducts business. RTL restrictions may be imposed as a result of Citi’s participation in transactions related to one or more companies in the Eligible Universe, among other reasons.

Citi’s activities and determinations affecting application of the RTL may result in a conflict of interest between Citi and persons having exposure to the Index. Citi will not take into account the interests of persons having exposure to the Index when engaging in such activities or making such determinations.

5.	RELIANCE ON THE ELECTRONIC PAGES AS PRIMARY DATA SOURCE

The Index methodology is dependent on the Electronic Pages as primary data sources in respect of a large number of data reference points in respect of the selection and weighting of the Constituents of the Index. The data published by the Electronic Pages is subject to calculation and categorization by the publishers of each such Electronic Page, in each case which process is based on unpublished criteria or, potentially, its own subjective criteria or no defined criteria at all (i.e. relying on its own judgment and inherent discretion). Each Electronic Page may at any time, without notice or announcement, make a material change to the manner in which it makes, or the inputs that it uses for, those calculations and categorizations, and any such changes may have an adverse effect on the performance of the Index.

Alternatively and in addition, the Electronic Pages may cease to publish any of the relevant data in respect of the Index methodology. If such an event occurs, then one or more data provision services may be selected by the Index Calculation Agent, in its sole discretion, as a replacement data source for such data. No assurance can be given that any successor Electronic Page will produce data based on the same standards or by application of the same criteria as the predecessor Electronic Pages and such changes may have an adverse impact on the performance of the Index.

If the Electronic Pages cease to publish all or substantially all relevant data required in respect of the Index methodology, then the Index Administrator may, in its sole discretion, cancel and discontinue the Index, which may have an adverse effect on Index Linked Products (including, potentially, early termination, whereby an investor may receive back less than his/her original investment).

6.	EFFECT OF NOTIONAL FEES AND COSTS

In order for the Index to be an accurate measure of the strategy's effectiveness, certain fees and costs are applicable.

The excess return version of the Index (ESGL3) reflects the deduction of Notional Transaction Costs associated with the rebalancing of the Constituents of the Index on each Rebalancing Date, as set out in paragraphs 1.2 and 1.12 of Part B3 (Calculation of the Index Level) of the Calculation Module. The Notional Transaction Costs are therefore dependent on how frequently and to what extent the monthly rebalancing results in changing the weightings of the Constituents. The ESGL3 Index also reflects a deduction of the Notional Fee, as set out in in paragraphs 1.1 and 1.13 of Part B3 (Calculation of the Index Level) of the Calculation Module.

The excess of fixed fee versions of the Index (ESGL4 and ESGL5) reflect the deduction of the Notional Calculation Cost Percentage, as set out in paragraph 1.1 of Part B3 (Calculation of the Index Level) of the Calculation Module.

The cumulative effect of these notional fees and costs may be significant and will adversely affect the performance of the Index and the return of an Index Linked Product. Any such deduction of notional fees and costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made.

7.	INDEX METHODOLOGY LIMITATIONS

The performance of the Index is dependent on the pre-defined rules-based methodology set out in these Index Conditions. There is no assurance that other selection and weighting methodologies for the Constituents would not result in better performance than the methodology set out in these Index Conditions.

8.	FX RISK

The Index Base Currency is USD, whereas a number of the Constituents of the Index may be denominated in other currencies. Accordingly, in calculating the Index Level, the Index Calculation Agent is required to convert the relevant level of the Constituent into USD using the specified exchange rate in respect of the relevant Valuation Date, as described in Part B3 (Calculation of the Index Level) of the Calculation Module. This means that an Investor in an Index Linked Product may be subject to exchange rate risk in respect of a number of the Constituents. Movements in the exchange rate may be such that, on the one hand, USD may become stronger and/or on the other hand, other relevant currencies may become weaker, in which case the exchange rate in respect of the conversion may be less favourable to an investor in an Index Linked Product and the Index Level may be adversely affected. In particular, if the exchange rate in respect of a particular Constituent does become less favourable to an investor in an Index Linked Product, such change in the exchange rate may negate, in whole or in part, any positive performance of that Constituent and/or the other Constituents and/or the Index as a whole.

9.	FIXED ALGORITHMIC MODEL PARAMETERS

In common with all algorithmic strategies, the Index uses a rules-based methodology which contains fixed parameters. For example, (i) the Rebalancing Date is scheduled to occur on a monthly basis on the second Index Business Day following each Selection Date, (ii) the Eligibility Filter excludes potential Constituents on the basis of certain fixed parameters and (iii) the Constraints include a minimum and maximum number of Constituents. The Index methodology assumes that these parameters and the other fixed parameters used in the calculation of the Index are reasonable in the context of the Index. However, alternative parameters may have a positive effect on the performance of the Index.

10.	MODEL PRECISION

The Index methodology is a complex calculation model which is sensitive to the precision of both the original inputs and the interim calculations. Each of these are in turn dependent on the rounding conventions used in the financial market for the primary data and the rounding conventions determined appropriate by the Index Calculation Agent at each stage of the calculation process.

11.	PERFORMANCE RISK

The Index may underperform its Constituents and other indices with the same constituents, where those other indices employ a different weighting or rebalancing scheme. The Index methodology does not seek to outperform any equity benchmark, including the MSCI World Index, in absolute terms and may not outperform at all.

Index Linked Products based on the Index methodology cannot and do not guarantee absolute returns in any situation.

12.	REBALANCING FREQUENCY LIMITATIONS

The frequency of rebalancing of the Index is monthly. In accordance with the Index methodology, the Index Calculation Agent determines the Constituents the Base Percentage Weight of each such Constituent on each monthly Selection Date and resets those Base Percentage Weights as of the Rebalancing Date immediately following such Selection Date. However, this means that, as a result of price movement in the market, the relative Current Percentage Weights of the Constituents between Rebalancing Dates may deviate from the level at which the relevant Base Percentage Weights were set.

13.	LIMITATIONS IN THE DESIGN OF THE INDEX

In common with all algorithmic strategies, the Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. If market conditions change from the conditions prevailing when these assumptions were made, the Index may underperform. An alternative index using other processes and parameters may outperform the Index.

14.	LIMITED PERFORMANCE HISTORY; HYPOTHETICAL BACK-TESTED PERFORMANCE INFORMATION IS SUBJECT TO SIGNIFICANT LIMITATIONS

The Index was launched by the Index Administrator as of the specified Index Launch Date. Accordingly, the Index has a limited performance history, and this limited performance history may not reflect the way in which the Index would perform in a variety of market conditions, including market conditions which may arise during the term of any Index Linked Product.

All information regarding the performance of the Index prior to the Index Launch Date ("Back-test Information") is hypothetical and back-tested, as the Index did not exist prior to that date. It is important to understand that Back-test Information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance and should never be considered indicative of future performance. In particular, prospective investors are advised to note the following:

(1)	The Index has been developed with the benefit of hindsight and knowledge of factors that may have positively affected the performance of the Index - that is, with the benefit of being able to evaluate how the Index methodology would have caused the Index to perform had it existed during the hypothetical back-test period. It is impossible to predict whether the Index will rise or fall. Accordingly, the actual performance of the Index may differ significantly from the Back-test Information, and if the Index is shown to have generally appreciated over the hypothetical back-test period, that may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

(2)	The Back-test Information might look different if it covered a different historical period. The market conditions which existed during the historical period covered by the Back-test Information are not necessarily representative of the market conditions which may exist in the future. In addition, the Back-test Information does not reflect the effect on the relevant markets of the launch of the Index and of the delivery of exposures to the Index through Index Linked Products, which may include any hedging by the provider of such Index Linked Products. Where the Index has been developed to identify and to monetise a particular opportunity in the relevant markets, it should be noted that corresponding investments made by market participants, including any hedging by the providers of Index Linked Products, may erode such an opportunity, and therefore the Back-test Information may overstate the actual performance of any Index Linked Product.

(3)	Certain parts of Back-test Information was calculated by front office functions of Citi (i.e. sales, structuring and trading). Such information may not be subject to any additional verification process by the Index Calculation Agent.

(4)	Certain conditions and filters used to determine the Investible Universe of stocks are not applicable for parts of the period over which Back-test Information is calculated.

(5)	Any Index Linked Product may bear additional fees which would reduce overall returns as compared to the past performance of the Index.

Any Back-test Information is provided for illustrative purposes only. Any back-test Information has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such Back-test Information has been prepared.

General Risk Factors

1.	INTRODUCTION

The Index Level may go down as well as up, depending on the performance of the Constituents and their effect on the strategy that the Index has been developed to reflect. There can be no assurance as to the future performance of the Index, and the Index Level on any day may not reflect either its past performance or its future performance. The strategy that the Index has been developed to reflect may not be successful, and other strategies using the Constituents and alternative indices and benchmarks may perform better than the Index.

The Index represents the value of its Constituents, as weighted according to any weighting scheme used by the Index. The Index has been developed to be "investable", but the methodology set out in these Index Conditions is quantitative, which means that the Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Index or any of its Constituents.

The result of any such actual investment may be different to the performance of the Index. In particular, any notional fees or costs deducted in the calculation of the Index Level, and any proportionate amount included in the Index Level of any dividend, distribution or payment in respect of any Constituent, may be different from those arising in respect of any actual investment in any Constituent or any combination of Constituents.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.

2.	PERFORMANCE OF THE INDEX

2.1	The performance of the Index may be significantly lower than the performance of certain Constituents

The performance of the Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics, even if some of the Constituents have generated significant positive returns. The levels, prices, rates or values ("Values") of the Constituents may move in different directions at different times compared to each other, and underperformance by one or more of the Constituents may reduce the performance of the Index as a whole, even if other Constituents generate positive returns.

2.2	The correlation between the Constituents may change unpredictably

Correlation is the extent to which the Values of the Constituents increase or decrease to the same degree at the same time. If the correlations among the Constituents change, the level of the Index may be adversely affected.

2.3	The Index may be subject to currency rate risk

The Index may be exposed to currency rate risk because the Values of the Constituents may be converted into the base currency of the Index for the purposes of calculating the level of the

Index if those Values are expressed in a different currency. Currency rates may be volatile and move in an unexpected way. Historical currency rates should not be considered indicative of future currency rates.

3.	NOTIONAL EXPOSURE

The Index creates a notional exposure to the Constituents and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.

3.1	No rights

Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.

3.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

3.3	Reinvestment.

If the Index is a "total return index", it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If the Index is not a "total return index", it will not include any such notional reinvestment.

4.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

The Index does not create any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a "Relevant Person"), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.

5.	NO INVESTIGATION

Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions with respect to any Constituent. Consequently there can be no assurance that all events have been disclosed which would affect the performance of the Index or the value of any Index Linked Product.

6.	EFFECT OF FEES

The Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.

7.	EFFECT OF NOTIONAL COSTS

The Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.

8.	DISRUPTION TO THE INDEX

Certain events may affect the calculation of the Index and the Index Level. These events, which are described elsewhere in these Index Conditions (including the Calculation Module), may have consequences including:

(1)	the Index Calculation Agent adjusting dates, reassigning Base Percentage Weights or taking the most recently available Constituent Closing Levels;

(2)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;

(3)	the Index Calculation Agent suspending the calculation, publication and dissemination of the Index and the Index Level;

(4)	the Index Administrator making a modification or change to these Index Conditions; and

(5)	the Index Administrator discontinuing and cancelling the Index.

Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.

The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of the Index being postponed to a later time than as provided in these Index Conditions.

9.	INDEX ADMINISTRATOR AND THE INDEX CALCULATION AGENT

These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on the Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part J (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which the Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

Conflicts of Interest

The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the "Product Provider") is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.

1.	DISCRETIONS

As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Index, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Index and therefore the amount payable under the Index Linked Product.

2.	HEDGING

The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, "Related Instruments" shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the Index, and may result in the Product Provider or its affiliates receiving a profit, even if the level of the Index declines.

3.	TRADING ACTIVITIES

The Product Provider and its affiliates expect to engage in trading activities related to the Index, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Index and therefore the value of the Index Linked Product.

4.	INDEX FEE

If a fee is deducted in the calculation of the level of the Index (an "Index Fee"), the Product Provider or its affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product provider hedges its obligations under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.

5.	NOTIONAL TRANSACTION COSTS

If notional transaction costs are deducted in the calculation of the level of the Index ("Notional Transaction Costs"), the Product Provider or an affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS

If the Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.

7.	UNAVAILABILITY OF THE INDEX

In the event that the determination and publication of the Index is suspended or discontinued, or the level of the Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of the Index pursuant to the terms of the Index Linked Product.

8.	LICENSING FEE

If the Index includes a Constituent which is an index sponsored by the Product Provider or an affiliate of the Product Provider (a "Sub-Index"), the potential conflicts discussed above may exist in respect of that Sub-Index. If the Index or a Sub-Index is based on a methodology licensed from the Product Provider or an affiliate of the Product Provider, the Product Provider or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.

9.	SHARING PAYMENTS

Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its affiliates in connection with the Index, may be shared with third parties.

THE RISK FACTORS OUTLINED IN THIS PART I, IN THE CALCULATION MODULE AND IN THE SELECTION MODULE ARE NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Part J:	Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS

1.1	Calculations

Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, "Calculations") in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value ("Amount") calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, "Information") and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

Subject to any Correction Period specified, if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information (using Expert Judgement), and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Index.

1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be "as at", "as of", "in respect of" or "on", or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement ("Expert Judgement") which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part, a "Relevant Person") may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading "Risk Factors", "Investment Considerations" or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the "Index Activity"). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part.

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.

© 2021 Citigroup Global Markets Limited. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

6.	REGULATORY STATEMENTS AS TO HOW ESG FACTORS ARE REFLECTED IN THE INDEX

The Index Administrator has prepared explanatory statements in accordance with the Benchmark Regulation2 as to how ESG factors are reflected in the Index. These statements are available at citibank.com/icg/data/documents/srp/eu/ESG-Indices-Benchmark-Methodology-2021-01-21.pdf and citibank.com/icg/data/documents/srp/eu/ESG-Benchmark-Statement-2021-

2 "Benchmark Regulation" means European Benchmarks Regulation (EU) 2016/1011 of the European Parliament and of the Council of 8 June 2016 on indices used as benchmarks in financial instruments and financial contracts or to measure the performance of investment funds and amending Directives 2008/48/EC and 2014/17 EU and Regulation (EU) No 596/2014, as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018), and as further amended from time to time.

01-21.pdf

Part K:	Notices

In addition to the notices contained below, see also the notices contained in Part D of the Selection Module.

MSCI Indices disclaimer

The MSCI World Index is used by Citigroup Global Markets Limited ("CGML") as the selection universe for the selection of the companies included in the Citi World ESG Indices.

MSCI does not in any way sponsor, support, promote or endorse the Citi World ESG Indices. MSCI was not and is not involved in any way in the creation, calculation, maintenance or review of the Index. The MSCI World Index was provided on an "as is" basis. MSCI, each of its affiliates and each other person involved in or related to compiling, computing or creating the MSCI World Index (collectively, the "MSCI Parties") expressly disclaim all warranties (including, without limitation, any warranties of originality, accuracy, completeness, timeliness, non-infringement, merchantability and fitness for a particular purpose). Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, incidental, punitive, consequential (including, without limitation, lost profits) or any other damages in connection with the MSCI World Index or the Citi World ESG Indices.

Arabesque S-Ray disclaimer

The Arabesque S-Ray® data (being the ESG Data Catalogs which includes the ESG Scores) does not constitute investment advice from Arabesque. Arabesque S-Ray® data is a statement of opinion and is not a statement of fact or recommendations to purchase, sell or hold any securities. Provision of Arabesque S-Ray® data is not an asset management activity by Arabesque, and is not a solicitation or an offer to buy any security or instrument or to participate in any trading.

ANNEX B
SELECTION MODULE

Citi Series 1 ESG Indices

Selection Module
Citi Investment Strategies

21 January 2021

Part A:	Introduction

This document (this "Selection Module"), as may be amended and restated from time to time, may be incorporated by reference into the Index Conditions applicable to any proprietary Index made available by Citigroup Global Markets Limited in its capacity as Index Administrator in respect of such Index.

This Selection Module may be referred to as the "Citi Series 1 ESG Indices Selection Module".

The relevant provisions of the Index Conditions which incorporate this Selection Module shall be determined in the manner set out in this Selection Module.

This Selection Module is made available by Citigroup Global Markets Limited in its capacity as Index Administrator.

1.	DEFINED TERMS

Terms used in this Selection Module but not defined in this Selection Module shall have the meanings given to them in the relevant Index Conditions. In the case of any inconsistency between this Selection Module and the relevant Index Conditions, the terms of this Selection Module shall govern the calculations set out in this Selection Module without prejudice to the terms of the relevant Index Conditions.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

It is possible that ambiguities, errors and omissions within this Selection Module and/or within the relevant Index Conditions may arise under certain circumstances. In such circumstances, the Index Administrator in respect of the relevant Index will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend this Selection Module, as it applies to the relevant Index, to reflect the resolution of such ambiguity, error or omission.

3.	CALCULATION CONVENTIONS

Unless otherwise specified in this Selection Module, the arithmetical comparisons (e.g. >, =, <, ≥, and ≤) are performed with a precision of 10-10 to avoid numerical noise.

4.	DATA SOURCES

The methodology in this Selection Module requires the use of certain market data. The principal data sources are: (i) the ESG Data Provider; (ii) MSCI and S&P in relation to the provision of GICS; and (iii) the Reference Index Sponsor (provided that this paragraph 4 is intended to cover only the incidental data relating to the constituents of the Reference Index, and not the Reference Index itself, which is covered by Part B4 (Reference Index Adjustments) below) (each a "Data Source").

4.1	Successor Data Source

If any page, field or classification referenced in this Selection Module is replaced by a successor page, field or classification that is designated by the relevant Data Source and that provides substantially the same information as the original page, field or classification, then the information specified in this Selection Module to be obtained by reference to the Data Source shall be obtained from such successor page, field or classification.

4.2	Cessation of, or Material Modification to, Data Source

If any page, field or classification referenced in this Selection Module is permanently discontinued and no successor page, field or classification is designated by the relevant Data Source, or if any such page, field or classification is materially modified so that it does not provide substantially the same information as it does on the date of the relevant Index Conditions, then the relevant Index Calculation Agent may designate one or more alternative pages, fields or other data sources of financial information to be the source of the relevant information, provided that each such alternative page, field or data source is widely recognised and provides, as closely as possible, the same information as the original page, field or classification.

4.3	Disruption to Data Source

If any page, field or classification referenced in this Selection Module (or, if applicable, the relevant successor or relevant alternative page, field or classification) is disrupted, not published, missing, unavailable or not applicable in respect of a stock as of an Observation Date or Selection Date, as applicable, then that stock will be excluded from the applicable Selection Universe unless stated otherwise.

Part B:	Selection methodology

Part B1	Data items that are used

The following terms are used in this Selection Module. The relevant document of the relevant Index Conditions which applies this Selection Module specifies the election or value in respect of each term for the purposes of the Selection Module.

•	Active Weight Increment;

•	Active Weight Multiplier;

•	Country Switch Date;

•	Cut-Off Rank;

•	ESG Data Provider;

•	Filter Issuer Date;

•	FX Rate;

•	Index Business Day;

•	Index Calculation Day;

•	MADTV Switch Date;

•	MADTV Threshold;

•	Maximum Number of Constituents;

•	Minimum Allowed Weight;

•	Minimum Number of Constituents;

•	Minimum Region Sector Weight;

•	Minimum Region Weight;

•	Observation Date;

•	Rebalancing Date;

•	Reference Index;

•	Reference Index Sponsor;

•	Region Differential;

•	Region-Sector Differential;

•	Region-Sector Leeway;

•	Removable Corporate Action;

•	Removable Corporate Action Date;

•	RTL Restricted Date; and

•	Selection Date;

Part B2	Selection and weighting process

1.	CONSTITUENT SELECTION

1.1	Determination of the Selection Universe

(1)	On each Selection Date, all stocks represented in the Reference Index as of the immediately preceding Observation Date shall form the "Selection Universe" in respect of such Selection Date.

Each stock in the Selection Universe for a Selection Date is assigned to a single Sector and to a single Region.

(2)	Definitions

"Sector" shall mean, in respect of a stock in the Selection Universe and a Selection Date, the level 1 industry classification group to which such stock is assigned as of the immediately preceding Observation Date, according to the Global Industry Classification Standard (GICS) as published and amended by MSCI Inc. ("MSCI") and Standard & Poor's Financial Services LLC from time to time. As of the date of these Index Conditions, the Sectors are as follows:

•                             Energy;

•                             Materials;

•                             Industrials;

•                             Consumer Discretionary;

•                             Consumer Staples;

•                             Health Care;

•                             Financials;

•                             Information Technology;

•                             Communication Services (for Observation Dates prior to December 2018 this was named Telecommunication Services);

•                             Utilities; and

•                             Real Estate (from and including the Selection Date falling in October 2016).

"Region" shall mean, in respect of a stock in the Selection Universe and a Selection Date, the geographical region (being one of "NAM", "EMEA", "Japan" and "APACxJP") to which such stock is assigned as of the immediately preceding Observation Date, as determined by the Index Administrator by reference to the applicable Country of such stock. As at the date of this Selection Module, a stock is assigned to a region as follows:

•                             "NAM" if the Country of such stock is one of: Canada; or United States of America.

•                             "EMEA" if the Country of such stock is one of: Austria; Belgium; Denmark; Finland; France; Germany; Ireland; Israel; Italy; Netherlands; Norway; Portugal; Spain; Sweden; Switzerland; or United Kingdom.

•                             "Japan" if the Country of such stock is Japan.

•                             "APACxJP" if the Country of such stock is one of: Australia; Hong Kong; New Zealand; or Singapore.

The Index Administrator may, in its sole discretion, amend or supplement the definition of Region from time to time as necessary in order to accommodate changes made to the Reference Index. For example, in the event that, following the Index Launch Date, the Country in respect of a stock in the Selection Universe on any Selection Date is not included in the definition of Region above, then the Index Administrator will, in its sole discretion, either add such Country to one of the existing Regions or introduce a new Region to include such Country.

"Country" shall mean, in respect of a stock in the Selection Universe and a Selection Date:

i)       if such Selection Date falls prior to the Country Switch Date, the country associated with the issuer of such stock as of the immediately preceding Observation Date, as specified by the Reference Index Sponsor within the information relating to the Reference Index as provided to the Index Administrator.

ii)       if such Selection Date falls on or after the Country Switch Date, the issuing country for that stock, as displayed on the applicable Electronic Page in respect of such stock as of the immediately preceding Observation Date.

1.2		Determination of the Eligible Universe

(1)		The "Eligible Universe" shall be determined in respect of a Selection Date "SD" by applying the Eligibility Filter (as defined below) on Selection Date SD to the group of stocks comprising the Selection Universe on Selection Date SD. Each stock within an Eligible Universe is an "Eligible Constituent".

The "Eligibility Filter" removes stocks for which one or more of the following conditions is applicable:

	(a)	stocks for which the Percentile Rank on Selection Date SD is less than the Cut-Off Rank (or stocks for which there is no Percentile Rank on Selection Date SD due to the ESG Score not being available); and

	(b)	stocks for which an Excluded Business Activity is applicable on the Observation Date prior to such Selection Date.

(2)	Definitions

"Percentile Rank" shall mean, in respect of Selection Date SD and a stock "s" in the Selection Universe for Selection Date SD (excluding any stock for which an ESG Score is not available in respect of Selection Date SD), the percentile rank (expressed as a decimal between 0 and 1) of such stock s relative to all stocks in the Selection Universe for Selection Date SD that are assigned to the same Sector "S" and Region "R" as stock s, as determined by the Index Calculation Agent in accordance with the following formula:

where:

	Percentile Rank	=	Percentile Rank of stock s in such Selection Universe in respect of such Selection Date SD.

	L	=	The total number of stocks in such Selection Universe assigned to Sector S and Region R (excluding any stock for which an ESG Score is not available) for which the ESG Score in respect of such Selection Date SD is less than the ESG Score of stock s in respect of such Selection Date SD.

	N	=	The total number of stocks in such Selection Universe assigned to Sector S and Region R (excluding any stock for which an ESG Score is not available) in respect of such Selection Date SD.

"Excluded Business Activity" shall mean, in respect of a stock and an Observation Date, business involvement (as determined by the ESG Data Provider) in one or more of the following industries, as specified in the ESG Data Catalog for such Observation Date and such stock:

•                             Tobacco (as identified by the parameter in the ESG Data Catalog representing "tobacco involvement", howsoever labelled).

•                             Weapons (as identified by the parameter in the ESG Data Catalog representing "weapons involvement", howsoever labelled).

•                             Fossil Fuels (as identified by the parameter in the ESG Data Catalog representing "fossil fuels involvement", howsoever labelled).

For the avoidance of doubt, the absence of data in the ESG Data Catalog relating to any of the industries above in respect of a stock shall not be interpreted as implying any business involvement with such industry. Nor shall such absence result in a stock being removed from the Selection Universe.

"ESG Score" shall mean, in respect of a stock and a Selection Date "SD", the value of the parameter in the ESG Data Catalog representing "ESG score", howsoever labelled, for such stock on the Observation Date immediately preceding Selection Date SD, being a score which is intended to quantify certain environmental, social and governance metrics.

In the event that, in respect of a day, an ESG Score is not available for a particular class of stock of a company (a "Non-Scored Stock"), but is available for a different class of stock of the same company (a "Linked Stock") for such day, then the ESG Score of the Non-Scored Stock shall be deemed to be the same as the ESG Score of the Linked Stock for such day. If there is more than one Linked Stock available, the Index Administrator shall determine in its sole and absolute discretion which Linked Stock to select for such purposes.

In addition, if Selection Date SD falls in the period from (and including) 3 April 2018 to (and including) 2 November 2020, and such stock is contained in the ESG Data Catalog on the applicable Observation Date but no ESG Score is available (or deemed available pursuant to the paragraph above) for such stock, then the ESG Score for such stock shall be deemed to be zero.

"ESG Data Catalog" means, in respect of a day, the data most recently made available on or prior to such day by the ESG Data Provider to the Index Administrator relating to a universe of stocks and specifying a number of identifiable parameters (being primarily environmental, social and governance-related metrics) for each stock.

1.3		Determination of the Investible Universe

(1)

The "Investible Universe" shall be determined in respect of a Selection Date "SD" by applying the Investibility Filter (as defined below) to the Eligible Universe on Selection Date SD.

Each stock in an Investible Universe is known as an "Investible Constituent". Each Investible Constituent will be a Constituent of the Index for the period from and including the Rebalancing Date immediately following the relevant Selection Date (following rebalancing on such day) to and including the Rebalancing Date immediately following the next Selection Date (prior to rebalancing on such day), subject to the terms of the Index Conditions (however, the weight applied to an Investible Constituent may be zero and therefore the performance of that Constituent would not be included in the calculation of the Index Level).

The "Investibility Filter", as applicable in respect of a Selection Date, removes stocks for which one or more of the following conditions is applicable:

	(a)	any stock which is issued by the Index Administrator or any of its Affiliates, including Citigroup Inc. (such exclusion being applicable as of the Filter Issuer Date);

	(b)	any stock which the Index Administrator and/or any of its Affiliates is prohibited from purchasing as a consequence of the prevailing prohibitions or restrictions arising from or relating to the Index Administrator's or that Affiliate's Restricted Trading List (as determined by the Index Administrator and/or its Affiliates and notified to the Index Calculation Agent on a monthly basis) (such exclusion being applicable as of the RTL Restricted Date);

	(c)	any stock in respect of which the Monthly Average Daily Trading Volume, calculated as of such Selection Date, is less than the MADTV Threshold in any of the six calendar months immediately preceding the calendar month in which such Selection Date falls;

and

	(d)		any stock for which a Removable Corporate Action has occurred or it has been announced that it will occur (as determined by the Index Administrator on such Selection Date), and for which the applicable date (i.e. the "ex-date") falls in the period from (and including) the most recent Observation Date falling on or prior to such Selection Date, to (and including) the day falling 2 Index Business Days after the Rebalancing Date corresponding to such Selection Date (such exclusion being applicable as of the Removable Corporate Action Date).

(2)			Definitions

"Monthly Average Daily Trading Volume" shall mean, in respect of a stock and a calendar month, and calculated as of a Selection Date "SD", an amount determined as follows:

	(a)		where Selection Date SD falls after the MADTV Switch Date, for each calendar month the arithmetic mean of the series of products of (i) multiplied by (ii) below for each Scheduled Trading Day for such stock in such calendar month:

		(i)	the "Volume" traded in respect of such stock (as displayed on the applicable Electronic Page in respect of such stock) on such Scheduled Trading Day (and for the purposes of this paragraph, each such stock shall be deemed to be a Constituent);

multiplied by

		(ii)	the Constituent Closing Level of such stock on such Scheduled Trading Day,

converted (where applicable) into the Index Base Currency using the FX Rate on such Scheduled Trading Day (and for the purposes of the foregoing definition, each such stock shall be deemed to be a Constituent).

	(b)		where such Selection Date SD falls on or prior to the MADTV Switch Date, for each calendar month the product of (i) and (ii) below:

		(i)	the arithmetic mean of the "Volume" traded in respect of such stock (as displayed on the applicable Electronic Page in respect of such stock) over each Scheduled Trading Day for such stock in such calendar month (and for the purposes of this paragraph, each such stock shall be deemed to be a Constituent); and

		(ii)	the arithmetic mean of the Constituent Closing Level of such stock over each Scheduled Trading Day for such stock in such calendar month,

converted (where applicable) into the Index Base Currency using the arithmetic mean of the FX Rate on each Scheduled Trading Day for such stock in such calendar month (and for the purposes of the foregoing definition, each such stock shall be deemed to be a Constituent).

2.	Base Percentage Weight Calculation

2.1	Calculation of Base Percentage Weights

Following the selection of the Investible Constituents on each Selection Date, the Index Calculation Agent will determine the "Base Percentage Weight" for each Investible Constituent and each Selection Date, using the MSCI Barra Open Optimizer.

2.2	MSCI Barra Open Optimizer

(1)

The Barra Optimizer interface (the "MSCI Barra Open Optimizer") is a third-party optimisation tool for portfolio management published by MSCI.

The optimisation model calculated by the MSCI Barra Open Optimizer is used to find the combination of "Percentage Weights" for the Investible Constituents which maximises the weighted sum of the ESG Scores of such Investible Constituents, subject to certain Constraints (as specified below).

Expressed formulaically, in respect of a Selection Date "SD" and the set of Investible Constituents for Selection Date SD (each an Investible Constituent "i"), the Index Calculation Agent will use the MSCI Barra Open Optimizer to solve the following optimisation problem:

where:

		=	the optimised set of Percentage Weights (i.e. one for each Investible Constituent i) in respect of Selection Date SD.

	argmax	=	the argument of the maximum, being the mathematical operator which selects the set of points of the given argument for which the given function attains the maximum value (i.e., argmax f(x) means the set of points x for which f(x) has the highest value).

		=	the arithmetic sum of the formula within the brackets, evaluated with respect to each Investible Constituent i.

	M	=	the number of Investible Constituents in respect of Selection Date SD.

		=	the Percentage Weight of Investible Constituent i

in respect of Selection Date SD.

= the ESG Score of Investible Constituent i in respect of Selection Date SD.

For more information about the MSCI Barra Open Optimizer, please see https://www.msci.com/portfolio-management.

(2)		The solution to the optimisation problem described above is subject to the following constraints (the "Constraints"):

	(a)	the sum of the Percentage Weights in respect of each Investible Constituent for each Selection Date must be equal to 100% (provided that a small discrepancy is permitted to allow for the precision and rounding effects related to the operation of the MSCI Barra Open Optimizer);

	(b)	the aggregate Percentage Weight of each Investible Constituent assigned to a particular Region "R" and Sector "S" (a "Region-Sector (R,S)") must be within certain bounds determined by reference to the aggregate weight (where, for the remainder of this sub-paragraph (2) "weight" refers to the weight of a stock, expressed as a percentage, as specified by the Reference Index Sponsor within the information relating to the Reference Index as provided to the Index Administrator) of the stocks assigned to such Region-Sector (R,S) in the Reference Index (the "Region-Sector Constraint") as of the Observation Date immediately preceding the relevant Selection Date "SD". The Region-Sector Constraint with respect to a Region-Sector (R,S) is calculated in accordance with the following formula:

where:

=

An amount determined in accordance with the relevant sub-paragraph below, as applicable:

(i)       subject to the proviso below, the difference between (A) the product of (I) the aggregate weight attributed to those constituents of the Reference Index as of the Observation Date immediately preceding the Selection Date SD which belong to Region-Sector (R,S), multiplied by (II) 100% minus the Region-Sector Differential, with such product being rounded to two decimal places (with 0.005 or higher rounded upwards), minus (B) the Region-Sector Leeway. Provided that this sub-paragraph (i) is applicable only where the resulting value is greater than or equal to the Minimum Region Sector

Weight; or (ii) otherwise, zero.

		=	the arithmetic sum of the formula within the brackets, evaluated with respect to each Investible Constituent i assigned to Region-Sector (R,S) in respect of Selection Date SD.

	M	=	the number of Investible Constituents in respect of Selection Date SD.

		=	the Percentage Weight of Investible Constituent i in respect of Selection Date SD.

=

An amount determined in accordance with the relevant sub-paragraph below, as applicable:

(i)       subject to the proviso below, the sum of (A) the product of (I) the aggregate weight attributed to those constituents of the Reference Index as of the Observation Date immediately preceding the Selection Date SD which belong to Region-Sector (R,S), multiplied by (II) 100% plus the Region-Sector Differential, with such product being rounded to two decimal places (with 0.005 or higher rounded upwards), plus (B) the Region-Sector Leeway. Provided that this sub-paragraph (i) is applicable only where the resulting value is greater than or equal to the Minimum Region Sector Weight; or

(ii)       otherwise, the Minimum Region Sector Weight.

(c)	the aggregate Percentage Weight of each Investible Constituent assigned to a particular Region "R" must be within certain bounds determined by reference to the aggregate weight of the stocks assigned to such Region R in the Reference Index (the "Region Constraint") as of the Observation Date immediately preceding the relevant Selection Date "SD". The Region Constraint with respect to a Region R is calculated in accordance with the following formula:

where:

		=	An amount determined in accordance with the

relevant sub-paragraph below, as applicable:

(i)       subject to the proviso below, the difference between (A) the product of (I) the aggregate weight attributed to those constituents of the Reference Index as of the Observation Date immediately preceding the Selection Date SD which belong to Region R, multiplied by (II) 100% minus the Region Differential, with such product being rounded to two decimal places (with 0.005 or higher rounded upwards), minus (B) the Region-Sector Leeway. Provided that this sub-paragraph (i) is applicable only where the resulting value is greater than or equal to the Minimum Region Weight; or

(ii)       otherwise, zero.

	=	the arithmetic sum of the formula within the brackets, evaluated with respect to each Investible Constituent i assigned to Region R in respect of Selection Date SD.

M	=	the number of Investible Constituents in respect of Selection Date SD.

	=	the Percentage Weight of Investible Constituent i in respect of Selection Date SD.

=

An amount determined in accordance with the relevant sub-paragraph below, as applicable:

(i)       subject to the proviso below, the sum of (A) the product of (I) the aggregate weight attributed to those constituents of the Reference Index as of the Observation Date immediately preceding the Selection Date SD which belong to Region R, multiplied by (II) 100% plus the Region Differential, with such product being rounded to two decimal places (with 0.005 or higher rounded upwards), plus (B) the Region-Sector Leeway. Provided that this sub-paragraph (i) is applicable only where the resulting value is greater than or equal to the Minimum Region Weight; or

(ii) otherwise, the Minimum Region Weight.

	(d)	In respect of a Selection Date, the number of Investible Constituents with non-zero Percentage Weights must be at least equal to the Minimum Number of Constituents and not more than the Maximum Number of Constituents (the "Number Of Constituents Constraint").

	(e)	The Percentage Weight of each Investible Constituent with a non-zero Percentage Weight must be greater than or equal to the Minimum Allowed Weight.

	(f)	The Percentage Weight of each Investible Constituent "i" in respect of Selection Date "SD" must be within certain bounds determined in accordance with the following formula:

where:

			=	the Percentage Weight of Investible Constituent i.

		min( )	=	the lesser of the two values within the brackets, separated by a comma.

			=	the weight attributed to Investible Constituent i as a constituent of the Reference Index as of the Observation Date immediately preceding Selection Date SD.

		AWI	=	the Active Weight Increment.

		AWM	=	the Active Weight Multiplier.

(3)		The Percentage Weight of the Investible Constituents which are assigned a non-zero Percentage Weight will then be scaled in their existing proportions such that they aggregate to 100% (thereby eliminating any minor discrepancy, if applicable, previously arising as set out in sub-paragraph 2(a) above).

(4)

If the MSCI Barra Open Optimizer cannot solve the optimisation problem under the above Constraints, then the Constraints will be partially relaxed in an iterative and incremental manner in the following order until the optimisation problem can be solved:

First: the Region Constraint;

Second: the Region-Sector Constraint; and

Third: the Number Of Constituents Constraint.

If the iterative process described above does not result in a solution for a Selection Date "SD", then the Investible Constituents shall be ranked based on their ESG Scores in respect of Selection Date SD, and the number of Investible Constituents equal to the Minimum Number of Constituents with the highest ESG Score shall be selected (provided that in the event of more than one Investible Constituent tying in the last place for such selection, all such tied Investible Constituents shall be selected), and shall be equally weighted such that the sum of their Percentage Weights equals 100%. If there are fewer than the number equal to the Minimum Number of Constituents of Investible Constituents available in respect of Selection Date SD, those Investible Constituents that are available shall be equally weighted such that the sum of their Percentage Weights equals 100%. All other Investible Constituents, if any, for such Selection Date SD shall be allocated a zero Percentage Weight.

(5)	The "Base Percentage Weight" in respect of each Investible Constituent "i" and a Selection Date "SD" shall be the value of Percentage Weight for Investible Constituent i and Selection Date SD following the completion of the iterative optimisation process described above, as applicable.

Part B3	MSCI Barra Open Optimizer Events

1.	MSCI BARRA OPEN OPTIMIZER TEMPORARILY NOT AVAILABLE OR ACCESSIBLE
If, on any Index Calculation Day the MSCI Barra Open Optimizer is temporarily unavailable or inaccessible by the Index Administrator or Index Calculation Agent the Index Calculation Agent may:
(1)

suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Calculation Day on which such event does not occur or continue to occur, and no new Index Level will be published for such day(s) but will instead be deemed to be the same as that of the immediately preceding Index Business Day on which the MSCI Barra Open Optimizer is available and the Index Calculation Agent is able to calculate the Index Level in accordance with these Index Conditions; and/or

(2) identify and select a replacement information source as it determines appropriate, having regard to the manner in which the MSCI Barra Open Optimizer was used in the calculation of the Index, and the Index Calculation Agent will (i) determine the effective date of such replacement information source, and (ii) make such adjustment(s) to the Index Conditions as it determines appropriate to account for the effect on the Index of such replacement.

2.	SUCCESSORS TO MSCI BARRA OPEN OPTIMIZER
2.1

If, on any Index Calculation Day, the functionality of the MSCI Barra Open Optimizer is discontinued in whole or in part and is replaced by a successor optimizer (or combination of successor optimizers) (the "Successor Optimizer") which is acceptable to the Index Administrator and the Index Calculation Agent and, in the joint determination of the Index Administrator and the Index Calculation Agent, uses the same or substantially similar methodology in calculation as the MSCI Barra Open Optimizer, then that Successor Optimizer will be deemed to be the relevant source for the calculations required to be carried out using the MSCI Barra Open Optimizer with effect from the date determined by the Index Calculation Agent.

2.2	If the Index Calculation Agent determines that a Successor Optimizer shall be used, it may make any adjustment(s) to the Index Conditions as it determines appropriate to account for such change.

3.	MSCI BARRA OPEN OPTIMIZER DATA CALCULATION IS MODIFIED OR UPGRADED OR CEASES TO EXIST OR CEASES TO PUBLISH REQUIRED DATA OR ANNOUNCES THE SAME

If: (1) MSCI makes or announces that it will make a material change in the formula for or method of calculation used in the MSCI Barra Open Optimizer, or (2) the MSCI Barra Open Optimizer ceases to exist or MSCI announces that it will cease to exist and no Successor Optimizer (as defined in paragraph 2.1 above) exists, then the Index Calculation Agent may:

	(1)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Calculation Day on which such event does not occur or continue to occur, and no new Index Level will be published for such day(s) but will instead be deemed to be the same as that of the immediately preceding Index Business Day;
(2)

identify and select a replacement optimizer or optimizers as it determines appropriate, having regard to the manner in which the MSCI Barra Open Optimizer was used in the calculation of the Index, and the Index Calculation Agent will (i) determine the effective date of such replacement optimizer(s), and (ii) make such adjustment(s) to the Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

(3)	discontinue and cancel the Index.

Part B4	Reference Index Adjustments

1.	SUCCESSOR REFERENCE INDEX AND SUCCESSOR REFERENCE INDEX SPONSOR
If a Reference Index is (1) not calculated and announced by the relevant Reference Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent; or (2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for or method of calculation as used in the calculation of such index, then in each case that index will be deemed to be such Reference Index with effect from the date determined by the Index Calculation Agent, who may (but is not obliged to) make such adjustment(s) to these Index Conditions as it determines appropriate to account for such change.

2.	REFERENCE INDEX CANCELLATION, REFERENCE INDEX LICENCE TERMINATION AND REFERENCE INDEX MODIFICATION
If a Reference Index Cancellation, a Reference Index Licence Termination or a Reference Index Modification occurs in respect of a Reference Index (the "Affected Reference Index"), then:
(1)

the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such event does not occur or continue to occur; and/or

(2)

the Index Calculation Agent may (exercising Expert Judgement) replace the Affected Reference Index with a replacement reference index which has substantially similar characteristics to the Affected Reference Index, having regard to the manner in which the Affected Reference Index is used in the calculation of the Index, in which case the Index Calculation Agent will:

		(a)	determine the effective date of such replacement; and
		(b)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or
	(3)	the Index Administrator may discontinue and cancel the Index.
3.	CORRECTIONS
If the level, price, rate or value (as applicable) of any Reference Index for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the "Corrected Level") is published by or on behalf of such person or entity within two Index Business Days after the original publication, then (1) such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Reference Index for the relevant time on the relevant day; and (2) the

Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the Index Level for such day.

4.	DEFINITIONS
"Reference Index Cancellation" shall mean, in respect of any Reference Index, that the relevant Reference Index Sponsor permanently cancels such Reference Index.

"Reference Index Licence Termination" shall mean, in respect of any Reference Index, that a licence granted (if required) to the Index Administrator and/or the Index Calculation Agent and/or any of their respective Affiliates, to use such Reference Index in connection with the Index is terminated, or any such entity’s right to use such Reference Index in connection with calculating the Index is otherwise disputed, impaired or ceases for any reason.

"Reference Index Modification" shall mean, in respect of any Reference Index, that the relevant Reference Index Sponsor announces that it will make a material change in the formula for or method of calculating such Reference Index or in any other way materially modifies such Reference Index (other than a modification prescribed in that formula or method to maintain such Reference Index in the event of routine events).

Part B5	ESG Data Adjustments

1.	ESG Data CANCELLATION, ESG Data LICENCE TERMINATION AND ESG Data MODIFICATION
If an ESG Data Cancellation, an ESG Data Licence Termination or an ESG Data Modification occurs in respect of any data contained in the ESG Data Catalog, then:
(1)

the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such event does not occur or continue to occur; and/or

(2)

the Index Calculation Agent may (exercising Expert Judgement) make such adjustment(s) to these Index Conditions as it determines appropriate to accommodate such event, having regard for the objective and purpose of the Index; and/or

(3) the Index Administrator may discontinue and cancel the Index.

2.	DEFINITIONS

"ESG Data Cancellation" shall mean, in respect of any data contained in the ESG Data Catalog that is material to the calculation of the Index, that the ESG Data Provider permanently cancels the provision of such data.

"ESG Data Licence Termination" shall mean, in respect of any data contained in the ESG Data Catalog that is material to the calculation of the Index, that a licence granted (if required) to the Index Administrator and/or the Index Calculation Agent and/or any of their respective Affiliates, to use such data in connection with the Index is terminated, or any such entity’s right to use the such data in connection with calculating the Index is otherwise disputed, impaired or ceases for any reason.

"ESG Data Modification" shall mean, in respect of any data contained in the ESG Data Catalog that is material to the calculation of the Index, that the ESG Data Provider announces that it will make a material change in the method of calculating or providing such data or in any other way materially modifies the calculation or provision of such data (other than a modification prescribed in that method to maintain such data in the event of routine events).

Part C:	Specific Risk Factors
1.	USE OF MSCI BARRA OPEN OPTIMIZER

The Index methodology relies on the MSCI Barra Open Optimizer as a key step in the Base Percentage Weight calculation of the Index. It is the responsibility of each investor in an Index Linked Product to perform its own due diligence in relation to the MSCI Barra Open Optimizer and to satisfy itself as to the appropriateness of its use in connection with the Index.

1.1	Variability of Optimizer results

It is possible that running MSCI Barra Open Optimizer software on two occasions on different computer hardware may take two different solution paths that result in two different outcomes in the optimisation routine (owing to the heuristic nature of cardinality constrained discrete optimisation problem and differences in computing machine architecture and precision). This is a known feature of the software that is recognised by MSCI.

This means that the results of the calculations performed by the Index Calculation Agent using the MSCI Barra Open Optimizer will not necessarily be identical to the results of the same calculations performed by any other entity.

1.2	Amendments or upgrades to, or discontinuation of, the MSCI Barra Open Optimizer

The MSCI Barra Open Optimizer software may be amended, upgraded or discontinued without warning, or the Index Calculation Agent may otherwise be unable to access the MSCI Barra Open Optimizer software due to a fault in the system. Any such amendment may result in delays in calculation of the Index, or in termination of the Index.

1.3	Termination of Citi’s licence to use the Optimizer

The Index Administrator and the Index Calculation Agent together hold a licence to use the MSCI Barra Open Optimizer. It may be necessary in the future to renew such licence or to seek new licences for new and/or alternative optimizers to support or replicate the MSCI Barra Open Optimizer. There can be no assurance that the necessary licences will be available on acceptable terms, if at all. The inability to obtain certain licences or other rights or to obtain such licences or rights on favourable terms could result in termination of the Index.

2.	Citi's restricted trading list

From time to time Citi and/or any of its Affiliates may be prohibited from trading in Constituents or potential Constituents as of any Selection Date due to laws, regulations and/or Citi’s internal policies (including as a result of any prohibitions or restrictions arising from or relating to Citi’s Restricted Trading List (the "RTL")). Accordingly, the effect of this limitation in the Index is that, from time to time, the Index may not include certain constituents that would otherwise have been included in accordance with the Index selection and weighting algorithm or that other strategies would have included.

The RTL is intended to impose various restrictions on trading that businesses must comply with pursuant to Citi’s policy and under the applicable laws of the jurisdictions in which Citi conducts business. RTL restrictions may be imposed as a result of Citi’s participation in transactions related to one or more companies in the Eligible Universe, among other reasons.

Citi’s activities and determinations affecting application of the RTL may result in a conflict of interest between Citi and persons having exposure to the Index. Citi will not take into account the interests of persons having exposure to the Index when engaging in such activities or making such determinations.

Part D:	Notices

MSCI Barra Open Optimizer disclaimer

The MSCI Barra Open Optimizer is used in the calculation of the Index. MSCI Barra Open Optimizer and Barra Optimizer are registered trademarks of Barra International LLC (“Barra”) and MSCI; these trademarks have been licensed to Citigroup Global Markets Limited.

Neither MSCI nor Barra in any way sponsors, supports, promotes or endorse the Index. Neither MSCI nor Barra was or is involved in any way in the creation, calculation, maintenance or review of the Index. The MSCI Barra Open Optimizer was provided on an "as is" basis. MSCI, Barra each of their affiliates and each other person involved in or related to compiling, computing or creating the MSCI Barra Open Optimizer (collectively, the "MSCI Parties") expressly disclaim all warranties (including, without limitation, any warranties of originality, accuracy, completeness, timeliness, non-infringement, merchantability and fitness for a particular purpose). Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, incidental, punitive, consequential (including, without limitation, lost profits) or any other damages in connection with the use of the MSCI Barra Open Optimizer and/or the Index.

GICS disclaimer

The Global Industry Classification Standard ("GICS") was developed by and is the exclusive property and a service mark of MSCI and Standard & Poor's Financial Services LLC ("S&P") and is licensed for use by the Index Sponsor. Neither MSCI, S&P nor any other party involved in making or compiling the GICS or any GICS classifications makes any express or implied warranties or representations with respect to such standard or classification (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such standard or classification. Without limiting any of the foregoing, in no event shall MSCI, S&P, any of their affiliates or any third party involved in making or compiling the GICS or any GICS classifications have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

ANNEX C
LONG/SHORT (SECURITIES) CALCULATION MODULE

Long / Short
(Securities)
Calculation Module
Citi Investment Strategies

15 October 2020

Part A:	Introduction

This document (this Calculation Module), as may be amended and restated from time to time, may be incorporated by reference into the Index Conditions applicable to any proprietary Index made available by Citigroup Global Markets Limited in its capacity as Index Administrator in respect of such Index.

This Calculation Module may be referred to as the “Long / Short (Securities) Calculation Module”.

The relevant provisions of the Index Conditions which incorporate this Calculation Module shall be calculated in the manner set out in this Calculation Module.

This Calculation Module is made available by Citigroup Global Markets Limited in its capacity as Index Administrator.

1.	DEFINED TERMS

Terms used in this Calculation Module but not defined in this Calculation Module shall have the meanings given to them in the relevant Index Conditions. In the case of any inconsistency between this Calculation Module and the relevant Index Conditions, the terms of this Calculation Module shall govern the calculations set out in this Calculation Module without prejudice to the terms of the relevant Index Conditions.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

It is possible that ambiguities, errors and omissions within this Calculation Module and/or within the relevant Index Conditions may arise under certain circumstances. In such circumstances, the Index Administrator in respect of the relevant Index will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend this Calculation Module, as it applies to the relevant Index, to reflect the resolution of such ambiguity, error or omission.

3.	CALCULATION CONVENTIONS

Unless otherwise specified in this Calculation Module, the arithmetical comparisons (e.g. >, =, <, ≥, and ≤) are performed with a precision of 10-10 to avoid numerical noise.

Part B:	Calculation of the Index Level

Part B1	Scope of this Calculation Module

(1)		This Calculation Module may be used for the purposes of either:

	(a)	a wholly algorithmic index (the Index Type of which is “Algorithmic”); or

	(b)	an index whose operation includes discretionary inputs (the Index Type of which is “Managed”).

(2)		This Calculation Module provides for the following types of Constituent:

	(a)	ETF Share (exchange-traded fund share);

	(b)	Mutual Fund Interest; and

	(c)	Share.

(3)		In respect of each Constituent, the Index has either:

	(a)	(if the Base Percentage Weight in respect of such Constituent is greater than 0, i.e. a positive percentage) a notional long exposure to such Constituent (each such Constituent, a “Long Basket Constituent”), and the Long Basket Constituents are said to be contained in a notional long basket (the “Long Basket”); or

	(b)	(if the Base Percentage Weight in respect of such Constituent is less than 0, i.e. a negative percentage) a notional short exposure to such Constituent (each such Constituent, a “Short Basket Constituent”), and the Short Basket Constituents are said to be contained in a notional short basket (the “Short Basket”).

The Base Percentage Weight in respect of each Constituent is determined in accordance with paragraph 1.10 of Part B3 (Base Percentage Weight) below, and is either (a) (if the Index Type is “Algorithmic”) a percentage which is either fixed, or the result of an algorithmic determination; or (b) (if the Index Type is “Managed”) a percentage specified by the relevant Index Allocator (subject to validation and acceptance).

(4)		Depending on the Base Percentage Weight in respect of each Constituent from time to time, the Index has either:

	(a)	a notional long exposure to all of its Constituents (i.e. each Constituent is a Long Basket Constituent), and the Index as a whole is said to be made up of the Long Basket; or

	(b)	a notional short exposure to all of its Constituents (i.e. each Constituent is a Short Basket Constituent), and the Index as a whole is said to be made up of the Short Basket; or

	(c)	a notional long exposure to certain of its Constituents (i.e. each such Constituent is a Long Basket Constituent) and a notional exposure to certain of its Constituents (i.e. each such Constituent is a Short Basket Constituent), and the Index as a whole is said to be made up of both the Long Basket and Short Basket.

Part B2:	Data items that are used

The following terms are used in this Calculation Module. The relevant document of the relevant Index Conditions which applies this Calculation Module (the “Applying Document”) specifies the election or value in respect of each term for the purposes of this Calculation Module. Certain terms (which are shaded in light blue) may not be required, depending on the elections that are made.

●	Index Type

●	Index Start Date

●	Index Start Level

●	Index Business Day

●	Index Base Currency

●	Index Valuation Time

●	Notional Calculation Cost Percentage

●	Constituent

●	Base Percentage Weight

●	FX Rate

●	Notional Stamp Duty

●	Notional Sell Cost

●	Notional Buy Cost

●	Notional Transaction Cost Percentage

●	Benchmark Interest Rate

●	Benchmark Interest Rate Page

●	Long Spread Type

●	Long Spread

●	Long Spread Floor

●	Short Spread Type

●	Short Spread

●	Short Spread Floor

●	Short Data Source

●	All Lending Rate

●	10D Lending Rate

●	Dividend Percentage

●	Instruction Failure Fallback

Default

In respect of each of the following items of data, the corresponding default election or value (as relevant) applies in the event that no election or value (as relevant) is specified in respect of such item of data in the Applying Document.

Item of data	Election/value
Index Start Level	100
Notional Calculation Cost Percentage	0%
Notional Stamp Duty	Applicable
Notional Buy Cost	0%
Notional Sell Cost	0%
Long Spread	0%
Short Spread	0%
Short Data Source	Equilend Europe Limited
Utilization Rate	The rate published by the Short Data Source in the file identified as “Utilization”
All Lending Rate	The rate published by the Short Data Source in the file identified as “avgFeeAll”
10D Lending Rate	The rate published by the Short Data Source in the file identified as “avgFee10”

Part B3:	Calculation of the Index Level

1.	DAILY INDEX CALCULATION

1.1	Index Level

The Index Level shall be:

(1)	in respect of the Index Start Date, the Index Start Level; and

(2)	in respect of each Index Business Day “d” following the Index Start Date, an amount denominated in the Index Base Currency and determined by the Index Calculation Agent as of the Index Valuation Time on d in accordance with the formula set out below:

where:

Indexd	=	the Index Level in respect of d.

Indexr	=	the Index Level in respect of the Rebalancing Date “r” immediately preceding d.

Gross Indexd	=	the Gross Index Level in respect of d, as determined in accordance with paragraph 1.2 (Gross Index Level) below.

Gross Indexr	=	the Gross Index Level in respect of r, as determined in accordance with paragraph 1.2 (Gross Index Level) below.

Notional Calculation Cost Percentage	=	the percentage specified as such in Part D (Data) of the Framework.

Days(r,d)	=	the number of calendar days from (and including) r to (but excluding) d.

Core Indexr	=	the Core Index Level in respect of r, as determined in accordance with paragraph 1.3 (Core Index Level) below.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect of each Index Business Day “j” in the period from (and including) the Index Business Day immediately following r to

(and including) d.

Days(j-1,j)	=	the number of calendar days from (and including) the Index Business Day immediately preceding j to (but excluding) j.

Notional Feej	=	the Notional Fee in respect of j, as determined in accordance with paragraph 1.13 (Notional Fee) below.

If on any Index Business Day (the “Trigger Date”) any of the Core Index Level, the Gross Index Level or the Index Level is, or is deemed to be, 0 or negative, then (1) each Rebalancing Date that is scheduled to occur on or after the second Index Business Day following the Trigger Date shall be deemed to be cancelled (and for the avoidance of doubt no rebalancing of any Index incorporating this Module by reference shall occur in respect of any such cancelled date); (2) the Index Level in respect of such Index shall continue to be determined, on the basis of sub-paragraph (1) above, in accordance with this Module for a period of seven consecutive Run-off Dates following the Trigger Date; and (3) at the end of such period, such Index shall be discontinued and cancelled. For these purposes, “Run-off Date” shall mean each day which is a Scheduled Trading Day for every Constituent of such Index as at the Trigger Date.

1.2	Gross Index Level

“Gross Index Level” shall mean:

(1)	in respect of the Index Start Date, the Gross Index Start Level;

(2)	in respect of each Rebalancing Date “r” following the Index Start Date, an amount determined in accordance with the formula set out below:

where:

Gross Indexr	=	the Gross Index Level in respect of r.

Core Indexr	=	the Core Index Level in respect of r, as determined in accordance with paragraph 1.3 (Core Index Level) below.

NTCr	=	the Notional Transaction Costs in respect of r, as determined in accordance with paragraph 1.12 (Notional Transaction Costs) below.
and

(3)	in respect of each Index Calculation Day “d” following the Index Start Date other than a Rebalancing Date, an amount determined in accordance with the formula set out below:

where:

Gross Indexd	=	the Gross Index Level in respect of d.

Gross Indexr	=	the Gross Index Level in respect of the Rebalancing Date “r” immediately preceding d.

LBLd	=	the Long Basket Level in respect of d, as determined in accordance with paragraph 1.4 (Long Basket Level) below.

LBLr,w(r)	=	the Long Basket Level in respect of r, as determined in accordance with paragraph 1.4 (Long Basket Level) below by reference to the Long Basket Constituents and their respective Unit Weights in respect of r (that is, the Long Basket Constituents selected on the Selection Date corresponding with r).

SBLd	=	the Short Basket Level in respect of d, as determined in accordance with paragraph 1.6 (Short Basket Level) below.

SBLr,w(r)	=	the Short Basket Level in respect of r, as determined in accordance with paragraph 1.6 (Short Basket Level) below by reference to the Short Basket Constituents and their respective Unit Weights in respect of r (that is, the Short Basket Constituents selected on the Selection Date corresponding with r).

Notional Cashd	=	the Uninvested Cash Level in respect of d, as determined in accordance with paragraph 1.11 (Uninvested Cash Level) below.

1.3	Core Index Level

“Core Index Level” shall mean:

(1)	in respect of the Index Start Date, the Core Index Start Level; and

(2)	in respect of each Rebalancing Date “r” following the Index Start Date, an amount determined in accordance with the formula set out below:

where:

Core Indexr	=	the Core Index Level in respect of r.

Gross Indexr-1	=	the Gross Index Level in respect of the Rebalancing Date “r-1” immediately preceding r.

LBLr,w(r-1)	=	the Long Basket Level in respect of r, as determined in accordance with paragraph 1.4 (Long Basket Level) below by reference to the Long Basket Constituents and their respective Unit Weights in respect of r-1 (that is, the Long Basket Constituents selected on the Selection Date corresponding with r-1).

LBLr-1,w(r-1)	=	the Long Basket Level in respect of r-1, as determined in accordance with paragraph 1.4 (Long Basket Level) below by reference to the Long Basket Constituents and their respective Unit Weights in respect of r-1 (that is, the Long Basket Constituents selected on the Selection Date corresponding with r-1).

SBLr,w(r-1)	=	the Short Basket Level in respect of r, as determined in accordance with paragraph 1.6 (Short Basket Level) below by reference to the Short Basket Constituents and their respective Unit Weights in respect of r-1 (that is, the Short Basket Constituents selected on the Selection Date corresponding with r-1).

SBLr-1,w(r-1)	=	the Short Basket Level in respect of r-1, as determined in accordance with paragraph 1.6 (Short Basket Level) below by reference to the Short Basket Constituents and their respective Unit Weights in respect of r-1 (that is, the Short Basket Constituents selected on the Selection Date corresponding with r-1).

Notional Cashr	=	the Uninvested Cash Level in respect of r, as determined in accordance with paragraph 1.11 (Uninvested Cash Level) below.

1.4	Long Basket Level

“Long Basket Level” shall mean:

(1)	in respect of the Index Start Date, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

LBLISD	=	the Long Basket Level in respect of the Index Start Date.

Index Start Level	=	the Index Start Level, as specified in the Framework.

	=	the total number of Long Basket Constituents in the Index as of the Index Start Date.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect of each Long Basket Constituent “i” and the Index Start Date.

	=	the Base Percentage Weight in respect of Long Basket Constituent i and the Selection Date corresponding with the Index Start Date.
(2)	in respect of each Rebalancing Date “r” following the Index Start Date, for the purposes of calculating the Gross Index Level in accordance with paragraph 1.2 (Gross Index Level) above using the newly-selected Constituents and their respective Unit Weights in respect of r, an amount denominated in the Index Base Currency and determined by the Index Calculation Agent in accordance with the formula set out below:

where:

LBLr,w(r)	=	the Long Basket Level in respect of r, as determined by reference to the Long Basket Constituents and their respective Unit Weights in respecy of r (that is, the Long Basket Constituents selected on the Selection Date corresponding with r).

	=	the total number of Long Basket Constituents selected on the Selection Date corresponding with r.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect to each Long Basket Constituent “k” selected on the Selection Date corresponding with r.

	=	the Constituent Closing Level in respect of Long Basket Constituent k and r.

	=	the Unit Weight in respect of Long Basket Constituent k and r, as determined in accordance with paragraph 1.5 (Long Basket Unit Weights) below.

FX Ratek,r	=	either:

(a) if the Constituent Currency in respect of Long Basket Constituent k is not the Index Base Currency, the FX Rate in respect of r for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; or

(b) otherwise, 1.
(3)	in respect of each Rebalancing Date “r” following the Index Start Date, for the purposes of calculating the Core Index Level in accordance with paragraph 1.3 (Core Index Level) above using the Constituents and their respective Unit Weights in respect of the Rebalancing Date “r-1” immediately preceding r, an amount denominated in the Index Base Currency and determined by the Index Calculation Agent in accordance with the formula set out below:

where:

LBLr,w(r-1)	=	the Long Basket Level in respect of r, as determined by reference to the Long Basket Constituents and their respective Unit Weights in respect of r-1.

	=	the total number of Long Basket Constituents selected on the Selection Date corresponding with r-1.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect to each Long Basket Constituent “i” selected on the Selection Date corresponding with r-1.

	=	the Constituent Closing Level in respect of Long Basket Constituent i and r.

	=	the Unit Weight in respect of Long Basket Constituent i and r-1, as determined in accordance with paragraph 1.5 (Long Basket Unit Weights) below.

FX Ratei,r	=	either:

(a) if the Constituent Currency in respect of Long Basket Constituent i is not the Index Base Currency, the FX Rate in respect of r for the spot exchange of amounts denominated in such

Constituent Currency into the Index Base Currency; or

(b)	otherwise, 1.
and

(4)	in respect of each Index Calculation Day “d” following the Index Start Date, other than a Rebalancing Date, an amount denominated in the Index Base Currency and determined by the Index Calculation Agent in accordance with the formula set out below:

where:

LBLd	=	the Long Basket Level in respect of d.

	=	the total number of Long Basket Constituents selected on the Selection Date corresponding with the Rebalancing Date “r” immediately preceding d.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect to each Long Basket Constituent “i” selected on the Selection Date corresponding with r.

	=	the Constituent Closing Level in respect of Long Basket Constituent i and d.

	=	the Unit Weight in respect of Long Basket Constituent i and r, as determined in accordance with paragraph 1.5 (Long Basket Unit Weights) below.

FX Ratei,d	=	either:

(a) if the Constituent Currency in respect of Long Basket Constituent i is not the Index Base Currency, the FX Rate in respect of d for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; or

(b) otherwise, 1.

1.5	Unit Weight (Long Basket Constituent)

“Unit Weight” shall mean, in respect of each Rebalancing Date “r” and each Long Basket Constituent “i” (as selected on the Selection Date corresponding with r), a percentage determined by the Index Calculation Agent in accordance with the formula set out below:

where:

	=	the Unit Weight in respect of Long Basket Constituent i and r.

	=	the Base Percentage Weight in respect of Long Basket Constituent i and the Selection Date corresponding with r.

Core Indexr	=	the Core Index Level in respect of r, as determined in accordance with paragraph 1.3 (Core Index Level) above.

	=	the Constituent Closing Level in respect of Long Basket Constituent i and r.

FX Ratei,r	=	either:

(a) if the Constituent Currency in respect of Long Basket Constituent i is not the Index Base Currency, the FX Rate in respect of r for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; or

(b) otherwise, 1.

1.6	Short Basket Level

“Short Basket Level” shall mean:

(1)	in respect of the Index Start Date, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SBLISD	=	the Short Basket Level in respect of the Index Start Date.

Index Start Level	=	the Index Start Level, as specified in the Framework.

	=	the total number of Short Basket Constituents in the Index as of the Index Start Date.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect to each Short Basket Constituent “i” in respect of the Index Start Date.

	=	the Base Percentage Weight of Short Basket Constituent i in respect of the Selection Date corresponding with the Index Start Date.
(2)	in respect of each Rebalancing Date “r” following the Index Start Date, for the purposes of calculating the Gross Index Level in accordance with paragraph 1.2 (Gross Index Level) above using the newly selected Constituents and their respective Unit Weights in respect of r, an amount denominated in the Index Base Currency and determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SBLr,w(r)	=	the Short Basket Level in respect of r, as determined by reference to the Short Basket Constituents and their respective Unit Weights in respect of r (that is, the Short Basket Constituents selected on the Selection Date corresponding with r).

	=	the total number of Short Basket Constituents selected on the Selection Date corresponding with r.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect to each Short Basket Constituent “k” selected on the Selection Date corresponding with r.

	=	the Constituent Closing Level in respect of Short Basket Constituent k and r.

	=	the Unit Weight in respect of Short Basket Constituent k and r, as determined in accordance with paragraph 1.7 (Short Basket Unit Weights) below.

FX Ratei,r	=	either:

(a) if the Constituent Currency in respect of Long Basket Constituent i is not the Index Base Currency, the FX Rate in respect of r for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; or

(b) otherwise, 1.
(3)	in respect of each Rebalancing Date “r” following the Index Start Date, for the purposes of calculating the Core Index Level in accordance with paragraph 1.3 (Core Index Level) above using the Constituents and their respective Unit Weights in respect of the Rebalancing Date “r-1” immediately preceding r, an amount denominated in the Index Base Currency and determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SBLr,w(r-1)	=	the Short Basket Level in respect of r, as determined by reference to the Short Basket Constituents and their respective Unit Weights in respect of r-1.

	=	the total number of Short Basket Constituents selected on the Selection Date corresponding with r-1.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect to each Short Basket Constituent “i” selected on the Selection Date corresponding with r-1.

	=	the Constituent Closing Level in respect of Short Basket Constituent i and r.

	=	the Unit Weight in respect of Short Basket Constituent i and r-1, as determined in accordance with paragraph 1.7 (Short Basket Unit Weights) below.

FX Ratei,r	=	either:

(a) if the Constituent Currency in respect of Long Basket Constituent i is not the Index Base Currency, the FX Rate in respect of r for the spot exchange of amounts denominated in such

Constituent Currency into the Index Base Currency; or

(b)	otherwise, 1.
and

(4)	in respect of each Index Calculation Day “d” following the Index Start Date, other than a Rebalancing Date, an amount denominated in the Index Base Currency and determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SBLd	=	the Short Basket Level in respect of d.

	=	the total number of Short Basket Constituents selected on the Selection Date corresponding with the Rebalancing Date d.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect to each Short Basket Constituent “i” selected on the Selection Date corresponding with r.

	=	the Constituent Closing Level in respect of Short Basket Constituent i and d.

	=	the Unit Weight in respect of Short Basket Constituent i and r, as determined in accordance with paragraph 1.7 (Short Basket Unit Weights) below.

FX Ratei,d	=	either:

(a) if the Constituent Currency in respect of Long Basket Constituent i is not the Index Base Currency, the FX Rate in respect of d for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; or

(b) otherwise, 1.

1.7	Unit Weight (Short Basket Constituent)

“Unit Weight” shall mean, in respect of each Rebalancing Date “r” and each Short Basket Constituent “i” (as selected on the Selection Date corresponding with r), a percentage determined by the Index Calculation Agent in accordance with the formula set out below:

where:

	=	the Unit Weight in respect of Short Basket Constituent i and r.

	=	the Base Percentage Weight in respect of Short Basket Constituent i and the Selection Date corresponding with r.

Core Indexr	=	the Core Index Level in respect of r, as determined in accordance with paragraph 1.3 (Core Index Level) above.

	=	the Constituent Closing Level in respect of Short Basket Constituent i and r.

FX Ratei,r	=	either:

(a) if the Constituent Currency in respect of Long Basket Constituent i is not the Index Base Currency, the FX Rate in respect of r for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; or

(b) otherwise, 1.

1.8	Current Percentage Weight (Long Basket Constituent)

The Current Percentage Weight in respect of each Long Basket Constituent is determined for information purposes only.

“Current Percentage Weight” shall mean, in respect of each Long Basket Constituent “i” and each Index Calculation Day “d” following the Index Start Date, a percentage determined by the Index Calculation Agent in accordance with the formula set out below:

where:

	=	the Current Percentage Weight in respect of Long Basket Constituent i and d.

	=	the Constituent Closing Level in respect of Long Basket Constituent i and d.

	=	the Unit Weight in respect of Long Basket Constituent i and the Rebalancing Date immediately preceding d.

FX Ratei,d	=	either:

(a) if the Constituent Currency in respect of Long Basket Constituent i is not the Index Base Currency, the FX Rate in respect of d for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; or

(b) otherwise, 1.

Gross Indexd	=	the Gross Index Level in respect of d.

1.9	Current Percentage Weight (Short Basket Constituent)

The Current Percentage Weight in respect of each Short Basket Constituent is determined for information purposes only.

“Current Percentage Weight” shall mean, in respect of each Short Basket Constituent “i” and each Index Calculation Day “d” following the Index Start Date, a percentage determined by the Index Calculation Agent in accordance with the formula set out below:

where:

	=	the Current Percentage Weight in respect of Short Basket Constituent i and d.

	=	the Constituent Closing Level in respect of Short Basket Constituent i and d.

	=	the Unit Weight in respect of Short Basket Constituent i and the Rebalancing Date immediately preceding d.

FX Ratei,d	=	either:

(a) if the Constituent Currency in respect of Short Basket Constituent i is not the Index Base Currency, the FX Rate in respect of d for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; or

(b) otherwise, 1.

Gross Indexd	=	the Gross Index Level in respect of d.

1.10		Base Percentage Weight

“Base Percentage Weight” shall mean, in respect of a Constituent and a Selection Date, either:

(1)		(if the Index Type is “Algorithmic”) either:

	(a)	the percentage specified as such in the Framework in respect of such Constituent; or

	(b)	the percentage determined in respect of such Constituent as a result of the relevant algorithmic determination set out in the relevant Calculation Module; or

(2)		(if the Index Type is “Managed”) either:

	(a)	(if the Instruction in respect of the Rebalancing Date corresponding with such Selection Date has been positively accepted by the Index Administrator) the percentage in respect of such Constituent specified in such Instruction as a Percentage Weight; or

	(b)	(otherwise) the percentage in respect of such Constituent that has been determined in accordance with paragraph 2 (Index Rebalancing) below as a result of the applicable Instruction Failure Fallback.

1.11			Uninvested Cash Level

“Uninvested Cash Level” shall mean an amount denominated in the Index Base Currency and which is equal to 0 in respect of the Index Start Date. The Uninvested Cash Level will be increased or decreased, as applicable, from time to time in accordance with the paragraphs set out below, and will be reset to 0 on each Rebalancing Date immediately following the determination of the Index Level in respect of such Rebalancing Date (i.e. the Index Level in respect of each Rebalancing Date reflects the Uninvested Cash Level immediately prior to such reset).

(1)			Non-Reinvested Dividends

On the Ex-Dividend Date of any Non-Reinvested Dividend, an amount equal to the product of the following will be added to the Uninvested Cash Level:

	(a)		the relevant Dividend Amount (which will be a positive amount in respect of Long Basket Constituents and a negative amount in respect of Short Basket Constituents);

	(b)		the Unit Weight in respect of the relevant Constituent and such Ex-Dividend Date;

	(c)		the relevant Dividend Percentage; and

	(d)		if the currency of such Dividend in respect of the relevant Constituent is not the Index Base Currency, the FX Rate in respect of the Index Calculation Day immediately preceding the relevant Ex-Dividend Date for the spot exchange of amounts denominated in the currency of such Dividend into the Index Base Currency; and otherwise, 1.

In other words, if the affected Constituent is a Long Basket Constituent, the Uninvested Cash Level will be increased by the aggregate amount of such Non-Reinvested Dividend in respect of the total notional investment of the Index in that Constituent, converted into the Index Base Currency; and if the affected Constituent is a Short Basket Constituent, the Uninvested Cash Level will be decreased by such amount (as the related Dividend Amount is expressed as a negative number for Short Basket Constituents). Accordingly, the Uninvested Cash Level may be less than 0.

(2)			Cash Lock Events

Subject to the final sub-paragraph below, if any Constituent is the subject of a Delisting or a Merger Event, then with effect from the final Scheduled Trading Day of such Constituent on the relevant Exchange which occurs on or prior to the effective date of such Delisting or such Merger Event (the “Cash Lock Event Date”) (1) the Index Calculation Agent will remove such Constituent from the Index; and (2) the Uninvested Cash Level will be increased by an amount equal to the product of:

	(a)		the Unit Weight in respect of such Constituent and such Cash Lock Event Date; and

	(b)		the Constituent Closing Level in respect of such Constituent and such Cash Lock Event Date, provided that:

		(i)	(where such Constituent is the subject of a Delisting) if such Constituent is also the subject of an Issuer Insolvency, then such Constituent Closing Level will be deemed to be 0; and

		(ii)	(where such Constituent is the subject of a Merger Event) if such Cash Lock Event Date is also a Disrupted Day in respect of such Constituent, then such Constituent Closing Level will be deemed to be the relevant price or term under the relevant merger or acquisition deal; and

(c)	if the Constituent Currency in respect of such Constituent is not the Index Base Currency, the FX Rate in respect of such Cash Lock Event Date for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; and otherwise, 1.

In other words, the Uninvested Cash Level will be increased by the notional proceeds that would be realised by liquidating the total notional investment of the Index in the relevant Constituent as of the Cash Lock Event Date, notionally converted into the Index Base Currency at the relevant prevailing exchange rate on the Cash Lock Event Date, and the related Base Percentage Weight (and therefore the related Unit Weight) will be set to 0.

If the Index Calculation Agent does not have sufficient notice prior to a Delisting or a Merger Event of the occurrence of such an event, then the Index Calculation Agent may in the alternative, and using Expert Judgement, determine that such event should be deemed to be an Adjustment Event (and for the avoidance of doubt, the provisions of this paragraph 1.11(2) shall not apply.

1.12	Notional Transaction Costs

(1)	“Notional Transaction Costs” shall mean, in respect of the selection of Constituents on each Selection Date and the associated change in their respective Unit Weights on each Rebalancing Date “r”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

(2)	LongBPCosti,r shall be determined in accordance with the formula set out below:

(3)	ShortBPCosti,r shall be determined in accordance with the formula set out below:

where:

NTCr	=	the Notional Transaction Costs in respect of r.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect to each Long Basket Constituent “i” and both r and the Rebalancing Date “r-1” immediately preceding r (but without double counting if such Long Basket Constituent i was selected for the Long Basket on the Selection Dates immediately preceding both r and r-1).

abs( )	=	the absolute value function applied to the result of the formula within the parentheses.

Core Indexr	=	the Core Index Level in respect of r, as determined in accordance with paragraph 1.3 (Core Index Level) above.

	=	the Base Percentage Weight in respect of Long Basket Constituent i and the Selection Date corresponding with r; provided that if Long Basket Constituent i was selected for the Long Basket on the Selection Date corresponding with r-1 but not on the Selection Date corresponding with r, then such Base Percentage Weight will be deemed to be 0 for the purposes of this paragraph 1.12.

=	the Unit Weight in respect of Long Basket Constituent i and r-1 as determined in accordance with paragraph 1.5 (Long Basket Unit Weights) above; provided that if Long Basket Constituent i was not selected for the Long Basket on the Selection Date corresponding with r-1, then such Unit Weight will be deemed to be 0 for the purposes of this paragraph 1.12.

=	the Constituent Closing Level in respect of Long Basket Constituent i and r.

=	either:

(a) if the Constituent Currency in respect of Long Basket Constituent i is not the Index Base Currency, the FX Rate in respect of r for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; or

(b) otherwise, 1.

=	the arithmetic sum of the formula within the parentheses, evaluated with respect to each Short Basket Constituent “i” and both r and r-1 (but without double counting if such Short Basket Constituent i was selected for the Short Basket on the Selection Dates immediately preceding both r and r-1).

=	the Base Percentage Weight in respect of Short Basket Constituent i and the Selection Date corresponding with r; provided that if Short Basket Constituent i was selected for the Short Basket on the Selection Date corresponding with r-1 but not on the Selection Date corresponding with r, then such Base Percentage Weight will be deemed to be 0 for the purposes of this paragraph 1.12.

=	the Unit Weight in respect of Short Basket Constituent i and r-1, as determined in accordance with paragraph 1.7 (Short Basket Unit Weights) above; provided that if Short Basket Constituent i was not selected for the Short Basket on the Selection Date corresponding with r-1, then such Unit Weight will be deemed to be 0 for the purposes of this paragraph 1.12.

=	the Constituent Closing Level in respect of Short Basket Constituent i and r.

=	either:

		(a)	if the Constituent Currency in respect of Short Basket Constituent i is not the Index Base Currency, the FX Rate in respect of r for the spot exchange of amounts denominated in such Constituent Currency into the Index Base Currency; or

		(b)	otherwise, 1.

BuyCosti,r	=	either:

		(a)	(if Notional Stamp Duty is “Applicable”) the sum of (i) the Notional Buy Cost; and (ii) the Notional Transaction Cost Percentage; or

		(b)	(otherwise) the Notional Transaction Cost Percentage.

SellCosti,r	=	either:

		(a)	(if Notional Stamp Duty is “Applicable”) the sum of (i) the Notional Sell Cost; and (ii) the Notional Transaction Cost Percentage; or

		(b)	(otherwise) the Notional Transaction Cost Percentage.
(4)	Definitions

“Notional Buy Cost” shall mean the percentage specified as such in Part D (Data) of the Framework.

“Notional Sell Cost” shall mean the percentage specified as such in Part D (Data) of the Framework.

“Notional Stamp Duty” shall mean the election specified as such in Part D (Data) of the Framework.

“Notional Transaction Cost Percentage” shall mean the percentage specified as such in Part D (Data) of the Framework.

1.13	NOTIONAL FEE

“Notional Fee” shall mean, in respect of each Index Business Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Notional Feed	=	the Notional Fee in respect of d.

	=	the arithmetic sum of the formula within the parentheses, evaluated with respect to each Long Basket Constituent “i” selected on the Selection Date corresponding with the Rebalancing Date “r” immediately preceding d.

	=	the Base Percentage Weight in respect of Long Basket Constituent i and the Selection Date corresponding with r.

BIRr	=	the level in respect of the Benchmark Interest Rate and r, as published on the Benchmark Interest Rate Page as of the Index Valuation Time, expressed as a percentage, or if no such rate is so available, the rate so published on the immediately preceding Index Business Day for which such rate is available.

Long Spreadi,r	=	the Long Spread in respect of i and r, as determined in accordance with paragraph 1.14 (Funding Spreads) below.

	=	the arithmetic sum of the formula within the parentheses, evaluated in respect of each Short Basket Constituent “i” selected on the Selection Date corresponding with r.

	=	the Base Percentage Weight in respect of Short Basket Constituent i and the Selection Date corresponding with r.

Short Spreadi,r	=	the Short Spread in respect of i and r, as determined in accordance with paragraph 1.14 (Funding Spreads) below.

“Benchmark Interest Rate” shall mean the rate specified as such in the Framework. In the event that the Index Administrator determines that the Benchmark Interest Rate has been discontinued or is permanently no longer published or is no longer widely relied upon by market participants (other than for legacy financial instruments linked to it), then the Index Administrator may select a substitute or successor rate that it has determined (after consulting any source that it deems reasonable) using Expert Judgement is (1) the industry-accepted substitute or successor rate; or (2) if there is no such industry-accepted substitute or successor rate, a substitute or successor rate which is the most comparable to it (as it exists as at the Index Launch Date). Upon selection of a substitute or successor rate, the Index Administrator may determine (after consulting any source that it deems reasonable) using Expert Judgement any adjustment factor it determines is needed to make such substitute or successor rate comparable to the Benchmark Interest Rate, in a manner which is consistent with any industry-standard practice for such substitute or successor rate.

“Benchmark Interest Rate Page” shall mean the Electronic Page specified as such in the Framework.

1.14		FUNDING SPREADS

(1)		“Long Spread” shall mean, in respect of a Constituent “i” and a day “d”, either:

	(a)	(if the Long Spread Type is “Fixed”) the percentage specified as such in the Framework in respect of i;

	(b)	(if the Long Spread Type is “Country Specific”) the percentage specified in the Framework in respect of the Relevant Country in respect of i; or

	(c)	(if the Long Spread Type is “Formulaic”) the percentage determined in accordance with paragraph 1.14(2) below.
(2)	“Long Spread” shall mean, in respect of a Constituent “i” and a day “d”, a percentage determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Long Spreadi,d	=	the Long Spread in respect of i and d.

max	=	the greater of the values in the following parentheses and separated by each comma.

Long Spread Floor	=	the amount specified as such in the Framework.

All Lending Ratei,d	=	the level in respect of the All Lending Rate, i and the Lending Rate Observation Date in respect of d, as published by the Short Data Source.

10D Lending Ratei,d	=	the level in respect of the 10D Lending Rate, i and the Lending Rate Observation Date in respect of d, as published by the Short Data Source.
(3)		“Short Spread” shall mean, in respect of a Constituent “i” and a day “d”, either:

	(a)	(if the Short Spread Type is “Fixed”) the percentage specified as such in the Framework in respect of i;

	(b)	(if the Short Spread Type is “Country Specific”) the percentage specified as such in the Framework in respect of the Relevant Country in respect of i; or

	(c)	(if the Short Spread Type is “Formulaic”) the percentage determined in accordance with paragraph 1.14(4) below.
(4)	“Short Spread” shall mean, in respect of a Constituent “i” and a day “d”, a percentage determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Short Spreadi,d	=	the Short Spread in respect of i and d

max	=	the greater of the values in the following parentheses and separated by each comma.

Short Spread Floor	=	the amount specified as such in the Framework.

All Lending Ratei,d	=	the level in respect of the All Lending Rate, i and the Lending Rate Observation Date in respect of d, as published by the Short Data Source.

10D Lending Ratei,d	=	the level in respect of the 10D Lending Rate, i and the Lending Rate Observation Date in respect of d, as published by the Short Data Source.
(5)	Definitions

“10D Lending Rate” shall mean the rate specified as such in Part D (Data) of the Framework. In the event that the Index Administrator determines that the 10D Lending Rate has been discontinued or is permanently no longer published or is no longer widely relied upon by market participants (other than for legacy financial instruments linked to it), then the Index Administrator may select a substitute or successor rate that it has determined (after consulting any source that it deems reasonable) using Expert Judgement is (1) the industry-accepted substitute or successor rate; or (2) if there is no such industry-accepted substitute or successor rate, a substitute or successor rate which is the most comparable to it (as it exists as at the Index Launch Date). Upon selection of a substitute or successor rate, the Index Administrator may determine (after consulting any source that it deems reasonable) using Expert Judgement any adjustment factor it determines is needed to make such substitute or successor rate comparable to the 10D Lending Rate, in a manner which is consistent with any industry-standard practice for such substitute or successor rate.

“All Lending Rate” shall mean the rate specified as such in Part D (Data) of the Framework. In the event that the Index Administrator determines that the All Lending Rate has been discontinued or is permanently no longer published or is no longer widely relied upon by market participants (other than for legacy financial instruments linked to it), then the Index Administrator may select a substitute or successor rate that it has determined (after consulting any source that it deems reasonable) using Expert Judgement is (1) the industry-accepted substitute or successor rate; or (2) if there is no such industry-accepted substitute or successor rate, a substitute or successor rate which is the most comparable to it (as it exists as at the Index Launch Date). Upon selection of a substitute or successor rate, the Index Administrator may determine (after consulting any source that it deems reasonable) using Expert Judgement any adjustment factor it determines is needed to make such substitute or successor rate comparable to the All Lending Rate, in a manner which is consistent with any industry-standard practice for such substitute or successor rate.

“Lending Rate Observation Date” shall mean, in respect of a day “d”, the second Index Business Day immediately preceding d.

“Long Spread Type” shall mean the election specified as such in Part D (Data) of the Framework.

“Relevant Country” shall mean, in respect of a Constituent, the jurisdiction in which the issuer of such Constituent is incorporated or organized.

“Short Data Source” shall mean the Data Source specified as such in Part D (Data) of the

Framework.

“Short Spread Type” shall mean the election specified as such in Part D (Data) of the Framework.

2.		INDEX REBALANCING

2.1		Algorithmic

This paragraph 2.1 shall apply if the Index Type is “Algorithmic”.

The Index shall be rebalanced with effect from (and including) each Rebalancing Date.

2.2		Managed

This paragraph 2.2 shall apply if the Index Type is “Managed”.

The Index shall be rebalanced with effect from (and including) each Rebalancing Date in respect of which the Index Administrator has positively accepted an Instruction (including, for the avoidance of doubt, any Revised Instruction), on the basis of the information contained in such Instruction.

In the case of an Automatic Rebalancing Date (the “Current ARD”) in respect of which the Index Administrator has not positively accepted an Instruction (including, for the avoidance of doubt, any Revised Instruction), either:

(1)		(if the Instruction Failure Fallback is “No Rebalancing”) the Index will not be rebalanced on the Current ARD (and the Index will therefore continue to be determined with reference to a list of Constituents and weights which remain unchanged); or

(2)		(if the Instruction Failure Fallback is “Preceding Instruction”) then either:

	(a)	(if the Instruction that had been submitted, in respect of the most recent Rebalancing Date preceding the Current ARD in respect of which an Instruction (including, for the avoidance of doubt, any Revised Instruction) was positively accepted by the Index Administrator (such Instruction, the “Preceding Accepted Instruction”), would be also be a Valid Instruction for the purposes of the Current ARD, as though it had been submitted in respect of the Current ARD) the Index shall be rebalanced on the basis of the information contained in the Preceding Accepted Instruction; or

	(b)	(otherwise) the Index will not be rebalanced on the Current ARD (and the Index will therefore continue to be determined with reference to a list of Constituents and weights which remains unchanged).

Part B4:	Adjustment Events

Dividends, Rights Issues and Stock Splits

Upon the occurrence of a Dividend Adjustment Event, a Rights Issue Adjustment Event, or a Stock Split Adjustment Event (each as defined below), the Index Calculation Agent will make the adjustment(s) specified in respect of such event in this sub-part to Part B to the composition of the Index.

For the avoidance of doubt, Dividend Adjustment Events, Rights Issue Adjustment Events, and Stock Split Adjustment Events shall only apply to Constituents which are Shares and shall be treated in the manner described in this sub-part to Part B, and will not constitute Adjustment Events.

1.	DIVIDEND ADJUSTMENT EVENT

1.1	Following the declaration by the issuer of a Constituent “i” of a Dividend (other than any Non-Reinvested Dividend) (each as defined below), the Index Calculation Agent shall adjust the Unit Weight in respect of i on the Ex-Dividend Date (as defined below) in relation to such Dividend (or if such day is not an Index Calculation Day, the immediately following Index Calculation Day) in accordance with the formula set out below:

where:

UWi,ex	=	the Unit Weight in respect of i and the applicable Ex-Dividend Date (or, if such day is not an Index Calculation Day, the immediately following Index Calculation Day).

UWi,ex-1	=	the Unit Weight in respect of i and the Index Calculation Day immediately preceding the applicable Ex-Dividend Date.

Dividendi	=	the applicable Dividend Amount (as defined below).

Dividend Percentage	=	the applicable Dividend Percentage.

CCLi,ex-1	=	the Constituent Closing Level in respect of Constituent i and the Index Calculation Day immediately preceding the applicable Ex-Dividend Date.
1.2	Following the declaration of a Non-Reinvested Dividend by the issuer of a Constituent, no adjustment will be made to the Unit Weight in respect of such Constituent, but the Uninvested Cash Level will be increased or decreased, as the case may be.
1.3	Definitions

“Dividend” shall mean an Extraordinary Dividend, a Regular Cash Dividend or a Regular Non-cash Dividend, as applicable.

“Dividend Adjustment Event” shall mean the declaration by the issuer of a Constituent of an Extraordinary Dividend, a Regular Cash Dividend or a Regular Non-cash Dividend.

“Dividend Amount” shall mean, in respect of a Dividend:

(1)		(if such Dividend is either (a) an Extraordinary Dividend which is a cash dividend; or (b) a Regular Cash Dividend) 100 per cent. of the gross cash dividend per one share, as declared by the issuer of the relevant Constituent, before the deduction or withholding of taxes at source by or on behalf of any applicable authority having power to tax in respect of such dividend (an “Applicable Authority”), and shall exclude (a) any imputation or other credits, refunds, or deductions granted by an Applicable Authority (together, the “Credits”); and (b) any taxes, credits, refunds or benefits imposed, withheld, assessed or levied on the Credits referred to in (a) above; and

(2)		(if such Dividend is either (a) an Extraordinary Dividend which is a non-cash dividend; or (b) a Regular Non-cash Dividend), an amount per one share equal to either:

	(a)	the value declared by the issuer of the relevant Constituent (whether or not such Dividend includes shares which constitute the relevant Constituent); or

	(b)	(if no cash value is so declared) the cash value of such Dividend as determined by the Index Calculation Agent with reference (where available) to the closing prices of any shares or the Constituent Closing Level in respect of the relevant Constituent (as the case may be) comprising such Dividend, on the last trading day immediately preceding the relevant Ex-Dividend Date, taking into account (where such Dividend comprises shares which constitute the relevant Constituent) any diluting effect on the theoretical value of the relevant Constituent resulting from such Dividend.

The cash value of a Dividend Amount shall be converted, if necessary, at the applicable FX Rate in respect of the Index Calculation Day immediately preceding the relevant Ex-Dividend Date for the conversion of the currency in which such Dividend Amount is denominated into the relevant Constituent Currency.

In relation to any Short Basket Constituent, each Dividend Amount will be expressed as a negative number.

“Ex-Dividend Date” shall mean, in respect of a Dividend, the first day on which a buyer of shares which constitute the relevant Constituent will not be entitled to receive the relevant dividend payment, as specified by the issuer of such Constituent and/or the primary exchange on which such Constituent is traded.

“Extraordinary Dividend” shall mean, in respect of a Constituent, (1) any dividend (in the form of a cash dividend or a scrip (stock) dividend) which is described as “special”, “extra”, “irregular” or a “return of capital”; or (2) a free distribution or dividend of shares to existing holders of shares which constitute such Constituent by way of bonus, capitalization or similar issue, for which in each case the applicable Ex-Dividend Date occurs on any day after the Index Start Date.

“Non-Reinvested Dividend” shall mean an Extraordinary Dividend, a Regular Cash Dividend or a Regular Non-cash Dividend where in each case the corresponding Dividend Amount is equal to or greater than 40% of the Constituent Closing Level in respect of the relevant Constituent and the third Index Calculation Day immediately preceding the corresponding Ex-Dividend Date.

“Regular Cash Dividend” shall mean, in respect of a Constituent, any regular dividend (in the form of a cash dividend only) declared by the issuer of such Constituent for which the Ex-Dividend Date occurs on any day after the Index Start Date, and excluding any Extraordinary Dividend.

“Regular Non-cash Dividend” shall mean, in respect of a Constituent, any regular dividend (in the form of a scrip (stock) dividend only) declared by the issuer of such Constituent for which the Ex-Dividend Date occurs on any day after the Index Start Date, and excluding any Extraordinary Dividend.

2.	RIGHTS ISSUE ADJUSTMENT EVENT

2.1	Following the declaration by the issuer of a Constituent “i” of a Rights Issue (as defined below), the Index Calculation Agent shall adjust the Unit Weight in respect of i on the relevant Ex-Rights Date (as defined below) in accordance with the formula set out below. If such Ex-Rights Date is not an Index Calculation Day, then such adjustment shall be made on the next following Index Calculation Day.

The Unit Weight of Constituent i shall be adjusted such that:

where:

UWi,exrd	=	the Unit Weight in respect of i and the relevant Ex-Rights Date.

UWi,exrd-1	=	the Unit Weight in respect of i and the Index Calculation Day immediately preceding the relevant Ex-Rights Date.

Rights Ratio	=	a ratio determined as the number of shares comprising the aggregate entitlement under the relevant Rights Issue divided by the aggregate number of existing shares of i issued and outstanding.

SPi	=	the subscription price per share under the relevant Rights Issue in respect of i.

CCLi,exrd-1	=	the Constituent Closing Level in respect of i and the Index Calculation Day immediately preceding the relevant Ex-Rights Date.
2.2	Definitions

“Ex-Rights Date” shall mean, in respect of a Rights Issue, the first day on which a buyer of shares which constitute the relevant Constituent will not be entitled to participate in such Rights Issue, as specified by the issuer of such Constituent and/or the primary exchange on which such Constituent is traded.

“Rights Issue” shall mean, in respect a Constituent, a distribution to existing holders of shares which constitute such Constituent of any stock, rights or warrants to purchase shares which constitute such Constituent, in any case for payment (whether in cash or otherwise) at less than the prevailing market price, or any other substantially similar event as determined by the Index Calculation Agent, and for which the Ex-Rights Date occurs on any day after the Index Start Date

“Rights Issue Adjustment Event” shall mean the declaration by the issuer of a Constituent of a Rights Issue.

3.	STOCK SPLIT ADJUSTMENT EVENT

3.1	Following the declaration by the issuer of a Constituent “i” of a Stock Split (as defined below), the Index Calculation Agent shall adjust the Unit Weight in respect of i on the relevant Stock Split Effective Date (as defined below) in accordance with the formula set out below. If such Stock Split Effective Date is not an Index Calculation Day, then such adjustment shall be made on the next following Index Calculation Day.

The Unit Weight of Constituent i shall be adjusted such that:

where:

UWi,ed	=	the Unit Weight in respect of i and the relevant Stock Split Effective Date.

UWi,ed-1	=	the Unit Weight in respect of Constituent i and the Index Calculation Day immediately preceding the relevant Stock Split Effective Date.

Split Ratio	=	a ratio determined as the number of shares comprising the aggregate entitlement under the relevant Stock Split divided by the number of existing shares of i issued and outstanding.
3.2	Definitions

“Stock Split Effective Date” shall mean, in respect of a Stock Split, the effective date of such Stock Split, as specified by the issuer of the relevant Constituent and/or the primary exchange on which such Constituent is traded.

“Stock Split” shall mean, in respect a Constituent, a stock split, a subdivision, a reverse stock split, a consolidation or substantially similar reclassification of the shares which constitute such Constituent, and for which the Stock Split Effective Date occurs on any day after the Index Start Date.

“Stock Split Adjustment Event” shall mean the declaration by the issuer of a Constituent of a Stock Split.

4.	SPIN-OFF ADJUSTMENT EVENT

4.1	Following the declaration by the issuer of a Constituent “i” of a Spin-off (as defined below), the Index Calculation Agent shall adjust the Unit Weight in respect of i on the relevant Spin-off Effective Date (as defined below) in accordance with the formula set out below, representing a notional sale of the Spin-off Shares and reinvestment of the proceeds of such sale in the shares of Constituent i. If such Spin-off Effective Date is not an Index Calculation Day, then such adjustment shall be made on the next following Index Calculation Day.

The Unit Weight of Constituent i shall be adjusted such that:

where:

UWi,ex	=	the Unit Weight in respect of i and the relevant Spin-off Effective Date.

UWi,ex-1	=	the Unit Weight in respect of i and the Index Calculation Day immediately preceding the relevant Spin-off Effective Date.

Spin-off Ratioex	=	the number of Spin-off Shares received, in relation to the Spin-off, per one share of i.

Spin-off Priceex	=	the official closing price of the Spin-off Shares on the relevant exchange in respect of the Spin-off Effective Date.

CCLi,ex	=	the Constituent Closing Level in respect of i and the applicable Spin-off Effective Date.
4.2	Definitions

“Spin-off” shall mean, in respect a Constituent, a spin-off transaction by the issuer of that Constituent pursuant to which holders of shares in Constituent i receive shares of another issuer (the “Spin-off Shares”), and for which the Spin-off Effective Date occurs on any day after the Index Start Date.

“Spin-off Adjustment Event” shall mean the declaration by the issuer of a Constituent of a Spin-off.

“Spin-off Effective Date” shall mean, in respect of a Spin-off, the effective date of such Spin-off, as specified by the issuer of the relevant Constituent and/or the primary exchange on which such Constituent is traded.

Part B5:	Regulatory Events

1.	REGULATORY EVENT

“Regulatory Event” shall mean that, owing to any applicable change in law or regulation or policy, the Index Administrator determines that either:

(1)	a hypothetical broker dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a Constituent depends; or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would not be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a Constituent depends; or

(2)	the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate, as applicable, an index which contains a particular instrument or security on which the value of a Constituent depends.

2.		FOLLOWING A REGULATORY EVENT

Following the occurrence of a Regulatory Event, the Index Calculation Agent shall determine (using Expert Judgement) whether or not such occurrence has a material effect on the Index.

(1)		If the Index Calculation Agent determines that such occurrence has a material effect on the Index, then the Index Calculation Agent shall inform the Index Administrator of such determination and either:

	(a)	the Index Administrator shall follow established procedures in order to amend the index and these Index Conditions; or

	(b)	the Index Administrator may discontinue and cancel the Index.

(2)		If the Index Calculation Agent determines that such occurrence does not have a material effect on the Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

	(a)	the Constituent affected by such Regulatory Event (the “Removed Constituent”) shall be removed from the Index; and

	(b)	either (i) the Weight of the remaining Constituents shall be scaled up such that the Weight of the Removed Constituent is proportionately redistributed to the remaining Constituents; or (ii) the Index Calculation Agent may replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement.

Part B6:	Definitions

“Constituent Currency” shall mean, in respect of a Constituent, the currency in which Constituent is denominated.

“Index Calculation Day” shall mean each calendar day (other than a Saturday and a Sunday).

Part C:	Provisions relating to Constituents

This Part C comprises the following sections.

●	ETF Share (exchange-traded fund share)

(To be read in conjunction with the Additional Exchange-traded Security Definitions, the Additional Fund Definitions and the Additional Insolvency Definitions)

●	Mutual Fund Interest

(To be read in conjunction with the Additional Fund Definitions and the Additional Insolvency Definitions)

●	Share

(To be read in conjunction with the Additional Exchange-traded Security Definitions and the Additional Insolvency Definitions)

●	Additional Exchange-traded Security Definitions

●	Additional Fund Definitions

●	Additional Insolvency Definitions

ETF Share (exchange-traded fund share)

This section of this Part C is applicable only to each Constituent which is classified (in the Data Module) as an “ETF Share” (each such Constituent, an “ETF Share”).

An ETF Share shall also be classified as (1) a Fund Interest (for the purposes of the Additional Fund Definitions); and (2) a Security (for the purposes of the Additional Exchange-traded Security Definitions), each of which set of additional definitions is set out at the end of Part C and must be read in conjunction with this section of Part C.

Constituent Closing Level:	The official closing price of the relevant ETF Shares on the relevant Exchange at the Scheduled Closing Time on the relevant Exchange.

Scheduled Trading Day:	Any day on which the relevant Exchange and each relevant Related Exchange are scheduled to be open for trading for their respective regular trading sessions.

Disrupted Day:	Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant ETF Shares.

Adjustment Event:	Each of the following: (1) Adviser Resignation Event; (2) Delisting; (3) Fund Insolvency; (4) Fund Insolvency Event; (5) Fund Modification; (6) Merger Event; (7) Regulatory Action; (8) Reporting Disruption; (9) Strategy Breach; and (10) Tender Offer.

Correction Period:	2 Index Business Days.

Mutual Fund Interest

This section of this Part C is applicable only to each Constituent which is classified (in the Data Module) as a “Mutual Fund Interest” (each such Constituent, a “Mutual Fund Interest”).

A Mutual Fund Interest shall also be classified as a Fund Interest for the purposes of the Additional Fund Definitions, which set of additional definitions is set out at the end of Part C and must be read in conjunction with this section of Part C.

Constituent Closing Level:	The Relevant Price of the relevant Fund Interest Unit.

Scheduled Trading Day:	Any Scheduled Dealing Day.

Disrupted Day:	Any Scheduled Trading Day which fails to be a Dealing Day.

Adjustment Event:	Each of the following: (1) Adviser Resignation Event; (2) Cross-contamination; (3) Failure by a Fund Service Provider; (4) Fees or Charges Event; (5) Fund Adviser Event; (6) Fund Insolvency; (7) Fund Insolvency Event; (8) Fund Limitation Event; (9) Fund Modification; (10) Merger Event; (11) Nationalization; (12) New Information Event; (13) Non-Currency Redemption; (14) Regulatory Action; (15) Reporting Disruption; and (16) Strategy Breach.

Correction Period:	2 Index Business Days.

“Dealing Day” shall mean, in respect of the relevant Mutual Fund Interest, any day on which the related Reference Fund (a) gives effect to subscriptions for and redemptions of Fund Interest Units; and (b) determines the value of such Fund Interest Units.

“Fund Interest Unit” shall mean, in respect of the relevant Mutual Fund Interest, a share of such Mutual Fund Interest or, if interests in the related Reference Fund are not denominated as shares, a notional unit of account of ownership of such interests.

“Relevant Price” shall mean, in respect of the relevant Fund Interest Unit and a Scheduled Reporting Day, the value of such Fund Interest Unit on such Scheduled Reporting Day, as adjusted to reflect, without duplication, the relevant portion per Fund Interest Unit of such fees and costs as would be charged under the relevant Fund Documents to a hypothetical investor who is deemed to have the benefits and obligations, as provided under the relevant Fund Documents, of an investor subscribing for, holding or redeeming such Fund Interest Unit.

“Scheduled Dealing Day” shall mean, in respect of the relevant Mutual Fund Interest, any day (1) on which the related Reference Fund is scheduled to give effect to subscriptions for and redemptions of Fund Interest Units; and (2) which is a Scheduled Reporting Day.

“Scheduled Reporting Day” shall mean, in respect of the relevant Fund Interest Unit, any day on which the value of such Fund Interest Unit is scheduled to be reported and published by or on behalf of the relevant Reference Fund.

Share

This section of this Part C is applicable only to each Constituent which is classified (in the Data Module) as a “Share” (each such Constituent, a “Share”).

A Share shall also be classified as a Security for the purposes of the Additional Exchange-traded Security Definitions, which set of additional definitions is set out at the end of Part C and must be read in conjunction with this section of Part C.

Constituent Closing Level:	The official closing price of the relevant Shares on the relevant Exchange at the Scheduled Closing Time on the relevant Exchange.

Scheduled Trading Day:	Any day on which each relevant Exchange and each relevant Related Exchange are scheduled to be open for trading for their respective regular trading sessions.

Disrupted Day:	Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant Shares.

Adjustment Event:	Each of the following: (1) Corporate Action; (2) Delisting; (3) Issuer Insolvency; (4) Merger Event; (5) Nationalization; and (6) Tender Offer.

Correction Period:	2 Index Business Days.

“Corporate Action” shall mean, in respect of the relevant Shares, any of the following events (provided that, in each case, the relevant event has a diluting or concentrative effect on the theoretical value of the relevant Shares and is not adjusted for as provided in Part D (Calculation of the Index Level)):

(1)	a subdivision, consolidation or reclassification of the relevant Shares, unless resulting in a Merger Event; or

(2)	a free distribution or dividend of the relevant Shares to existing holders by way of bonus, capitalization or similar issue; or

(3)	a distribution, issue or dividend to existing holders of the relevant Shares of (a) an additional amount of such Shares; or (b) other share capital or securities granting the right to payment of dividends and/or the proceeds of the liquidation of the relevant Issuer of the relevant Shares equally or proportionately with such payments to holders of its relevant Shares; or (c) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the relevant Issuer as a result of a spin-off or other similar transaction; or (d) any other type of securities, rights, warrants or other assets, in any case for payment (whether in cash or otherwise) at less than their prevailing market price; or

(4)	an Extraordinary Dividend; or

(5)	a call by the relevant Issuer in respect of the relevant Shares which are not fully paid; or

(6)	a repurchase by the relevant Issuer or any of its subsidiaries of the relevant Shares, whether out of profit or capital, and whether the consideration for such purchase is cash, securities or otherwise; or

(7)	in respect of the relevant Issuer, an event which results in any shareholder rights being diluted or becoming separated from shares of common stock or other shares of the capital stock on the relevant Issuer, pursuant to a shareholder rights plan or arrangement directed against hostile takeovers which provides (upon the occurrence of certain events) for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below than their market value (provided that any adjustment effected as a result of such an event may be readjusted upon any redemption of such rights); or

(8)	any other event which may have a diluting or concentrative effect on the theoretical value of the relevant Shares.

“Extraordinary Dividend” shall mean, in respect of the relevant Shares, a dividend or distribution or portion thereof which is determined by the Index Calculation Agent to be an extraordinary dividend relating to the relevant Shares.

Additional Exchange-traded Security Definitions

The following definitions constitute the “Additional Exchange-traded Security Definitions”.

“Delisting” shall mean that any relevant Exchange announces that, pursuant to its rules, the relevant Securities cease (or will cease) to be listed, traded or publicly quoted on such Exchange for any reason (other than a Merger Event or a Tender Offer) and are not (or will not be) immediately re-listed, re-traded or re-quoted on either: (1) an exchange or quotation system located in either (a) the same country as such Exchange; or (b) if such Exchange is located within the European Union, any member state of the European Union; or (2) another exchange or quotation system (that is acceptable to the Index Calculation Agent) located in another country (that is acceptable to the Index Calculation Agent); or (3) if such Exchange is located in the United States, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market System (or their respective successors).

“Exchange” shall mean, in respect of the relevant Securities, the primary exchange, trading system or quotation system (“Trading Venue”) in respect such relevant Securities, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such relevant Securities has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such relevant Securities on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Business Day” shall mean any Scheduled Trading Day for the relevant Securities on which each relevant Exchange and each relevant Related Exchange is open for trading during its respective regular trading session, notwithstanding any such Exchange or any such Related Exchange closing prior to its Scheduled Closing Time.

“Exchange Disruption” shall mean:

(1)	any relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or

(2)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any material suspension of or limitation imposed (by reason of movements in price exceeding permitted limits or otherwise) on the trading on (a) any relevant Exchange; or (b) any relevant Related Exchange; or

(3)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in (4) or (5) below) which materially disrupts or impairs the ability of market participants in general to effect transactions in or to obtain market values for: (a) (on any relevant Exchange) the relevant Securities; or (b) (on any relevant Related Exchange) any Securities Derivative; or

(4)	the closure on any Exchange Business Day of any relevant Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Exchange for execution at the relevant Valuation Time on such Exchange Business Day; or

(5)	the closure on any Exchange Business Day of any relevant Related Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Related Exchange for execution at the relevant Valuation Time on such Exchange Business Day.

“Issuer” shall mean, in respect of the relevant Securities, the issuer of such relevant Securities.

“Issuer Insolvency” shall mean, in respect of an Issuer, an Insolvency (as defined in the Additional Insolvency Definitions set out at the end of Part I) in respect of such Issuer.

“Merger Event” shall mean any:

(1)	reclassification or change of the relevant Securities which results in a transfer of or an irrevocable commitment to transfer all the relevant Securities outstanding to another entity or person; or

(2)	consolidation, amalgamation, merger or binding share exchange of the relevant Issuer with or into another entity (other than a consolidation, amalgamation, merger or binding share exchange in which it is the continuing entity and which does not result in a reclassification of all the relevant Securities outstanding); or

(3)	takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the relevant Securities outstanding for the relevant Issuer, which results in a transfer of or an irrevocable commitment to transfer all such Securities (other than those owned or controlled by such entity or person); or

(4)	consolidation, amalgamation, merger or binding share exchange of the relevant Issuer or its subsidiaries with or into another entity in which such Issuer is the continuing entity, and which does not result in the reclassification or change of all of the relevant Securities outstanding, but results in the relevant Securities outstanding (other than those owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the relevant Securities outstanding immediately following such event.

“Nationalization” shall mean that all the Securities or all or substantially all the assets of an Issuer are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

“Related Exchange” shall mean, in respect of the relevant Securities, each exchange, trading system or quotation system (“Trading Venue”) in respect of any futures contract or option contract (“Securities Derivatives”) relating to such relevant Securities, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in the relevant Securities Derivatives has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in the relevant Securities Derivatives on such temporary substitute Trading Venue as on the original Trading Venue.

“Scheduled Closing Time” shall mean, in respect of a Scheduled Trading Day and an Exchange or Related Exchange (as relevant), the scheduled weekday closing time on such Exchange or Related Exchange (as relevant) on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Security” shall mean each Constituent classified as such.

“Tender Offer” shall mean a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person which results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 10 per cent. and less than 100 per cent. of the voting shares outstanding of the relevant Issuer, as assessed with reference to the filings made with governmental or self-regulatory agencies or such other reasonably relevant information.

“Valuation Time” shall mean the Scheduled Closing Time on the relevant Exchange.

Additional Fund Definitions

The following definitions constitute the “Additional Fund Definitions”.

“Adviser Resignation Event” shall mean, in respect of any Fund Interest, (1) the resignation, termination or replacement of the Fund Adviser of the related Reference Fund; or (2) the resignation, termination or replacement of the Fund Administrator, the management company, the custodian (if any) or the depositary (if any) of the related Reference Fund.

“AUM Threshold” shall mean 100,000,000 US Dollars (or its equivalent).

“Cross-contamination” shall mean, in respect of a Reference Fund, the occurrence of a cross-contamination or other failure to segregate effectively assets between different classes, series, or sub-funds of such Reference Fund.

“Failure by a Fund Service Provider” shall mean, in respect of a Fund Interest and the related Reference Fund, a failure by a Fund Service Provider in respect of such Fund Interest and such Reference Fund to perform any of its obligations in respect of such Fund Interest and such Reference Fund and such Fund Service Provider is not immediately replaced by another fund service provider.

“Fees or Charges Event” shall mean, in respect of a Reference Fund, the imposition of any fees or charges in relation to redemptions, subscriptions or transfers of relevant Fund Interests other than any such fee or charge in existence on the Index Launch Date.

“Fund Administrator” shall mean, in respect of a Reference Fund, the fund administrator, manager, trustee or similar person with the primary administrative responsibility for such Reference Fund.

“Fund Adviser” shall mean, in respect of a Reference Fund, any person appointed in the role of discretionary investment manager or non-discretionary investment adviser (including a non-discretionary investment adviser to a discretionary investment manager or to another non-discretionary investment adviser) for such Reference Fund.

“Fund Adviser Event” shall mean, in respect of a Reference Fund, that the Index Calculation Agent determines (a) that at any time after the Index Launch Date, the total value of the assets managed by the relevant Fund Adviser (including in relation to such Reference Fund) is equal to or less than the AUM Threshold or (b) that over any period of twelve months, the total value of the assets managed by the relevant Fund Adviser (including in relation to such Reference Fund) has decreased by fifty per cent. (either due to redemptions or decrease in the value of such assets or otherwise).

“Fund Documents” shall mean, in respect of any Fund Interest, the constitutive and governing documents, subscription agreements, other agreements and offering documents however described of the related Reference Fund (including any prospectus and any offering memorandum), specifying the terms and conditions relating to such Fund Interest.

“Fund Insolvency” shall mean, in respect of any Fund Interest, an Insolvency (as defined in the Additional Insolvency Definitions set out at the end of Part I) in respect of the related Reference Fund.

“Fund Insolvency Event” shall mean, in respect of any Fund Interest, an Insolvency Event (as defined in the Additional Insolvency Definitions set out at the end of Part I) in respect of the related Reference Fund, the Fund Administrator of such related Reference Fund and any Fund Service Provider of such related Reference Fund.

“Fund Interest” shall mean each Constituent classified as such.

“Fund Limitation Event” shall mean, in respect of any Fund Interest, (1) a material limitation is imposed on dealings in such Fund Interest; (2) the related Reference Fund’s dealing is changed (including, but not limited to, a change in notice periods for redemptions or the imposition of gating provisions); (3) the occurrence of any other event which restricts, in whole or in part, on a permanent or a temporary basis, dealings of any nature with respect to such Fund Interest (whether or not such event occurs pursuant to provisions entitling the related Reference Fund to restrict in any way dealings with respect to such Fund Interest).

“Fund Modification” shall mean, in respect of any Fund Interest, any change or modification of the Fund Documents of the related Reference Fund which could reasonably be expected to affect the value of such Fund Interest or the rights and remedies of holders of such Fund Interest from those prevailing on the Index Start Date.

“Fund Service Provider” shall mean, in respect of a Reference Fund, any person who is appointed to provide services, directly or indirectly, for such Reference Fund, including any administrator, custodian, depositary, domiciliary agent, Fund Administrator, Fund Adviser, management company, operator, prime broker, registrar, transfer agent and trustee.

“Merger Event” shall mean, in respect of any Fund Interest, any:

(1)	reclassification or change of such Fund Interest which results in a transfer of or an irrevocable commitment to transfer all such Fund Interests outstanding to another entity or person; or

(2)	consolidation, amalgamation, merger or binding share exchange of the relevant Reference Fund with or into another entity (other than a consolidation, amalgamation, merger or binding share exchange in which such Reference Fund is the continuing entity and which does not result in a reclassification or change of all such Fund Interests outstanding); or

(3)	takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the outstanding Fund Interests of the relevant Reference Fund, which results in a transfer of or an irrevocable commitment to transfer all such Fund Interests (other than those Fund Interests owned or controlled by such other entity or person); or

(4)	consolidation, amalgamation, merger or binding share exchange of the relevant Reference Fund with or into another entity in which such Reference Fund is the continuing entity and which does not result in the reclassification or change of all such Fund Interests outstanding but results in the outstanding Fund Interests (other than those Fund Interests owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the outstanding Fund Interests immediately following such event.

The Index Calculation Agent shall determine, using Expert Judgement, the relevant date of such Merger Event.

“Nationalisation” shall mean, in respect of a Reference Fund, that all the Fund Interests of such Reference Fund or all the assets or substantially all the assets of such Reference Fund are nationalised, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

“New Information Event” shall mean, in respect of a Reference Fund, (1) any information in connection with such Reference Fund, the relevant Fund Adviser, the relevant Fund Administrator or other Fund Service Provider is misleading or inaccurate in any respect; or (2) the publication or dissemination (through any medium) of information is or becomes available which, if considered by itself or with other information, which could reasonably be expected to affect the value of such Reference Fund or the rights and remedies of holders of Fund Interests in such Reference Fund from those prevailing on the Index Launch Date.

“Non-Currency Redemption” shall mean, in respect of a Reference Fund, any relevant Fund Interests are redeemed otherwise than in cash or are redeemed in a currency(ies) other than the currency(ies) in which as of the Index Launch Date (and according to the relevant Fund Documents or as otherwise communicated to the Index Calculation Agent) it is intended redemptions of the relevant Fund Interests shall occur.

“Reference Fund” shall mean, in respect of the relevant Fund Interest, the issuer of, or other legal arrangement giving rise to, such Fund Interest.

“Regulatory Action” shall mean, in respect of any Fund Interest, (1) the cancellation, suspension or revocation of the registration or approval of such Fund Interest or the related Reference Fund by any relevant governmental, legal or regulatory authority; (2) any change in the accounting, legal, regulatory or tax treatments of the related Reference Fund or its Fund Adviser that is reasonably likely to have an adverse impact on the value of such Fund Interest or on any investor therein; or (3) the related Reference Fund or any of its Fund Administrator or Fund Adviser becoming subject to any investigation, proceeding or litigation by any relevant governmental, legal or regulatory authority involving the alleged violation of applicable law for activities relating to or resulting from the operation of such Reference Fund, Fund Administrator or Fund Adviser.

“Reporting Disruption” shall mean, in respect of any Fund Interest, (1) the occurrence of any event affecting such Fund Interest which would make it impossible or impracticable for the Index Calculation Agent to determine the value of such Fund Interest for the foreseeable future; (2) any failure of the related Reference Fund to deliver, or cause to be delivered, (a) information that such Reference Fund has agreed to deliver or cause to be delivered; or (b) information that has been previously delivered in accordance with the normal practice of such Reference Fund or its authorized representative, which enable such Reference Fund’s compliance with any investment guideline, asset allocation methodology or other similar policy to be monitored.

“Strategy Breach” shall mean, in respect of any Fund Interest, any breach or violation of any strategy or investment guideline stated in the Fund Documents of the related Reference Fund which could reasonably be expected to affect the value of such Fund Interest or the rights and remedies of holders of such Fund Interest from those prevailing on the Index Start Date.

Additional Insolvency Definitions

The following definitions constitute the “Additional Insolvency Definitions”.

“Insolvency” shall mean, in respect of any entity “X”, that by reason of the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution or winding up of (or any analogous proceeding) affecting X (1) all the securities of X are required to be transferred to an Insolvency Officer; or (2) holders of the securities of X become legally prohibited from transferring or redeeming such securities.

“Insolvency Event” shall mean, in respect of any entity, “X”:

(1)	X is dissolved or has a resolution passed for its dissolution, winding-up or official liquidation (other than pursuant to a consolidation, amalgamation or merger); or

(2)	X makes a general assignment or arrangement with or for the benefit of its creditors; or

(3)	X either (a) institutes, or has instituted against it by a Competent Official, a proceeding seeking an Insolvency Judgement, or a petition is presented for its winding-up or liquidation by it or by such Competent Official; or (b) has instituted against it a proceeding seeking an Insolvency Judgement, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person not described in (a) above and either (i) results in an Insolvency Judgement or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained, in each case within 15 days of the institution or presentation thereof; or

(4)	X seeks or becomes subject to the appointment of an Insolvency Officer of all or substantially all of its assets; or

(5)	X has a secured party take possession of all or substantially all of its assets (and such secured party maintains possession for not less than 15 days thereafter); or

(6)	X has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets (and such process is not dismissed, discharged, stayed or restrained within 15 days thereafter); or

(7)	the holders of securities issued by X become legally prohibited from transferring such securities; or

(8)	X causes or is subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events described in (1) to (7) above.

For these purposes, “Competent Official” shall mean, in respect of an entity, a regulator, supervisor or other similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or in the jurisdiction of its head office or home office; “Insolvency Law” shall mean any bankruptcy law, insolvency law or other similar law affecting creditors’ rights; and “Insolvency Judgement” shall mean any judgement of insolvency or bankruptcy or any other relief under Insolvency Law.

“Insolvency Officer” shall mean an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official.

Part D:	Specific Risk Factors

This Part D contains a discussion of the specific risks associated with the Index.

Part I (General Risk Factors) of the Framework contains a discussion of the general risks associated with index investing.

1.	METHODOLOGY LIMITATIONS

The Index has an exposure to the performance of a notional basket of assets and is therefore subject to the risks of investing in those assets.

If the Index Type is “Managed”, the Constituents of the Index from time to time, whether these are Long Basket Constituents or Short Basket Constituents, and their respective Base Percentage Weights, are determined by the Index Allocator, subject to certain constraints.

The performance of the Index may be volatile. The potential performance of the Index should be assessed by each potential investor on the basis of the calculations which are made to determine the Index Level. The Index Administrator makes no representations as to the ability of the Index to perform in a certain manner. The benefits of the Index strategy may only become apparent over a long period.

2.	LONG EXPOSURES AND SHORT EXPOSURES GENERALLY

From time to time, the Index has a long exposure (position) to each Long Basket Constituent (if any) and a short exposure (position) to each Short Basket Constituent (if any).

Any positive performance of the Short Basket Constituents (if any) will have a negative effect on the performance of the Index. Unlike long positions, short positions are subject to an unlimited risk of loss, because there is no limit on the extent to which the price or value of the relevant asset may appreciate before the short position is closed. It is possible that any notional short position included in the Index may have a substantial adverse effect on the performance of the Index and therefore the value of any Index Linked Product.

When the Index has an exposure to both Long Basket Constituents and Short Basket Constituents at the same time, the Long Basket and the Short Basket may not act as an adequate hedge against each other and may not offset each other, with the result that the Index may decline as a consequence of a loss on its notional short positions (which would arise from an increase in the prices or values of the relevant Short Basket Constituents) and/or a loss on its notional long positions (which would arise from a decrease in the prices or values of the relevant Long Basket Constituents).
3.	DELISTING AND UNINVESTED CASH LEVEL

Following the occurrence of a Delisting in relation to a Constituent, that Constituent will be removed from the Index and the notional proceeds that would be realised by liquidating the total notional investment of the Index in that Constituent (converted into the Index Base Currency, if applicable) will remain uninvested (and represented by a non-interest bearing cash component in the Index) until the next Rebalancing Date. This may dampen the performance of the Index compared to a methodology that immediately reinvested any such notional proceeds.

If any Constituent is the subject of a Non-Reinvested Dividend, the Uninvested Cash Level will be increased (in the case of a Long Basket Constituent) or decreased (in the case of a Short Basket Constituent) by an amount equal by the notional cash value of that Non-Reinvested Dividend in relation to the notional investment of the Index in that Constituent, converted into the Index Base Currency.

4.	CONCENTRATION AND CORRELATION RISK

The Index may be less diversified than an investment in any fund, investment portfolio or other product which invests in or tracks a diversified investment portfolio, and therefore could experience greater volatility. The Index may also underperform a more diversified index that has exposure to a range of asset classes or a broader range of geographical regions or uses other weightings or methodologies.

In addition, although the Constituents are not necessarily correlated or inversely correlated in terms of performance, it is possible that such a relationship does exist. The Index may perform poorly or decline as a result of either (1) a decline in the value of the Long Basket Constituents; or (2) an increase in the value of the Short Basket Constituents, which circumstances may occur at the same time (in other words, if the Long Basket Constituents and the Short Basket Constituents prove to be inversely correlated). If this does happen, then the Index strategy may not be successful and the Index may experience significant declines, particularly if an increase in value of the Short Basket Constituents is greater than an increase in value of the Long Basket Constituents over the same time period.
5.	LEVERAGE / DELEVERAGE

(1)	This sub-paragraph (1) shall apply if the Index Type is “Managed”. (This paragraph can be disregarded if the Index Type is “Algorithmic”.)

In the event that the aggregate of the Base Percentage Weight specified by the Index Allocator (in an Instruction that is positively accepted by the Index Administrator) in respect of the Long Basket Constituents and the Short Basket Constituents exceeds 100%, the Index will have a leveraged exposure to its Constituents. Such leveraged exposure will magnify the adverse effect on the level of the Index of decreases in the prices or values of the Long Basket Constituents, or increases in the prices or values of the Short Basket Constituents, which may increase the risk of loss on any Index Linked Product. Leverage may therefore have an adverse effect on the performance of the Index.

In addition, in the event that the aggregate of the Base Percentage Weight specified by the Index Allocator (in an Instruction that is accepted by the Index Administrator) in respect of the Long Basket Constituents and the Short Basket Constituents is below 100%, the Index will have a deleveraged exposure to its Constituents. Such deleveraged exposure will dampen the amount of any positive performance which the Index might otherwise have had. Deleverage may therefore have an adverse effect on the performance of the Index.

(2)	The Index may also become deleveraged from time to time due to Delistings in respect of one or more Constituents or if an asset selected to become a Constituent on a Selection Date ceases to be an Eligible Constituent prior to the corresponding Rebalancing Date.
6.	REBALANCING FREQUENCY

(1)	This sub-paragraph (1) shall apply if the Index Type is “Algorithmic”. (This sub-paragraph can be disregarded if the Index Type is “Managed”.)

The Index is rebalanced on each Rebalancing Date. An alternative rebalancing timetable may give better results.

(2)	This sub-paragraph (2) shall apply if the Index Type is “Managed”. (This sub-paragraph can be disregarded if the Index Type is “Algorithmic”.)

If Automatic Rebalancing applies, the Index is rebalanced on each Rebalancing Date in respect of which the Index Allocator has submitted an Instruction that the Index Administrator positively accepts. If, in respect of a Rebalancing Date, the Index Allocator either does not submit an Instruction, or submits an Instruction (or a Revised Instruction) that the Index Administrator does not positively accept, then the applicable Instruction Failure Fallback shall apply, and the Index will either not be rebalanced, or will be rebalanced on the basis of the most recent preceding Instruction which satisfies all of the applicable Constraints on the Selection Date in respect of such Rebalancing Date.

If Elective Rebalancing applies, the Index will be rebalanced (subject to positive acceptance of the relevant Instructions, and the maximum number of elective rebalancings that are permitted) as frequently as the Index Allocator determines. A higher frequency of rebalancing will result in greater notional costs being incurred, and a lower frequency of rebalancing may mean that the Index Allocator is unable to take advantage of market movements and market trends. Either of these effects may adversely affect the performance of the Index compared with any alternative rebalancing timetable.
7.	FX RISK

A number of the Constituents (“FX Constituents”) may be denominated currencies other than the Index Base Currency. Accordingly, in calculating the Index Level, the Index Calculation Agent is required to convert the level of each FX Constituent (if any) into the Index Base Currency, using the FX Rate (as defined in Part E (Data) of the Framework). This means that an investor in an Index Linked Product may be subject to exchange rate risk in respect of the FX Constituents. Movements in the relevant exchange rate may be such that, on the one hand, the Index Base Currency may become stronger and/or on the other hand, other relevant global currencies may become weaker, in which case the exchange rate in respect of the conversion may be less favourable to the investor, and the Index Level may be adversely affected. In particular, if the exchange rate in respect of a particular FX Constituent does become significantly less favourable to the investor, such change in the exchange rate may negate, in whole or in part, any positive performance which the Index as a whole might otherwise have had.
8.	CITI’S RESTRICTED TRADING LIST

From time to time, Citi entities may be prohibited from trading in Constituents or potential Constituents, due to laws, regulations and/or Citi’s internal policies (including as a result of prohibitions or restrictions arising from or relating to Citi’s Restricted Trading List (the “Restricted Trading List”)). The effect of this limitation is that the Index may not, from time to time, include certain constituents which would otherwise have been included in accordance with the selection and weighting methodology of the Index, or that other strategies would have included.

The Restricted Trading List is intended to impose various restrictions on trading with which Citi businesses must comply pursuant to Citi’s internal policies and under the laws of the jurisdictions in which Citi carries on business. Such restrictions may be imposed as a result of Citi’s participation in transactions related to one or more issuers of Shares which are Eligible Constituents, among other reasons.

Citi’s activities and determinations affecting application of the Restricted Trading List may result in a conflict of interest between Citi and persons having an exposure to the Index. Citi will not take into account the interests of persons having an exposure to the Index when engaging in such activities or making such determinations.

9.	INDEX ALLOCATOR ROLE

This paragraph shall apply if the Index Type is “Managed”. (This paragraph can be disregarded if the Index Type is “Algorithmic”.)

The Index Allocator is identified in the Framework, and is neither affiliated with Citi nor an agent of the Index Administrator. The Index Allocator acts independently, and has not been appointed by the Index Administrator as a sub-advisor in respect of the Index or any Index Linked Product.

The Index Allocator has the right but not an obligation to submit Instructions, and if it decides not to submit Instructions, the Index may be adversely affected. Similarly, if the Index Allocator fails to follow the process specified in the Managed Index Module for rebalancing the Index (including the agreed timetables and the agreed specific constraints), the Index will not be rebalanced. This may also have an adverse effect on the performance of the Index.

The Index Administrator may decline an Instruction which does not satisfy the specified conditions and requirements. In such case, the Index Allocator may submit a Revised Instruction with a view to proceeding with the relevant rebalancing, but such Revised Instruction must meet the same specified conditions and requirements. There can be no assurance that a Revised Instruction will result in the same performance of the Index as if the initial Instruction had satisfied the specified conditions and requirements, and had been implemented.
10.	INDEX ALLOCATOR DISCRETION

This paragraph shall apply if the Index Type is “Managed”. (This paragraph can be disregarded if the Index Type is “Algorithmic”.)

The Constituents, whether they are Long Basket Constituents or Short Basket Constituents, and their Base Percentage Weights, will be determined by the Index Allocator in its sole discretion, subject to specified constraints.

Accordingly, the performance of the Index will depend not only on the methodology of the Index but also on the determinations made by the Index Allocator. Determinations which run contrary to market trends will result in the Index Level declining or not increasing in line with market benchmarks. There is no guarantee that the Index Allocator will act rationally in its decisions. Therefore, the success or failure of the Index or any Constituent of the Index to achieve any investment or hedging objective or any particular performance is solely affected by the abilities of, and determinations made by, the Index Allocator and certain key individuals employed by the Index Allocator.

The Index Administrator has no responsibility for making any such determination or for monitoring the Index, the Constituents or their respective weightings, and does not approve, endorse or recommend any Instruction.

There can be no assurance that the Index Allocator will be successful in generating positive returns, and the cessation of the employment by the Index Allocator of one of more key individuals may have a material adverse impact on the performance of the Index. The Index is intended to be personal to the determinations and expertise of the Index Allocator.
11.	LIMITATIONS IN THE DESIGN OF THE INDEX

In common with all algorithmic strategies, the Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. If market conditions change from the conditions prevailing when these assumptions were made, the Index may underperform. An alternative index using other processes and parameters may outperform the Index.

12.	MODEL PRECISION

The Index methodology is a complex calculation model which is sensitive to the precision of both the original inputs and the interim calculations. Each of these are in turn dependent on the rounding conventions used in the financial market for the primary data and the rounding conventions determined appropriate by the Index Calculation Agent at each stage of the calculation process.
13.	UNCERTAINTY AS TO THE FUTURE OF LIBOR

If the Libor rate specified for use in connection with the Index (the “Relevant Libor Rate”) is discontinued or is no longer widely relied upon by market participants as a benchmark interest rate, the Index may be adversely affected. On 27 July 2017, the Chief Executive of the UK Financial Conduct Authority (the “FCA”), which regulates Libor, announced that the FCA intends to stop persuading or compelling banks to submit rates, for the calculation of Libor, to the Libor administrator. The announcement indicates that the continuation of Libor on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide Libor submissions to the administrator of Libor, whether Libor rates will cease to be published or supported before or after 2021 or whether any additional reforms to Libor may be enacted in the United Kingdom or elsewhere. At this time, no consensus exists as to what rate or rates may become accepted alternatives to Libor.

If the Relevant Libor Rate is discontinued or is permanently no longer published or is no longer widely relied upon by market participants as a benchmark interest rate (other than for legacy financial instruments linked to it), the Index Administrator may select a substitute or successor rate that it has determined (after consulting any source that it deems reasonable) is (1) the industry-accepted substitute or successor rate; or (2) if there is no such industry-accepted substitute or successor rate, a substitute or successor rate which is the most comparable to the Relevant Libor Rate (as it exists as of the launch date of the Index). Upon selection of a substitute or successor rate, the Index Administrator may determine (after consulting any source that it deems reasonable) any adjustment factor it determines is needed to make such substitute or successor rate comparable to the Relevant Libor Rate, in a manner which is consistent with any industry-standard practice for such substitute or successor rate. In this circumstance, the successor rate chosen by the Index Administrator may differ in important ways from the Relevant Libor Rate.
14.	LIMITED PERFORMANCE HISTORY; HYPOTHETICAL SIMULATED PERFORMANCE INFORMATION IS SUBJECT TO SIGNIFICANT LIMITATIONS

The Index was launched by the Index Administrator as of the specified Index Launch Date. Accordingly, the Index has a limited performance history, and this limited performance history may not reflect the way in which the Index would perform in a variety of market conditions, including market conditions which may arise during the term of any Index Linked Product.

All information regarding the performance of the Index prior to the Index Launch Date is hypothetical and simulated (“Simulation Information”), as the Index did not exist prior to that date. It is important to understand that Simulation Information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance and should never be considered indicative of future performance. In particular, prospective investors are advised to note the following.

(1)	The Index has been developed with the benefit of hindsight and knowledge of factors that may have positively affected the performance of the Index - that is, with the benefit of being able to evaluate how the Index methodology would have caused the Index to perform had it existed during the hypothetical simulation period. It is impossible to predict whether the Index will rise or fall. Accordingly, the actual performance of the Index may differ significantly from the Simulation Information, and if the Index is shown to have generally appreciated over the hypothetical simulated period, that may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

(2)	The Simulation Information might look different if it covered a different historical period. The market conditions which existed during the historical period covered by the Simulation Information are not necessarily representative of the market conditions which may exist in the future. In addition, the Simulation Information does not reflect the effect on the relevant markets of the launch of the Index and of the delivery of exposures to the Index through Index Linked Products, which may include any hedging by the provider of such Index Linked Products. Where the Index has been developed to identify and to monetise a particular opportunity in the relevant markets, it should be noted that corresponding investments made by market participants, including any hedging by the providers of Index Linked Products, may erode such an opportunity, and therefore the Simulation Information may overstate the actual performance of any Index Linked Product.

(3)	Any Index Linked Product may bear additional fees which would reduce overall returns as compared to the past performance of the Index.

Any Simulation Information is provided for illustrative purposes only. Any Simulation Information has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such Simulation Information has been prepared.
Risks in respect of the Constituents
ETF Share (exchange-traded fund share)
Prospective investors in an Index Linked Product linked to an Index containing an ETF Share should be familiar with exchange-traded funds generally. The price volatility of ETF Shares contained in an Index must be considered. The value of ETF Shares may go down as well as up, and the value of the ETF Shares on any date may not reflect their performance in any prior period. There can be no assurance as to the future value of the ETF Shares, or as to the continued existence of the ETF Shares.

Although ETF Shares are traded on an exchange and are therefore valued in a similar manner as a stock traded on an exchange, the Adjustment Events defined with respect to an ETF Share include certain events and circumstances which would be applicable to a fund.

Although ETF Shares are traded on an exchange and are therefore valued in a similar manner as a stock traded on an exchange, the Adjustment Events defined with respect to an ETF Share include certain events and circumstances which would be applicable to a fund.

An exchange-traded fund may trade and invest in a broad range of investments such as debt and equity securities, commodities and foreign exchange, and may enter into derivative transactions, including without limitation futures contracts and option contracts. The trend in the Index Level of an Index containing an ETF Share may not correlate with the trend in any market to which the relevant exchange-traded fund creates an investment exposure.

The value of an ETF Share may be affected by the performance of persons providing services to the relevant exchange-traded fund, including the investment manager or the investment adviser to the relevant exchange-traded fund.
Mutual Fund Interest
Prospective investors in an Index Linked Product linked to an Index containing a Mutual Fund Interest should be familiar with mutual funds generally. The value and price volatility of a Mutual Fund Interest contained in an Index must be considered. The value of a Mutual Fund Interest may go down as well as up, and the value of a Mutual Fund Interest on any date may not reflect its performance in any prior period.

A mutual fund may trade and invest in a broad range of investments such as debt and equity securities, commodities and foreign exchange, and may enter into derivative transactions, including without limitation futures contracts and option contracts. The trading strategies of a mutual fund can be opaque. The trend in the Index Level of an Index containing a Mutual Fund Interest may not correlate with the trend in any market to which the relevant mutual fund creates an investment exposure.

The value of a Mutual Fund Interest may be affected by the performance of persons providing services to the relevant mutual fund, including the investment manager or the investment adviser to the relevant mutual fund.
Share
Prospective investors in an Index Linked Product linked to an Index containing a Share should be familiar with equity securities generally. The price volatility of the Shares contained in an Index must be considered. The price of the Shares may go down as well as up, and the price of the Shares on any date may not reflect their performance in any prior period. There can be no assurance as to the future price of the Shares, or as to the continued existence of the Shares or the issuer of the Shares.

THE RISK FACTORS OUTLINED IN THIS PART D AND IN THE FRAMEWORK ARE NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

ANNEX D
METRICS

Feature	Metric	Data Provider	Data Type	Focus
Business ethics	Has not been involved in corruption legal proceedings	IdealRatings	Binary	Outcome
Business ethics	Has not been involved in anti-competitive legal proceedings	IdealRatings	Binary	Outcome
Business ethics	Has not been involved in patent infringement legal proceedings	IdealRatings	Binary	Outcome
Business ethics	Has anti-corruption policy	IdealRatings	Binary	Preparation
Business ethics	Provides anti-corruption training to employees	IdealRatings	Binary	Preparation
Business ethics	Has anti- competitive/antitrust policy	IdealRatings	Binary	Preparation
Business ethics	Conducts anti-corruption audits	IdealRatings	Binary	Preparation
Business ethics	Has whistle-blowing procedures	IdealRatings	Binary	Preparation
Business ethics	Has procedures for bribery related investigations	IdealRatings	Binary	Preparation
Business ethics	Communicates policy to employees	IdealRatings	Binary	Preparation
Business ethics	Addresses issue of political contributions	IdealRatings	Binary	Preparation
Business ethics	Regulator Enforcement Action Occurrence	ISS	Binary	Outcome
Business ethics	Current investigations on company	ISS	Binary	Outcome
Business ethics	Regulator Enforcement Action	ISS	Binary	Outcome
Business ethics	Fair Competition Policy Implementation	Refinitiv	Binary	Preparation
Capital structure	Leverage	FactSet	Float	Outcome
Community relations	Publishes data about employees volunteering hours	IdealRatings	Binary	Outcome
Community relations	Has a senior manager responsible for community programs	IdealRatings	Binary	Outcome
Community relations	Has social grievance mechanisms	IdealRatings	Binary	Preparation
Community relations	Has local community development programs	IdealRatings	Binary	Preparation
Community relations	Trust Score	Accenture	Float	Outcome
Community relations	Corporate Citizenship Policy	Refinitiv	Float	Preparation
Community relations	Community Relations Policy	Refinitiv	Float	Preparation
Community relations	Corporate Responsibility Awards	Refinitiv	Binary	Outcome
Community relations	Crisis Management Systems	Refinitiv	Binary	Outcome
Compensation	Ties executive compensation to ESG performance	IdealRatings	Binary	Outcome
Compensation	Directors have stock ownership	IdealRatings	Binary	Outcome
Compensation	Has a statement of compensation policy for employees	IdealRatings	Binary	Preparation
Compensation	Loans to directors	ISS	Binary	Outcome
Compensation	Option based remuneration ratio	ISS	Float	Outcome
Compensation	Director equity participation	ISS	Binary	Outcome
Compensation	Performance relation remuneration non-executive directors	ISS	Binary	Outcome
Compensation	CEO annual bonus cap	ISS	Float	Outcome
Compensation	Executive annual bonus cap	ISS	Float	Outcome
Compensation	CEO deferred bonus percentage	ISS	Float	Outcome
Compensation	Executive deferred bonus percentage	ISS	Float	Outcome
Compensation	Proportion guaranteed bonus	ISS	Binary	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Compensation	Proportion outstanding equity plans vs. share capital	ISS	Binary	Outcome
Compensation	Yearly Dilution Maximum	ISS	Binary	Outcome
Compensation	Share recycling prohibition	ISS	Binary	Outcome
Compensation	Equity grant rate vs industry	ISS	Binary	Outcome
Compensation	Option pricing conditions	ISS	Float	Outcome
Compensation	Option repricing prohibition	ISS	Binary	Outcome
Compensation	Option repricing occurrences	ISS	Binary	Outcome
Compensation	Equity remuneration vesting on termination	ISS	Binary	Outcome
Compensation	Long term award vesting on change in control	ISS	Binary	Outcome
Compensation	Loans to executives	ISS	Binary	Outcome
Compensation	NEO multi-year guaranteed bonuses	ISS	Binary	Outcome
Compensation	Executive one-off reward occurrence	ISS	Binary	Outcome
Compensation	Executive severance payment multiple	ISS	Float	Outcome
Compensation	CEO severance payment multiple	ISS	Float	Outcome
Compensation	Tax gross-ups for change-in-control payments	ISS	Binary	Outcome
Compensation	CEO Salary as Median Pay Multiple	ISS	Float	Outcome
Compensation	CEO Pay versus TSR	ISS	Float	Outcome
Compensation	CEO Pay versus Highest Paid Executive	ISS	Float	Outcome
Compensation	Executive performance period for long term incentive plan?	ISS	Float	Outcome
Compensation	CEO Base Salary versus Other Compensation	ISS	Float	Outcome
Compensation	Cash buyout prohibition	ISS	Binary	Outcome
Compensation	Evergreen provision	ISS	Binary	Outcome
Compensation	Liberal CIC vesting provisions	ISS	Binary	Outcome
Compensation	Basis change-in-control payment for CEO	ISS	Binary	Outcome
Compensation	Basis change-in-control payment for executives	ISS	Binary	Outcome
Compensation	Outside Director Compensation Multiple	ISS	Float	Outcome
Compensation	Equity compensation plan	ISS	Binary	Outcome
Compensation	Director eligibility to receive gifts	ISS	Binary	Outcome
Compensation	Alignment of 3-year pay and TSR	ISS	Float	Outcome
Compensation	Executive performance-based pay	ISS	Binary	Outcome
Compensation	Sales-Adjusted Compensation	Refinitiv	Float	Outcome
Compensation	Performance-Oriented Compensation for Board and Executives	Refinitiv	Binary	Preparation
Compensation	Compensation Policy Monitoring	Refinitiv	Binary	Preparation
Compensation	Compensation Policy Improvements Initiatives	Refinitiv	Binary	Preparation
Compensation	Highest Remuneration Package	Refinitiv	Float	Outcome
Compensation	Board Member Compensation	Refinitiv	Float	Outcome
Compensation	Stock Option Programs	Refinitiv	Binary	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Compensation	Long Term Objectives	Refinitiv	Binary	Outcome
Compensation	Sustainability Compensation Incentives	Refinitiv	Binary	Outcome
Corporate governance	Chairman is an independent director	IdealRatings	Binary	Outcome
Corporate governance	All members of audit committee have financial background expertise	IdealRatings	Binary	Outcome
Corporate governance	The majority of directors are independent	IdealRatings	Binary	Outcome
Corporate governance	Has a committee to recommend the nomination/ compensation of BoD	IdealRatings	Binary	Preparation
Corporate governance	Has an Audit and Risk Committee to monitor internal/external auditors	IdealRatings	Binary	Preparation
Corporate governance	Has a senior executives' code of ethics	IdealRatings	Binary	Preparation
Corporate governance	Has a Code of Ethics specifically for senior executives	IdealRatings	Binary	Preparation
Corporate governance	Has a policy for insider trading	IdealRatings	Binary	Preparation
Corporate governance	Integrate social sustainability plans in their business activity	IdealRatings	Binary	Preparation
Corporate governance	Non-Audit Fee Portion	ISS	Float	Outcome
Corporate governance	Board Independence	ISS	Float	Outcome
Corporate governance	Shareholder quorum requirements	ISS	Binary	Outcome
Corporate governance	Board Tenure Length	ISS	Float	Outcome
Corporate governance	Option holding period	ISS	Float	Outcome
Corporate governance	Shares holding period	ISS	Float	Outcome
Corporate governance	Board Chairman Classification	ISS	Binary	Outcome
Corporate governance	Ratio stock ownership of directors and officers vs. shares outstanding	ISS	Float	Outcome
Corporate governance	Director Stock Ownership	ISS	Float	Outcome
Corporate governance	CEO Stock Ownership Salary Guidelines	ISS	Float	Outcome
Corporate governance	Executive Stock Ownership Salary Guidelines	ISS	Float	Outcome
Corporate governance	Change-in-control agreements trigger	ISS	Binary	Outcome
Corporate governance	CEO termination notice period	ISS	Float	Outcome
Corporate governance	Independent Director Appointment	ISS	Binary	Outcome
Corporate governance	CEO employment length	ISS	Float	Outcome
Corporate governance	Board Mandate Term	ISS	Float	Outcome
Corporate governance	Nominating Committee Independence	ISS	Float	Outcome
Corporate governance	Adverse Auditor Opinion	ISS	Binary	Outcome
Corporate governance	Shareholder Relatives on Board	ISS	Float	Outcome
Corporate governance	Employees on Board	ISS	Float	Outcome
Corporate governance	CEO material related-party transactions	ISS	Binary	Outcome
Corporate governance	Coattail provision	ISS	Binary	Outcome
Corporate governance	Ownership factors affecting takeover defense	ISS	Binary	Outcome
Corporate governance	Priority rights affecting takeover defense	ISS	Binary	Outcome
Corporate governance	Poison pill tax asset preservation	ISS	Binary	Outcome
Corporate governance	Poison pill approvement	ISS	Binary	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Corporate governance	Poison pill renewal	ISS	Float	Outcome
Corporate governance	Poison pill slow-hand provision	ISS	Binary	Outcome
Corporate governance	Plurality carve-out on contested elections	ISS	Binary	Outcome
Corporate governance	Meeting arrangement restrictions	ISS	Binary	Outcome
Corporate governance	Nominating Committee Chairman Classification	ISS	Binary	Outcome
Corporate governance	Pledging of company shares	ISS	Binary	Outcome
Corporate governance	Compensation Committee Independence	ISS	Float	Outcome
Corporate governance	Existence of RPTs with shareholders	ISS	Binary	Outcome
Corporate governance	Executives on Compensation Committee	ISS	Binary	Outcome
Corporate governance	Compensation Committee Chairman Classification	ISS	Binary	Outcome
Corporate governance	Audit firm indemnification without shareholder vote	ISS	Binary	Outcome
Corporate governance	Independent statutory auditor composition	ISS	Float	Outcome
Corporate governance	Board outside director composition	ISS	Float	Outcome
Corporate governance	Supermajority vote to remove director	ISS	Binary	Outcome
Corporate governance	Dividend payments discretion	ISS	Binary	Outcome
Corporate governance	Shareholder dividend proposals	ISS	Binary	Outcome
Corporate governance	General meeting on peak date	ISS	Binary	Outcome
Corporate governance	Recent audit firm change	ISS	Binary	Outcome
Corporate governance	Number of outside directors on the board	ISS	Float	Outcome
Corporate governance	Controlling shareholder	ISS	Binary	Outcome
Corporate governance	Pay-for-performance misalignment	ISS	Binary	Outcome
Corporate governance	Executives on nominating committee	ISS	Binary	Outcome
Corporate governance	Directors on Excessive Number of Boards	ISS	Float	Outcome
Corporate governance	Audit Committee Independence	ISS	Float	Outcome
Corporate governance	Shareholder Disapproval of Directors	ISS	Float	Outcome
Corporate governance	Dilution limit	ISS	Float	Outcome
Corporate governance	Discount limit	ISS	Float	Outcome
Corporate governance	Dilution limit on repurchasing	ISS	Float	Outcome
Corporate governance	Aggregate dilution limit	ISS	Float	Outcome
Corporate governance	Opposition to say on pay proposal	ISS	Binary	Outcome
Corporate governance	Executives on Audit Committee	ISS	Binary	Outcome
Corporate governance	Formal audit committee	ISS	Binary	Outcome
Corporate governance	Formal fiscal committee	ISS	Binary	Outcome
Corporate governance	Tag along rights for minority shareholders	ISS	Float	Outcome
Corporate governance	Cumulative voting for director elections	ISS	Binary	Outcome
Corporate governance	Audit Committee Chairman Classification	ISS	Binary	Outcome
Corporate governance	Governance failure reducing shareholder rights	ISS	Binary	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Corporate governance	Proxy access to shareholders	ISS	Binary	Outcome
Corporate governance	External Auditor tenure	ISS	Float	Outcome
Corporate governance	Board response to management proposal	ISS	Binary	Outcome
Corporate governance	Exclusive venue provision	ISS	Binary	Outcome
Corporate governance	Capital structure modification without shareholder approval	ISS	Binary	Outcome
Corporate governance	Non-executive Director Board Duration	ISS	Float	Outcome
Corporate governance	Private placement without SSP	ISS	Binary	Outcome
Corporate governance	Show of hands at general meeting	ISS	Binary	Outcome
Corporate governance	Proxy access ownership threshold	ISS	Float	Outcome
Corporate governance	Executives on Excessive Number of Outside Boards	ISS	Float	Outcome
Corporate governance	Proxy access ownership duration threshold	ISS	Float	Outcome
Corporate governance	Cap on shareholder nominees to fill board proxy seats	ISS	Binary	Outcome
Corporate governance	Shareholder aggregation limit to form a nominating group for proxy access	ISS	Float	Outcome
Corporate governance	Fee shifting provision	ISS	Binary	Outcome
Corporate governance	Representative claim limitation	ISS	Binary	Outcome
Corporate governance	Lead independent director	ISS	Binary	Outcome
Corporate governance	Class shares with full or multiple voting rights	ISS	Binary	Outcome
Corporate governance	CEO on Excessive Number of Outside Boards	ISS	Float	Outcome
Corporate governance	Intermediary collaboration to accommodate beneficial owner attendance	ISS	Binary	Outcome
Corporate governance	Availability electronic voting platform	ISS	Binary	Outcome
Corporate governance	Board Independence	ISS	Float	Outcome
Corporate governance	Directors on Excessive Number of Outside Boards	ISS	Float	Outcome
Corporate governance	Nominating Committee Independence	ISS	Float	Outcome
Corporate governance	Compensation Committee Independence	ISS	Float	Outcome
Corporate governance	Audit Committee Independence	ISS	Float	Outcome
Corporate governance	Enhanced Voting Rights Proportion	ISS	Float	Outcome
Corporate governance	Chairman on Excessive Number of Outside Boards	ISS	Float	Outcome
Corporate governance	Supervisory Board Attendance	ISS	Float	Outcome
Corporate governance	Committee Meeting Attendance	ISS	Float	Outcome
Corporate governance	Absence Justification	ISS	Float	Outcome
Corporate governance	Director Disagreement	ISS	Float	Outcome
Corporate governance	Director Involvement in RPTs	ISS	Float	Outcome
Corporate governance	Directors with RPTs on Board	ISS	Float	Outcome
Corporate governance	Majority vote standard	ISS	Binary	Outcome
Corporate governance	Shareholder meeting slate ballot	ISS	Binary	Outcome
Corporate governance	Stock classes with reduced voting rights	ISS	Binary	Outcome
Corporate governance	Exclusion of common shareholder in director election	ISS	Binary	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Corporate governance	Unequal voting structure sunset provision	ISS	Binary	Outcome
Corporate governance	Multiple voting rights to total ratio	ISS	Float	Outcome
Corporate governance	Voting rights free float	ISS	Float	Outcome
Corporate governance	Percentage where foundation votes unexercised proxies	ISS	Float	Outcome
Corporate governance	Financial Experts on Audit Committee	ISS	Float	Outcome
Corporate governance	Elimination of depositary receipts	ISS	Binary	Outcome
Corporate governance	Voting right restrictions for depositary receipts	ISS	Binary	Outcome
Corporate governance	Ratio non-voting shares to total	ISS	Float	Outcome
Corporate governance	Ratio non-voting shares to free float	ISS	Float	Outcome
Corporate governance	Existence absolute voting right ceiling	ISS	Float	Outcome
Corporate governance	Existence relative voting right ceiling	ISS	Float	Outcome
Corporate governance	Existence ownership ceiling	ISS	Float	Outcome
Corporate governance	Existence ownership ceiling for specific parties	ISS	Binary	Outcome
Corporate governance	Existence priority right	ISS	Binary	Outcome
Corporate governance	Targeted stock placement as takeover defense	ISS	Float	Outcome
Corporate governance	Maintaining pre-emptive rights on takeover bid	ISS	Float	Outcome
Corporate governance	Stock buyback on takeover bid	ISS	Float	Outcome
Corporate governance	Manual director election	ISS	Binary	Outcome
Corporate governance	Poison pill trigger threshold	ISS	Float	Outcome
Corporate governance	Poison pill sunset provision	ISS	Binary	Outcome
Corporate governance	Poison pill offer clause	ISS	Binary	Outcome
Corporate governance	Issuing of blank check preferred stock	ISS	Binary	Outcome
Corporate governance	Share proportion to cancel board member nomination	ISS	Float	Outcome
Corporate governance	Super-majority vote to change charter or bylaws	ISS	Binary	Outcome
Corporate governance	Super-majority vote to approve merger	ISS	Binary	Outcome
Corporate governance	Poison pill expiration date	ISS	Float	Outcome
Corporate governance	Share capital needed to convene special meeting	ISS	Float	Outcome
Corporate governance	Right to act by written consent	ISS	Float	Outcome
Corporate governance	Shareholder resolution supported by majority vote	ISS	Binary	Outcome
Corporate governance	Second vote on a tie	ISS	Binary	Preparation
Corporate governance	Minimum vesting period options	ISS	Float	Preparation
Corporate governance	Minimum vesting period stock	ISS	Float	Preparation
Corporate governance	Long-term executive plan vesting period	ISS	Float	Preparation
Corporate governance	Stock ownership director guidelines	ISS	Binary	Preparation
Corporate governance	Say on pay advisory vote resolution	ISS	Binary	Preparation
Corporate governance	Director meeting quorum	ISS	Binary	Preparation
Corporate governance	Prohibition of hedging company shares	ISS	Binary	Preparation

Feature	Metric	Data Provider	Data Type	Focus
Corporate governance	Company governance structure	ISS	Binary	Preparation
Corporate governance	Problematic pay practices	ISS	Binary	Preparation
Corporate governance	Vesting periods executive matching plan	ISS	Float	Preparation
Corporate governance	Vesting periods executive deferral plan	ISS	Float	Preparation
Corporate governance	Plurality carve-out	ISS	Binary	Preparation
Corporate governance	Director refreshment encouragement	ISS	Binary	Preparation
Corporate governance	Benchmarked metrics assessment	ISS	Binary	Preparation
Corporate governance	Auditor competence	ISS	Binary	Preparation
Corporate governance	Independent director meetings	ISS	Binary	Preparation
Corporate governance	CEO succession planning	ISS	Binary	Preparation
Corporate governance	Poison pill plan	ISS	Binary	Preparation
Corporate governance	Size of Board	Refinitiv	Float	Outcome
Corporate governance	Non-audit to Audit Fees Ratio	Refinitiv	Float	Outcome
Corporate governance	Board functions	Refinitiv	Binary	Preparation
Corporate governance	Corporate governance committee	Refinitiv	Binary	Preparation
Corporate governance	Audit committee independence	Refinitiv	Float	Outcome
Corporate governance	Audit committee independence	Refinitiv	Binary	Outcome
Corporate governance	Audit committee expertise	Refinitiv	Binary	Outcome
Corporate governance	Compensation committee independence	Refinitiv	Binary	Outcome
Corporate governance	Nomination committee independence	Refinitiv	Float	Outcome
Corporate governance	Nomination committee independence	Refinitiv	Binary	Outcome
Corporate governance	Nomination Committee Involvement	Refinitiv	Float	Outcome
Corporate governance	Policy	Refinitiv	Binary	Preparation
Corporate governance	Monitoring	Refinitiv	Binary	Preparation
Corporate governance	Specific Skills	Refinitiv	Float	Outcome
Corporate governance	Experienced Board	Refinitiv	Float	Outcome
Corporate governance	Non-Executive Board Members	Refinitiv	Float	Outcome
Corporate governance	Independent Board Members	Refinitiv	Float	Outcome
Corporate governance	Strictly Independent Board Members	Refinitiv	Float	Outcome
Corporate governance	CEO-Chairman Separation	Refinitiv	Binary	Outcome
Corporate governance	Mandates Limitation	Refinitiv	Binary	Outcome
Corporate governance	Board Member Affiliations	Refinitiv	Float	Outcome
Corporate governance	Individual Reelection	Refinitiv	Binary	Outcome
Corporate governance	Term Duration	Refinitiv	Float	Outcome
Corporate governance	Shareholder Rights Policy	Refinitiv	Binary	Preparation
Corporate governance	Equal Voting Rights	Refinitiv	Binary	Outcome
Corporate governance	Reference Shareholder Dominance	Refinitiv	Binary	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Corporate governance	Anti-Takeover Devices	Refinitiv	Float	Outcome
Diversity	Has women and/or minorities representation (20%) in BOD	IdealRatings	Binary	Outcome
Diversity	Has women and/or minorities representation (20%) in employees	IdealRatings	Binary	Outcome
Diversity	Has not been involved in discrimination legal proceedings	IdealRatings	Binary	Outcome
Diversity	Employs disabled individuals	IdealRatings	Binary	Outcome
Diversity	Has policy/program on the elimination of discrimination	IdealRatings	Binary	Preparation
Diversity	Has programs to support increase supplier diversity	IdealRatings	Binary	Preparation
Diversity	Women on Board	ISS	Float	Outcome
Diversity	Proportion Women on Board	ISS	Float	Outcome
Diversity	Diversity Policy	Refinitiv	Binary	Preparation
Diversity	Diversity Targets	Refinitiv	Binary	Preparation
Diversity	Ratio of Female Managers	Refinitiv	Float	Outcome
Diversity	Board Diversity	Refinitiv	Binary	Outcome
Emissions	Company publishes air- related information	IdealRatings	Binary	Outcome
Emissions	Discloses the greenhouse gas emissions	IdealRatings	Binary	Outcome
Emissions	Has programs to reduce air emissions	IdealRatings	Binary	Preparation
Emissions	Participates in Carbon Disclosure Project	IdealRatings	Binary	Preparation
Emissions	Plans to reduce emissions from company buildings	IdealRatings	Binary	Preparation
Emissions	Plans to reduce emissions from company transportation vehicles	IdealRatings	Binary	Preparation
Emissions	Emissions Reduction Policy Implementation	Refinitiv	Float	Preparation
Emissions	Emissions Objectives	Refinitiv	Binary	Preparation
Emissions	CO2 Emissions	Refinitiv	Float	Outcome
Emissions	Cement CO2 Emissions	Refinitiv	Float	Outcome
Emissions	VOC Emissions Reduction Initiatives	Refinitiv	Binary	Outcome
Emissions	Environmental Impact of Production Processes	Refinitiv	Binary	Outcome
Emissions	Transportation Impact Reduction Initiatives	Refinitiv	Binary	Outcome
Emissions	Consideration of Climate Change Risks and Opportunities	Refinitiv	Binary	Outcome
Employment quality	Measures employee’s satisfaction	IdealRatings	Binary	Outcome
Employment quality	Publishes employees' turnover rates	IdealRatings	Binary	Outcome
Employment quality	Have a policy for work-life balance	IdealRatings	Binary	Preparation
Employment quality	Worktime Flexibility	Refinitiv	Binary	Preparation
Employment quality	Family Friendly Employment	Refinitiv	Binary	Outcome
Employment quality	Employee Turnover	Refinitiv	Float	Outcome
Employment quality	Number of Announced Lay-offs	Refinitiv	Float	Outcome
Employment quality	Key Management Departures	Refinitiv	Binary	Outcome
Employment quality	Employee Strikes	Refinitiv	Binary	Outcome
Environmental management	Has not been involved in environmental legal proceedings	IdealRatings	Binary	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Environmental management	Reports environmental committee results	IdealRatings	Binary	Outcome
Environmental management	Compares current achievement to its announced targets	IdealRatings	Binary	Outcome
Environmental management	Publishes environment financial dimensions	IdealRatings	Binary	Outcome
Environmental management	Has a statement of comprehensive environmental policy	IdealRatings	Binary	Preparation
Environmental management	Committed to stakeholder involvement	IdealRatings	Binary	Preparation
Environmental management	Has policy that addresses product/service impact	IdealRatings	Binary	Preparation
Environmental management	Abides by ISO14001 or EMAS guidelines	IdealRatings	Binary	Preparation
Environmental management	Has environmental grievance mechanisms	IdealRatings	Binary	Preparation
Environmental management	Integrates sustainability plans in their business activity	IdealRatings	Binary	Preparation
Environmental management	Has Environmental Management System (EMS) certification	IdealRatings	Binary	Preparation
Environmental management	Partnerships to Improve Environmental Issues	Refinitiv	Binary	Outcome
Environmental management	Environmental Management Systems Site Certification	Refinitiv	Float	Outcome
Environmental management	Environmental Lawsuits	Refinitiv	Float	Outcome
Environmental management	Investments to Reduce Environmental Impact	Refinitiv	Binary	Outcome
Environmental management	Environmental Supply Chain Selection Criteria	Refinitiv	Binary	Outcome
Environmental solutions	Offering Environmental Products	Refinitiv	Binary	Outcome
Environmental solutions	R&D Expenditures on Environmental Products	Refinitiv	Float	Outcome
Environmental solutions	Product Noise Reduction Initiatives	Refinitiv	Binary	Outcome
Environmental solutions	Development of Hybrid Vehicles	Refinitiv	Binary	Outcome
Environmental solutions	Offering Renewable/Clean Energy Products	Refinitiv	Binary	Outcome
Environmental solutions	Development of Smart Water Solutions	Refinitiv	Binary	Outcome
Environmental solutions	Environmental Project Financing	Refinitiv	Binary	Outcome
Environmental solutions	Total Supply of Renewable Energy	Refinitiv	Float	Outcome
Environmental solutions	Environmentally Friendly Design of Products	Refinitiv	Binary	Outcome
Environmental solutions	Product Recycling Policy	Refinitiv	Binary	Outcome
Environmental solutions	Development of Sustainable Building Products	Refinitiv	Binary	Outcome
Environmental stewardship	Products come from responsibly managed forests	IdealRatings	Binary	Outcome
Environmental stewardship	Does not undertake testing of products on animals	IdealRatings	Binary	Outcome
Environmental stewardship	Abides by country's regulations when testing animals	IdealRatings	Binary	Outcome
Environmental stewardship	Does not use animals in product manufacturing	IdealRatings	Binary	Outcome
Environmental stewardship	Has a committee to ensure environmental protection	IdealRatings	Binary	Preparation
Environmental stewardship	Has programs and targets to protect biodiversity	IdealRatings	Binary	Preparation
Environmental stewardship	Biodiversity Impact Initiatives	Refinitiv	Binary	Outcome
Environmental stewardship	Initiatives for Environmental Restoration	Refinitiv	Binary	Outcome
Environmental stewardship	% of Labelled Wood Used	Refinitiv	Float	Outcome
Environmental stewardship	Animal Testing Regulatory Compliance	Refinitiv	Binary	Outcome
Forensic accounting	Earnings Quality	CFRA	Float	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Human rights	Reports on human rights policy and performance	IdealRatings	Binary	Outcome
Human rights	Respects current/previous employee privacy	IdealRatings	Binary	Preparation
Human rights	Monitors implementation of policies on human rights	IdealRatings	Binary	Preparation
Human rights	Supports UDHR	IdealRatings	Binary	Preparation
Human rights	Signatory to the Voluntary Principles on Security and Human Rights	IdealRatings	Binary	Preparation
Human rights	Provides employee human rights training	IdealRatings	Binary	Preparation
Human rights	Human Rights Policy Implementation	Refinitiv	Binary	Preparation
Human rights	Human Rights Policy Monitoring (incl. Suppliers)	Refinitiv	Binary	Preparation
Human rights	Suppliers Human Rights Impact Consideration	Refinitiv	Binary	Outcome
Labour rights	Allows its workers to join trade unions	IdealRatings	Binary	Outcome
Labour rights	Conducts in-house/third- party inspections of suppliers	IdealRatings	Binary	Outcome
Labour rights	Reports Inspection on suppliers & violation of Code of Conduct	IdealRatings	Binary	Outcome
Labour rights	Has not been involved in supply chain legal proceedings	IdealRatings	Binary	Outcome
Labour rights	Provides training on supplier code of conduct	IdealRatings	Binary	Preparation
Labour rights	Has a policy not to use forced labor	IdealRatings	Binary	Preparation
Labour rights	Has a supplier Code of Conduct	IdealRatings	Binary	Preparation
Labour rights	Has a policy not to use child labor	IdealRatings	Binary	Preparation
Labour rights	Abides by ILO Core Labor standards	IdealRatings	Binary	Preparation
Labour rights	Representation of Trade Unions	Refinitiv	Float	Outcome
Labour rights	Labor Rights Policy	Refinitiv	Float	Preparation
Occupational health and safety	Publishes accidents rates	IdealRatings	Binary	Outcome
Occupational health and safety	Has not been involved in employee safety & health legal proceedings	IdealRatings	Binary	Outcome
Occupational health and safety	Provides medical insurance	IdealRatings	Binary	Outcome
Occupational health and safety	Performs safety training	IdealRatings	Binary	Preparation
Occupational health and safety	Has programs and targets to reduce health and safety incidents	IdealRatings	Binary	Preparation
Occupational health and safety	Has Health and Safety Certifications	IdealRatings	Binary	Preparation
Occupational health and safety	Has procedures for health & safety related investigations	IdealRatings	Binary	Preparation
Occupational health and safety	Employee Health and Safety Policies	Refinitiv	Binary	Preparation
Occupational health and safety	Workplace Injuries	Refinitiv	Float	Outcome
Occupational health and safety	Workplace Lost Days	Refinitiv	Float	Outcome
Occupational health and safety	Workplace HIV-Aids Program	Refinitiv	Binary	Preparation
Product access	Has programs to manage access to medicines	IdealRatings	Binary	Outcome
Product access	Has programs to develop medicines for neglected diseases	IdealRatings	Binary	Outcome
Product access	Has programs for health care access	IdealRatings	Binary	Outcome
Product access	Has programs for food access	IdealRatings	Binary	Outcome
Product access	Has programs for education access	IdealRatings	Binary	Outcome
Product access	Promotes financial services access for disadvantaged people	IdealRatings	Binary	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Product access	Has programs for affordable housing access	IdealRatings	Binary	Outcome
Product access	Neglected Diseases R&D Programs	Refinitiv	Binary	Outcome
Product access	Low-Priced Product Access	Refinitiv	Binary	Outcome
Product quality and safety	Measures customer satisfaction	IdealRatings	Binary	Outcome
Product quality and safety	Has not been involved in customer related legal proceedings	IdealRatings	Binary	Outcome
Product quality and safety	Communicates chemical constituents in products	IdealRatings	Binary	Outcome
Product quality and safety	Does not allow third party access to personal information	IdealRatings	Binary	Outcome
Product quality and safety	Has a statement of responsible marketing	IdealRatings	Binary	Preparation
Product quality and safety	Has a policy statement on customer data privacy	IdealRatings	Binary	Preparation
Product quality and safety	Has a policy statement on supplier/partner data privacy	IdealRatings	Binary	Preparation
Product quality and safety	Ensures individual’s consent before processing personal data	IdealRatings	Binary	Preparation
Product quality and safety	Has product safety and quality assurance initiatives	IdealRatings	Binary	Preparation
Product quality and safety	Has Quality Management System (QMS) certification	IdealRatings	Binary	Preparation
Product quality and safety	Product Quality and Safety Policy	Refinitiv	Float	Preparation
Product quality and safety	Product Quality and Safety Policy Implementation	Refinitiv	Binary	Preparation
Product quality and safety	Product Quality and Safety Policy Monitoring	Refinitiv	Binary	Preparation
Product quality and safety	Product Quality Management Systems	Refinitiv	Binary	Preparation
Product quality and safety	Product Social Labels	Refinitiv	Binary	Outcome
Product quality and safety	Initiatives to Promote Sustainable Consumption	Refinitiv	Binary	Outcome
Product quality and safety	FDA Warning Letters	Refinitiv	Float	Outcome
Product quality and safety	Product and Services Delays	Refinitiv	Float	Outcome
Product quality and safety	Product Recalls or Withdrawals	Refinitiv	Binary	Outcome
Product quality and safety	Measuring Customer Satisfaction	Refinitiv	Binary	Outcome
Resource use	Uses recycled or recyclable raw material	IdealRatings	Binary	Outcome
Resource use	Has renewable energy usage targets	IdealRatings	Binary	Preparation
Resource use	Resource Efficiency Policy	Refinitiv	Float	Preparation
Resource use	Resource Efficiency Policy Implementation	Refinitiv	Float	Preparation
Resource use	Resource Efficiency Monitoring	Refinitiv	Binary	Preparation
Resource use	Toxic Chemicals Reduction Policy	Refinitiv	Binary	Outcome
Resource use	Energy Use	Refinitiv	Float	Outcome
Resource use	Cement Energy Use	Refinitiv	Float	Outcome
Resource use	Renewable Energy Use	Refinitiv	Float	Outcome
Resource use	Company Green Buildings	Refinitiv	Binary	Outcome
Resource use	Energy Efficiency Initiatives	Refinitiv	Binary	Outcome
Resource use	Land Use Reduction Initiatives	Refinitiv	Binary	Outcome
Training and development	Provides relevant training to employees	IdealRatings	Binary	Outcome
Training and development	Provides number of training hours or employees trained	IdealRatings	Binary	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Training and development	Employee Training Policy	Refinitiv	Binary	Preparation
Training and development	Employee Training Hours	Refinitiv	Float	Outcome
Training and development	Employee Training Costs	Refinitiv	Float	Outcome
Training and development	Workplace Internal Promotion	Refinitiv	Binary	Outcome
Training and development	Workplace Management Training	Refinitiv	Binary	Outcome
Training and development	Supplier ESG Training	Refinitiv	Binary	Outcome
Transparency	Executive remuneration disclosure	ISS	Binary	Outcome
Transparency	Executive incentive plan disclosure	ISS	Binary	Outcome
Transparency	Disclosure performance measure for matching	ISS	Binary	Outcome
Transparency	Disclosure performance measure for stock option plans	ISS	Binary	Outcome
Transparency	Disclosure performance measure for stock award plans	ISS	Binary	Outcome
Transparency	Disclosure performance measure for long term plans	ISS	Binary	Outcome
Transparency	Claw back provision	ISS	Binary	Outcome
Transparency	Disclosure level on performance measures for incentive plans	ISS	Binary	Outcome
Transparency	Financial Data Revision	ISS	Binary	Outcome
Transparency	Late annual report filing	ISS	Binary	Outcome
Transparency	Name disclosure of nominee directors	ISS	Binary	Outcome
Transparency	Late proxy material filing	ISS	Binary	Outcome
Transparency	Disclosure of RPTs	ISS	Binary	Outcome
Transparency	Disclosure of director attendance	ISS	Binary	Outcome
Transparency	Committee Attendance Disclosure	ISS	Binary	Outcome
Transparency	Board Remuneration Disclosure	ISS	Binary	Outcome
Transparency	Publication of proxy materials before general meeting	ISS	Binary	Outcome
Transparency	Availability proxy materials in English	ISS	Binary	Outcome
Transparency	Late Financial Disclosure	ISS	Binary	Outcome
Transparency	Weaknesses in Internal Controls	ISS	Binary	Outcome
Transparency	CEO ownership guidelines disclosure	ISS	Binary	Preparation
Transparency	Succession plan disclosure	ISS	Binary	Preparation
Transparency	Cross-shareholding policy	ISS	Binary	Preparation
Transparency	Executive remuneration policy existence	ISS	Binary	Preparation
Transparency	Board Evaluation Policy	ISS	Binary	Preparation
Transparency	Board Guideline Disclosure	ISS	Binary	Preparation
Transparency	Disseminates information regarding details of directors? remuneration	IdealRatings	Binary	Outcome
Transparency	Publishes sustainability reports	IdealRatings	Binary	Outcome
Transparency	Discloses accounting policies and financial transparency	IdealRatings	Binary	Outcome
Transparency	Complies with IFRS or GAAP in financial statements	IdealRatings	Binary	Outcome
Transparency	Has external verification of CSR reporting	IdealRatings	Binary	Outcome

Feature	Metric	Data Provider	Data Type	Focus
Transparency	Senior Board/Executive Integrated Strategy Implementation	Refinitiv	Float	Preparation
Transparency	Integration of Sustainability Plans	Refinitiv	Binary	Outcome
Transparency	Stakeholder Engagement Transparency	Refinitiv	Binary	Outcome
Transparency	Sustainability Reporting	Refinitiv	Binary	Outcome
Transparency	GRI Report Compliance	Refinitiv	Binary	Preparation
Transparency	Global Focus in Extra-Financial Reporting	Refinitiv	Binary	Preparation
Transparency	CSR Reporting Auditor	Refinitiv	Binary	Outcome
Transparency	Material Restatement of Earnings	Refinitiv	Binary	Outcome
Transparency	Auditor Independence	Refinitiv	Binary	Outcome
Transparency	Board Attendance	Refinitiv	Binary	Outcome
Transparency	Disclosure of Board Background and Skills	Refinitiv	Binary	Outcome
Transparency	Board and C-Suite Individual Compensation Disclosure	Refinitiv	Binary	Outcome
Transparency	Disclosure of Articles of Association	Refinitiv	Binary	Outcome
Waste	Company's output is recycled	IdealRatings	Binary	Outcome
Waste	Reports oil spills	IdealRatings	Binary	Outcome
Waste	Published numerical waste related data	IdealRatings	Binary	Outcome
Waste	Publishes numerical hazardous waste related data	IdealRatings	Binary	Outcome
Waste	Has Waste programs	IdealRatings	Binary	Preparation
Waste	Has programs to reduce hazardous waste generation	IdealRatings	Binary	Preparation
Waste	Waste Generation	Refinitiv	Float	Outcome
Waste	Waste Recycling Ratio	Refinitiv	Float	Outcome
Waste	Hazardous Waste Generation	Refinitiv	Float	Outcome
Waste	Waste Reduction Initiatives	Refinitiv	Binary	Outcome
Water	Company publishes water-related information	IdealRatings	Binary	Outcome
Water	Reports water recycling/reuse	IdealRatings	Binary	Outcome
Water	Oversees a water strategy or plan	IdealRatings	Binary	Preparation
Water	Water Pollution	Refinitiv	Float	Outcome
Water	Water Withdrawal	Refinitiv	Float	Outcome